                               PURCHASE AGREEMENT

                               DATED JULY 10, 2000

                                     BETWEEN

                                LOGIMETRICS, INC.

                                       AND

                         L-3 COMMUNICATIONS CORPORATION

                                TABLE OF CONTENTS

                                                                                                                 PAGE
ARTICLE I             PURCHASE AND SALE OF COMMON STOCK........................................................... 1
         Section 1.1........................................................Purchase and Sale of Purchaser Shares. 1
         Section 1.2......................................................................................Closing. 3
         Section 1.3...................................................................Purchaser Share Adjustment. 3
         Section 1.4............................................................................Additional Shares. 3
         Section 1.5.........................................................................Certain Indebtedness. 5
         Section 1.6...................................................................Technology Transfer Option. 5
         Section 1.7......................................................................Administration Services. 6
         Section 1.8............................................................................L-3 Stock Options. 6
ARTICLE II            REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................... 7
         Section 2.1.................................................Organization and Qualification; Subsidiaries. 7
         Section 2.2................................................................................Authorization. 8
         Section 2.3............................................................................Non-contravention. 8
         Section 2.4..................................................................................No Consents. 9
         Section 2.5................................................................Capitalization of the Company. 9
         Section 2.6.............................................................................SEC Reports, etc. 10
         Section 2.7..............................................................Absence of Certain Developments. 11
         Section 2.8...................................................Governmental Authorizations; Licenses; Etc. 12
         Section 2.9...................................................................................Litigation. 13
         Section 2.10.....................................................................Undisclosed Liabilities. 13
         Section 2.11.......................................................................................Taxes. 13
         Section 2.12.......................................................................Environmental Matters. 14
         Section 2.13..........................................................................Proprietary Rights. 15
         Section 2.14...........................................................................Books and Records. 17
         Section 2.15.....................................................................................Brokers. 17
         Section 2.16.............................................................................Use of Proceeds. 17
         Section 2.17............................................................Absence of Questionable Payments. 17
         Section 2.18.................................................................Accuracy of Representations. 17
         Section 2.19......................................................................................Assets. 18
         Section 2.20...................................................................................Contracts. 18
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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
                                                                                                                 PAGE
         Section 2.21..........................................................................Product Warranties. 20
         Section 2.22...................................................................................Insurance. 20
         Section 2.23...............................................................Employees, Labor Matters, etc. 21
         Section 2.24..................................................Employee Benefit Plans and Related Matters. 21
         Section 2.25...........................................................Transactions with Related Parties. 23
         Section 2.26.....................................................................Interest in Competitors. 23
         Section 2.27....................................................................Territorial Restrictions. 24
         Section 2.28.......................................................................Effect of Transaction. 24
         Section 2.29...............................................................................Order Backlog. 24
         Section 2.30.....................................................................Suppliers and Customers. 24
         Section 2.31.....................................................................Antitakeover Provisions. 24
         Section 2.32..........................................................................Extent of Offering. 24
         Section 2.33.........................................................................Registration Rights. 24
         Section 2.34...............................................................Real Property Holding Company. 25
         Section 2.35................................................................No Retention Agreements, etc. 25
         Section 2.36..............................................................Newbridge Networks Corporation. 25
         Section 2.37.......................................................................Financial Projections. 25
ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE PURCHASER............................................. 25
         Section 3.1.................................................................................Organization. 25
         Section 3.2................................................................................Authorization. 25
         Section 3.3........................................................................Access to Information. 25
         Section 3.4..........................................................................Accredited Investor. 26
         Section 3.5............................................................................Investment Intent. 26
         Section 3.6..........................................................................Financial Resources. 26
         Section 3.7......................................................................................Brokers. 26
         Section 3.8............................................................................Non-contravention. 27
ARTICLE IV            MANAGEMENT COVENANTS........................................................................ 27
         Section 4.1..........................................Indemnification; Officers' and Directors' Insurance. 27
         Section 4.2.........................................................................Employee Option Plan. 28
         Section 4.3..........................................................................Other Option Grants. 28
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


                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                 PAGE
         Section 4.4.........................................................Actions Requiring a Special Majority. 28
         Section 4.5...................................................Indemnification Claims against the Company. 30
         Section 4.6................................................................Enforcement against Purchaser. 30
         Section 4.7...................................................................................Expiration. 30
ARTICLE V             ADDITIONAL COVENANTS........................................................................ 30
         Section 5.1........................................................................Investment Commitment. 30
         Section 5.2...................................................................Public Offering Commitment. 30
         Section 5.3................................................................................Reverse Split. 30
         Section 5.4..............................................................................ISRA Compliance. 31
         Section 5.5....................................................................Hart-Scott-Rodino Filings. 31
         Section 5.6.........................................................................Public Announcements. 31
         Section 5.7................................................................Rule 144 Reporting; Rule 144A. 31
         Section 5.8...........................................................................Further Assurances. 32
         Section 5.9.........................................................................................Debt. 32
         Section 5.10..........................................................................Rule 14f-1 Mailing. 32
ARTICLE VI            CLOSING DELIVERIES.......................................................................... 33
         Section 6.1......................................................................Deliveries to Purchaser. 33
         Section 6.2....................................................................Deliveries to the Company. 36
ARTICLE VII           SURVIVAL; INDEMNIFICATION................................................................... 37
         Section 7.1...................................................Survival of Representations and Warranties. 37
         Section 7.2..............................................................................Indemnification. 37
         Section 7.3......................................................................................Set-Off. 40
ARTICLE VIII          MISCELLANEOUS............................................................................... 40
         Section 8.1......................................................................................Notices. 41
         Section 8.2.....................................................................................Expenses. 42
         Section 8.3.......................................................Governing Law; Consent to Jurisdiction. 42
         Section 8.4......................................................................Arbitration of Disputes. 42
         Section 8.5....................................Assignment; Successors and Assigns; No Third Party Rights. 43
         Section 8.6.................................................................................Counterparts. 43
         Section 8.7..........................................................................Titles and Headings. 43

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
         Section 8.8.............................................................................Entire Agreement. 44
         Section 8.9.................................................................................Severability. 44
         Section 8.10......................................................................No Strict Construction. 44
         Section 8.11......................................................................Company Acknowledgment. 44
         Section 8.12..........................................................Stock Splits and Recapitalizations. 44
         Section 8.13.................................................................Shares Subject to Agreement. 44
         Section 8.14..................................................................................Amendments. 44
         Section 8.15...........................................................................Extension; Waiver. 44
         Section 8.16..............................................................................Future Legends. 45
ARTICLE IX            DEFINITIONS................................................................................. 45
         Section 9.1..........................................................................Certain Definitions. 45
         Section 9.2.................................................................................Construction. 52
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                                      -iv-




                                LIST OF EXHIBITS

EXHIBIT A -- FORM OF SECURED PROMISSORY NOTE
EXHIBIT B -- FORM OF STOCK PLEDGE AGREEMENT
EXHIBIT C -- FORM OF COMPANY COUNSEL LEGAL OPINION
EXHIBIT D -- FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT E -- AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION EXHIBIT F -- FORM OF THE STOCKHOLDERS AGREEMENT
EXHIBIT G -- FORM OF PURCHASER SPECIAL COUNSEL LEGAL OPINION
EXHIBIT H -- FORM OF PURCHASER GENERAL COUNSEL LEGAL OPINION

                                LIST OF SCHEDULES

Schedule 1.5.         Certain Indebtedness.
Schedule 1.6(a).      Technology Transfer Option.
Schedule 2.1(d).      Company's Major Stockholders.
Schedule 2.1(e).      The Company's Subsidiaries.
Schedule 2.3.         Non-contravention.
Schedule 2.5(a).      Capitalization of the Company Immediately After the Closing.
Schedule 2.5(b).      Capitalization of the Company Immediately Prior to the Closing.
Schedule 2.5(c).      Agreements Containing Anti-dilution Provisions.
Schedule 2.5(d).      Convertible Securities.
Schedule 2.6(a).      SEC Reports.
Schedule 2.6(b).      Interim Unaudited Consolidated Financial Statements.
Schedule 2.7.         Absence of Certain Developments.
Schedule 2.8.         Governmental Authorizations; Licenses; Etc.
Schedule 2.9(a).      Litigation.
Schedule 2.10.        Undisclosed Liabilities.

Schedule 2.11(a).     Tax Returns Not Timely Filed.
Schedule 2.11(b).     Audited Tax Returns; Elections Pursuant to the Code.
Schedule 2.11(d).     List of Tax Returns
Schedule 2.12.        Environmental Matters.
Schedule 2.13(a).     Material Intellectual Property
Schedule 2.13(b).     Intellectual Property Subject to Encumbrance.
Schedule 2.13(c).     Intellectual Property Judgments and Infringement.
Schedule 2.13(d).     Payments Due to Any Governmental Authority
Schedule 2.15.        Brokers.
Schedule 2.16.        Use of Proceeds.
Schedule 2.19(a).     Leases.
Schedule 2.19(c).     Tangible Property.
Schedule 2.19(d).     Encumbrances on Assets.
Schedule 2.20(a).     Contracts.
Schedule 2.20(c).     Default Under Contracts.
Schedule 2.20(d).     Signal Agreements.
Schedule 2.21.        Product Warranties and Claims.
Schedule 2.22.        Insurance.
Schedule 2.23.        Employees, Labor Matters, etc.
Schedule 2.24(a).     Employee Benefit Plans.
Schedule 2.24(e).     Compensation; Officers and Directors.
Schedule 2.24(i).     Change in Employee Benefits.
Schedule 2.25.        Transactions with Related Parties.
Schedule 2.26.        Interest in Competitors.
Schedule 2.29.        Order Backlog.

Schedule 2.30.        Suppliers and Customers.
Schedule 2.33.        Registration Rights.
Schedule 2.35.        No Retention Agreements, etc.
Schedule 2.36.        Newbridge Networks Corporation.
Schedule 3.8.         Non-contravention.
Schedule 4.2.         Employee Options Plan.
Schedule 4.3.         Founder Options.
Schedule 6.1(a).      Good Standing Certificates of the Company.
Schedule 6.1(s).      Waivers.

                               PURCHASE AGREEMENT

         PURCHASE AGREEMENT, dated July 10, 2000, by and between LogiMetrics, Inc., a Delaware corporation (the "Company"), and L-3 Communications Corporation, a Delaware corporation (the "Purchaser"). Capitalized and other defined terms used herein and not otherwise defined shall have the respective meanings specified in Section 9.1.

                              W I T N E S S E T H:

         WHEREAS, on the terms and subject to the conditions set forth herein, the Purchaser has agreed to invest an aggregate of $15,000,000 (the "Purchase Price") in the form of cash and a secured promissory note in the Company in exchange for an aggregate of 93,236,794 shares of Common Stock (the "Purchaser Shares"), par value $.01 per share, of the Company (the "Common Stock");

         WHEREAS, the Purchaser Shares will constitute at the Closing at least 53.5% of the Company's outstanding Common Stock on a Fully Diluted Basis; and

         WHEREAS, the proceeds of the Purchase Price will be used as set forth on Schedule 2.16;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I

                        PURCHASE AND SALE OF COMMON STOCK

         Section 1.1. Purchase and Sale of Purchaser Shares.

         (a) Upon the terms and subject to the conditions of this Agreement, the Purchaser shall acquire the Purchaser Shares on the Closing Date in exchange for the Purchase Price to be paid in the form of (i) cash in the amount of $8,500,000 (the "Cash Funding"), and (ii) a secured promissory note of the Purchaser in the principal amount of $6,500,000 in substantially the form of Exhibit A attached hereto (the "Secured Promissory Note").

         (b) The Purchaser shall have the right to cancel (in whole or in part), at the Purchaser's option, its obligation to make any payment in respect of the Secured Promissory Note if, in the Purchaser's reasonable discretion: (i) a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement or any other Transaction Document results from or has resulted in a Material Adverse Effect with respect to either (A) the Company and its Subsidiaries, or (B) the Purchaser; or (ii) a Material Adverse Effect has occurred or shall occur with respect to the Company and its Subsidiaries as a result of any claim or litigation by SpeedUSNY.com L.P. ("SpeedUSNY") against the Company or any of its Subsidiaries, whether now existing or hereafter arising.

         (c) From time to time after the Closing, the Purchaser shall prepay all or a portion of the Secured Promissory Note, such prepayment to be made within five (5) business days after receipt by the Purchaser of the Required Prepayment Notice, subject to the next succeeding sentence and Section 1.1(b). Each such prepayment shall be conditioned upon (i) the Company's requiring funds at the time of the prepayment for the reasonable ongoing working capital requirements of the Company, and (ii) the delivery of a notice (the "Required Prepayment Notice") from the Company to the Purchaser to the effect of clause (i) above and setting forth the amount of the requested prepayment. In any event, subject to the terms of the Secured Promissory Note and Section 1.1(b), the Purchaser shall pay to the Company all principal in respect of the Secured Promissory Note no later than the date (the "Full Funding Date") that is the earlier to occur of (A) the consummation of the Public Offering and (B) January 2, 2001.

         (d) The Secured Promissory Note initially will be secured by a pledge of 43.33% of the Purchaser Shares (the "Pledged Shares") pursuant to a Stock Pledge Agreement in substantially the form of Exhibit B hereto (the "Stock Pledge Agreement"). For every prepayment or payment by the Purchaser of a portion of the principal amount of the Secured Promissory Note, a number of the Pledged Shares equal to the Released Pledged Shares shall be released from the Encumbrance of the Stock Pledge Agreement and delivered to the Purchaser. The "Released Pledged Shares" shall mean, as of any time, the product of (A) a fraction, the numerator of which is the amount of the prepayment of the Secured Promissory Note being made at such time, and the denominator of which is the original principal amount of the Secured Promissory Note, and (B) the number of the Pledged Shares (as adjusted pursuant to Section 1.3) initially subject to the Encumbrance of the Stock Purchase Agreement as of the Closing Date. The Company agrees that, upon payment of the Secured Promissory Note in full, all Purchaser Shares then subject to the Encumbrance of the Stock Pledge Agreement shall be automatically released from the Encumbrance of the Stock Pledge Agreement and delivered to the Purchaser.

         (e) If (i) the Purchaser exercises its right under Section 1.1(b), and
(ii) it is determined by a court of competent jurisdiction in a final, non-appealable judgment or order or by a final, non-appealable arbitration award that the Purchaser did not in fact have the right so to cancel its obligation to make any payment in respect of the Secured Promissory Note, then the Purchaser shall pay to the Company the Liability Amount. The Liability Amount shall constitute liquidated damages for loss of a bargain and not a penalty, and (notwithstanding Article VII) shall constitute the sole and exclusive remedy of the Company in connection with such a breach by the Purchaser and the Purchaser shall have no other liability to the Company in respect thereof. The parties hereto hereby acknowledge that (A) the amount of damages that would be incurred by the Company as a result of such a breach by the Purchaser are difficult to ascertain, and (B) the amount of liquidated damages provided for in this Section 1.1(e) are reasonable.

         The "Liability Amount" shall mean, as of any time, the portion of the Purchase Price not paid in cash by the Purchaser to the Company at such time.

         Notwithstanding anything in this Agreement or any of the other Transaction Documents to the contrary, if the Purchaser pays the Liability Amount, then all Purchaser Shares then subject to the Encumbrance of the Stock Pledge Agreement shall be automatically released from the Encumbrance of the Stock Pledge Agreement and delivered to the Purchaser.

         (f) If, subsequent to the Purchaser's exercise of its right under
Section 1.1(b), the Purchaser makes any payment to the Company with respect to the Secured Promissory Note, the provisions of Section 1.1(e) shall not have any force and effect with respect to the amount so paid.

         Section 1.2. Closing. The closing of the transactions contemplated by
Section 1.1(a) (the "Closing") shall take place at the offices of Whitman Breed Abbott & Morgan LLP, 200 Park Avenue, New York, New York at 10:00 a.m. on the date of this Agreement. The time and date of the Closing is hereinafter referred to as the "Closing Date". At the Closing, the Purchaser shall pay the Cash Funding in immediately available funds by wire transfer to one or more U.S. bank accounts previously designated by the Company pursuant to the Disbursement Letter and shall deliver the Secured Promissory Note to the Company.

         Section 1.3. Purchaser Share Adjustment.

         (a) If, on the date that is the first business day after the 30th day after the Closing, the number of Purchaser Shares exceeds 53.5% of the then outstanding Common Stock on a Fully Diluted Basis, then the Purchaser and the Company shall instruct the pledgee under the Stock Pledge Agreement to surrender to the Company for cancellation a number of Purchaser Shares equal to the amount of such excess.

         (b) If, on the date that is the first business day after the 30th day after the Closing, the number of Purchaser Shares is less than 53.5% of the then outstanding Common Stock on a Fully Diluted Basis, then the Company shall issue and deliver to the Purchaser, for no additional consideration, such number of shares of Common Stock equal to the amount of such deficiency. If additional shares of Common Stock are issued and delivered to the Purchaser pursuant to this Section 1.3(b), then the Purchaser shall pledge pursuant to the Stock Pledge Agreement a number of such additional shares so that, when aggregated with the Pledged Shares initially pledged at the Closing, the Secured Promissory Note will be secured by a pledge of 43.33% of the Purchaser Shares (such percentage to be appropriately reduced to reflect any Released Pledge Shares between the Closing Date and the date that is the first business day after the 30th day after the Closing).

         (c) For purposes of this Section 1.3, the Additional Shares and the Investment Bank Shares shall be excluded from the calculation of outstanding Common Stock on a Fully Diluted Basis.

         Section 1.4. Additional Shares.

         (a) From time to time, the Purchaser shall acquire on or after January 2, 2001 (unless the Purchaser elects to acquire any Additional Shares in its sole discretion prior to January 2, 2001) (but subject to Section 1.4(b) and to the next succeeding sentence) an aggregate of 3,333,333 shares of Common Stock (collectively, "Additional Shares") at a purchase price of $1.50 per share (such number of shares and price to be appropriately adjusted to give effect to the Reverse Stock Split or any stock split, stock combination, reorganization, recapitalization, etc. affecting the Company's capital stock). The Purchaser's obligation to acquire any portion of the Additional Shares shall be conditioned upon (i) the Company's requiring funds for the reasonable ongoing working capital requirements of the Company, and (ii) the delivery of a notice from the Company to the Purchaser to the effect of clause (i) above and setting forth the amount of funds so required. The total purchase price of $5,000,000 payable for the Additional Shares is herein called the "Additional Share Purchase Price". At the time any Additional Shares are so purchased, the Company will issue one or more certificates to the Purchaser representing such Additional Shares. In any event, subject to Sections 1.4(b) and 1.4(c), the Purchaser shall purchase all the Additional Shares no later than the date of the consummation of the Public Offering.

         (b) The Purchaser shall have the right to cancel (in whole or in part), at the Purchaser's option, any obligation of the Purchaser to purchase Additional Shares pursuant to Section 1.4(a), if, in the Purchaser's reasonable discretion: (i) a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement or any other Transaction Document results from or results in a Material Adverse Effect with respect to either (A) the Company and its Subsidiaries, or (B) the Purchaser; or (ii) after the Closing Date, a Material Adverse Effect has occurred or shall occur with respect to the Company and its Subsidiaries.

         (c) Any purchase of Additional Shares pursuant to Section 1.4(a) shall be subject to the following conditions precedent: (i) the Purchaser and the Company shall have complied with the HSR Act to the extent applicable; (ii) the issuance of the Additional Shares shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority; (iii) no court or other Governmental Authority shall have determined that any Applicable Law makes illegal the issuance or purchase of the Additional Shares, and no proceeding with respect to the application of any such Applicable Law to such effect shall be pending or threatened; and (iv) the Company shall have obtained and shall have delivered to the Purchaser copies of (A) all Governmental Approvals required to be obtained by the Company in connection with the issuance or purchase of the Additional Shares, and (B) all Consents (including all Consents required under any Contract) necessary to be obtained in order to consummate the issuance and sale of the Additional Shares. Each of the Purchaser and the Company shall use commercially reasonable efforts to satisfy the conditions precedent set forth in this Section 1.4(c).

         (d) If (i) the Purchaser exercises its right under Section 1.4(b), and
(ii) it is determined by a court of competent jurisdiction in a final, non-appealable judgment or order or by a final, non-appealable arbitration award that the Purchaser did not in fact have the right so to cancel its obligation to purchase the Additional Shares, then the Purchaser shall pay to the Company the Damage Amount. The Damage Amount shall constitute liquidated damages for loss of a bargain and not a penalty, and (notwithstanding Article VII) shall constitute the sole and exclusive remedy of the Company in connection with such a breach by the Purchaser and the Purchaser shall have no other liability to the Company in respect thereof. The parties hereto hereby acknowledge that (A) the amount of damages that would be incurred by the Company as a result of such a breach by the Purchaser are difficult to ascertain, and (B) the amount of liquidated damages provided for in this Section 1.4(d) are reasonable.

         The "Damage Amount" shall mean, as of any time, the portion of the Additional Share Purchase Price not paid in cash by the Purchaser to the Company at such time.

         Notwithstanding anything in this Agreement or any of the other Transaction Documents to the contrary, if the Purchaser pays the Damage Amount, then the Company, simultaneously with such payment, will issue to the Purchaser all Additional Shares not theretofore issued by the Company to the Purchaser.

         Section 1.5. Certain Indebtedness.

         (a) If at anytime, or from time to time, the Purchaser or any of its Affiliates issues a guaranty, causes a letter of credit to be issued, enters into a keep-well or other similar agreement, makes any payment, or otherwise incurs a financial obligation (the "Purchaser Credit Support"), in respect of all or any portion of certain indebtedness of the Company specified on Schedule
1.5 (including any refinancing, extension or refunding thereof) (the "Company's Debt"), then the amount of the Purchaser Credit Support shall constitute, to the extent of the amount of the Purchaser Credit Support, a payment to the Company to be applied (i) first, to the principal in respect of the Secured Promissory Note (to the extent such principal then remains unpaid), and (ii) second (to the extent of any excess), to the Additional Share Purchase Price to purchase Additional Shares (a "Credit Support Payment").

         (b) If the Company's Debt has been paid in full and none of the Purchaser Credit Support has been utilized or called upon, then the Credit Support Payment pursuant to Section 1.5(a) shall be deemed not to have been made. If, at any time, the amount of the Purchaser Credit Support shall have been permanently reduced by reason other than the payment by or on behalf of the Purchaser of any amount in respect of such Purchaser Credit Support, then the Credit Support Payment pursuant to Section 1.5(a) shall be deemed not to have been made, but only to the extent of such reduction.

         (c) For the six-month period following the Closing Date, each of the Company and the Purchaser shall use commercially reasonable efforts to restructure the Company's Debt on terms mutually acceptable to the parties.

         Section 1.6. Technology Transfer Option.

         (a) The Purchaser hereby grants the Company an option (the "Technology Option") exercisable by a vote of a majority of the Company's entire Board of Directors (the "Board") for the transfer, without further consideration, by the Purchaser, in connection with an imminent Public Offering, of the technology described in Schedule 1.6(a) in existence and owned by the Purchaser at the time of such exercise of the Technology Option (the "Technology") to the Company or its Subsidiaries. Any such exercise of the Technology Option and transfer of the Technology shall be subject to the following conditions precedent: (i) the Purchaser and the Company shall have complied with the HSR Act to the extent applicable; (ii) the transfer of any of the Technology shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority; (iii) no court or other Governmental Authority shall have determined that any Applicable Law makes illegal the transfer of any of the Technology, and no proceeding with respect to the application of any such Applicable Law to such effect shall be pending or threatened; (iv) the Purchaser shall have obtained and shall have delivered to the Company copies of (A) all Governmental Approvals required to be obtained by the Purchaser in connection with the transfer of any of the Technology, and (B) all Consents necessary to be obtained in order to consummate the transfer of the Technology; and (v) the managing underwriter of the

Public Offering shall have determined in writing that the transfer of the Technology to the Company or its Subsidiaries is beneficial in connection with the consummation of the Public Offering. Each of the Purchaser and the Company shall use commercially reasonable efforts to satisfy the conditions precedent set forth in this Section 1.6(a). If the Technology Option is exercised pursuant to this Section 1.6(a), the transfer of the Technology shall be effective upon the consummation of the Public Offering.

         (b) Notwithstanding the foregoing, until the exercise of the Technology Option pursuant to Section 1.6(a), the Company and the Existing Holders acknowledge and agree that the Purchaser may conduct its business and utilize the Technology in any manner as the Purchaser sees fit and at any time and from time to time may sell, transfer, license, lease, create Encumbrances on or otherwise dispose of (each a "Disposition") any of the Technology as it sees fit in the ordinary course of its business (it being understood and agreed that upon the occurrence of any Disposition, the Technology subject to such Disposition thereafter will no longer be subject to the Technology Option).

         (c) The Technology Option shall expire and this Section 1.6 shall be nugatory and of no force and effect upon the earlier to occur of (i) the consummation of the Public Offering and (ii) December 31, 2001.

         (d) From and after the effective date of the transfer of the Technology, the Company will (and shall cause its wholly owned Subsidiary mm-Tech, Inc. to) pay promptly all bills referred to in Schedule 1.6(a).

         (e) Notwithstanding the foregoing provisions of this Section 1.6 (but subject to the conditions precedent set forth in Section 1.6(a)(i) through
Section 1.6(a)(ii), inclusive), at any time after the Closing and until the exercise of the Technology Option pursuant to Section 1.6(a), the Purchaser may, in its sole discretion, transfer all or part of the Technology to the Company.

         Section 1.7. Administration Services. After the Closing, the Purchaser may, in its sole discretion, provide administration and other services and equipment (including team services, support services, facilities, tools and equipment) to the Company or any of its Subsidiaries. Such services and equipment will be billed, from time to time, at cost to the Company or its Subsidiary. Cost will include direct labor, direct material, other direct charges and expenses and overhead (including a corporate expense allocation charge equal to 1.5% of the Company's consolidated sales). Cost will not include any profit.

         Section 1.8. L-3 Stock Options.

         (a) At or immediately prior to the Closing, the Company shall grant options to acquire 5,555,555 shares of Common Stock to the Purchaser (the "L-3 Stock Options"). Each L-3 Stock Option shall have an exercise price of $0.54 per share of Common Stock (such price to be appropriately adjusted to give effect to the Reverse Stock Split or any stock split, stock combination, reorganization, recapitalization, etc. affecting the Company's capital stock) for an aggregate exercise price of $3,000,000.

         (b) The L-3 Stock Options shall become exercisable by the Purchaser upon the date that the aggregate Additional Share Purchase Price is paid (or deemed paid) in full pursuant to Section 1.4 and/or Section 7.3.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser as of the Closing Date as follows:

         Section 2.1. Organization and Qualification; Subsidiaries.

         (a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own or lease its property and assets and to carry on its business as presently conducted, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the failure to be so qualified and in good standing would have a Material Adverse Effect with respect to the Company and its Subsidiaries.

         As used herein, "Material Adverse Effect" means, as to any Person, any event, change, occurrence or circumstance that, with or without the passage of time, the giving of notice or both, (i) would result or could reasonably be expected to result in a material adverse change in the business, financial condition, operations, results of operations or prospects (financial and other) of such Person and its Subsidiaries taken as a whole, or (ii) has materially and adversely impaired or could reasonably be expected to materially and adversely impair such Person's ability to perform any of its obligations hereunder or under any other Transaction Document.

         (b) The Company has made available to the Purchaser true and complete copies of (i) the certificate of incorporation of and all amendments thereto (whether or not filed with any Governmental Authority), and (ii) the by-laws as currently in effect, for each of the Company and its Subsidiaries.

         (c) True, complete and correct copies of minutes of all meetings of its directors (including committees thereof) and stockholders (or written actions or consents in lieu of meetings) (including minutes and written actions or consents of predecessor companies) since January 1, 1994 through the Closing Date of each of the Company and its Subsidiaries have been made available to the Purchaser.

         (d) Schedule 2.1(d) sets forth, as of May 31, 2000, a true and complete list of each of the Company's stockholders that, to the Company's best knowledge, beneficially owns 5% or more of any class of the Company's equity securities, listing the number and class of securities beneficially owned, to the knowledge of the Company, by such stockholder and such stockholder's percentage interest in the Company (determined pursuant to Section 13 of the Exchange Act and the rules and regulations promulgated thereunder).

         (e) Except as set forth on Schedule 2.1(e), the Company does not have any Subsidiaries. The Company does not own any amount of any shares of stock of any corporation or any equity interest in a partnership, joint venture or other Person, and the Company does not control or have the right (whether or not presently exercisable) to control any other Person by means of ownership, management contract or otherwise, other than the Subsidiaries listed on Schedule 2.1(e). Except as set forth on Schedule 2.1(e), all the issued and outstanding capital stock of each Subsidiary of the Company listed on Schedule 2.1(e) is owned, beneficially and of record, by the Company, and no other Person has any voting or other rights in respect of any such Subsidiary.

         Section 2.2. Authorization.

         (a) The Company has the power and authority (corporate and other) to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by the Company. This Agreement and the other Transaction Documents constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

         (b) The Purchaser Shares (including the Pledged Shares) and the Additional Shares have been duly authorized and, when issued to the Purchaser in accordance with the terms hereof at the Closing, will be duly authorized, validly issued, fully paid and non-assessable, free of pre-emptive, subscription or other similar rights in favor of third persons and free and clear of all Encumbrances (other than the Encumbrance on the Pledged Shares pursuant to the Stock Pledge Agreement and the obligation of the Purchaser to return certain Purchaser Shares as provided in Section 1.3).

         Section 2.3. Non-contravention. Except as set forth in Schedule 2.3, neither the negotiation, execution or delivery of this Agreement or the other Transaction Documents by the Company nor the performance by the Company of its obligations hereunder or thereunder has or will: (a) contravene any provision contained in the Company's certificate of incorporation or by-laws; (b) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (i) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation, or (ii) any judgment, order, decree, law, rule or regulation or other restriction of any Governmental Authority, in each case to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of their respective assets or properties is subject, other than, in the case of either clause (i) or clause (ii), such violations, breaches and defaults that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company and its Subsidiaries; (c) result in the creation or imposition of any Encumbrance on any of the assets or properties of the Company or any of its Subsidiaries, other than Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company and its Subsidiaries; or (d) result in the acceleration of, or permit any Person to accelerate or declare due and payable prior to its stated maturity, any material obligation of the Company or any of its Subsidiaries. No Person other than the Company's officers and counsel have been authorized to act for or on behalf of the Company or any of its Subsidiaries, as its agent, representative or otherwise, in respect of any of the negotiations that have resulted in this Agreement or in respect of the execution or delivery of this Agreement or the other Transaction Documents.

         Section 2.4. No Consents. No notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the other Transaction Documents by the Company or the consummation of the transactions contemplated hereby or thereby by the Company, except for such consents and approvals (a) as have previously been obtained and are in full force and effect, and (b) as are required under the HSR Act and the ISRA. Assuming that the representations and warranties contained in Sections 3.4 and
3.5 are true and correct in all respects, the offer and sale of the Purchaser Shares, the Additional Shares, the L-3 Stock Options and the shares of Common Stock issued or issuable upon the exercise of the L-3 Stock Options as contemplated hereby does not require registration under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities or "blue sky" laws.

         Section 2.5. Capitalization of the Company.

         (a) On the date hereof, the Company's authorized capital stock consists solely of: (i) 350,000,000 authorized shares of Common Stock, of which 30,361,265 shares are issued and outstanding; and (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of which 25 shares, designated as Series A 12% Cumulative Convertible Redeemable Preferred Stock, stated value $50,000 per share, are issued and outstanding. In addition,
(A) no shares of the Company's capital stock are held as treasury shares, and
(B) 54,309,052 shares of Common Stock are reserved for issuance upon the exercise, exchange or conversion of outstanding Convertible Securities. Immediately after the Closing, the capitalization of the Company will be as set forth on Schedule 2.5(a).

         (b) Schedule 2.5(b) sets forth the outstanding Common Stock on a Fully Diluted Basis immediately prior to the Closing. Except as set forth on Schedule 2.5(b), the Company does not have (i) any shares of Common Stock or Preferred Stock reserved for issuance, or (ii) any outstanding Convertible Securities, or other agreements or commitments obligating the Company to issue, grant, award, purchase, acquire, sell or transfer any shares of the Company's Common Stock, or other securities of the Company (including any agreement or commitment obligating the Company to enter into any employee compensation arrangement based on any valuation or transaction price of, or change of ownership in, shares of its capital stock). Other than as set forth on Schedule 2.5(b), there are no voting trusts, proxies or other agreements or understandings to which the Company is a party with respect to the voting of Common Stock of the Company. Upon issuance, the Purchaser Shares will constitute at least 53.5% of the Company's total issued and outstanding Common Stock, on a Fully Diluted Basis. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of its securities. There are no pre-emptive or other subscription rights (legal, contractual or otherwise) with respect to any shares of the Company's capital stock or any Convertible Securities. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. All of the Company's outstanding securities were offered, issued, sold and delivered by the Company in compliance in all material respects with all applicable state and federal securities laws. None of such securities were issued or sold, and the Purchaser Shares, the Additional Shares, the L-3 Stock Options and the shares of Common Stock issued or issuable upon the exercise of the L-3 Stock Options will not be issued or sold, in violation of any pre-emptive or subscription rights (legal, contractual or otherwise) of any Person.

         (c) Except as set forth in Schedule 2.5(c), there are no agreements or instruments between the Company and any Person containing anti-dilution or other similar provisions in respect of the issuance or sale of any shares of Common Stock or other securities of the Company.

         (d) Schedule 2.5(d) sets forth a list of the holders of Convertible Securities, together with the number of Convertible Securities held by such holder (including the class or type of Convertible Security and the number of shares of Common Stock into or for which such Convertible Security is exerciseable, convertible or exchangeable), immediately prior to the Closing.

         Section 2.6. SEC Reports, etc.

         (a) The Company has made available to the Purchaser true and complete copies of each report, schedule and registration statement, including the exhibits thereto, filed by the Company with the Securities and Exchange Commission (the "Commission") since June 30, 1998, which, except as set forth in
Schedule 2.6(a), are all the documents that the Company was required to file with the Commission since that date and through the date hereof (all of such documents as amended as of the date hereof collectively, the "SEC Documents"). As of their respective dates, the SEC Documents (as amended as of the date hereof) complied as to form in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the Commission thereunder. As of their respective dates, except to the extent that information contained therein has been revised or superseded by a later filed SEC Document, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, are in accordance with and accurately reflect, in all material respects, all entries contained in the books and records of the Company and its Subsidiaries, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB) and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal recurring audit adjustments).

         (b) The unaudited consolidated financial statements of the Company for the fiscal year ended June 30, 1999 and for the 11 months ended May 31, 2000 (copies of which are attached as Schedule 2.6(b) hereto) comply as to form in all material respects with applicable accounting requirements, are in accordance with and accurately reflect, in all material respects, all entries contained in the books and records of the Company and its Subsidiaries, have been prepared in accordance with GAAP (except that there are no notes thereto) and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal recurring audit adjustments); provided, however, that such financial statements do not include (i) the operations of the New York Business (as defined in the

Signal Agreements), (ii) any charges or adjustments required as a result of the Signal Agreements or the transactions contemplated thereby, or (iii) any charges or adjustments resulting from the transfer by Charles S. Brand of 3,000,000 shares to certain lenders in connection with the Legacy Group I Loans.

         Section 2.7. Absence of Certain Developments. Except as disclosed in the SEC Documents or in Schedule 2.7, since June 30, 1998, there has not been any Material Adverse Effect with respect to the Company and its Subsidiaries, other than any Material Adverse Effect arising out of or resulting from economic conditions affecting the economy as a whole and conditions from capital markets generally. Except as disclosed in the SEC Documents or in Schedule 2.7, since June 30, 1998, the Company has conducted its business in the ordinary and usual course consistent with past practices. Except as set forth in the SEC Documents or in Schedule 2.7 or as expressly contemplated by this Agreement, since June 30, 1998, the Company (including its Subsidiaries) has not:

         (a) incurred, assumed, guaranteed or discharged any debt, claim, commitment, obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, or any indebtedness (including any Debt), except in the ordinary course of business consistent (in amount and kind) with past practice;

         (b) mortgaged, pledged or subjected to any other Encumbrance, any property, business or assets, tangible or intangible (other than Permitted Encumbrances);

         (c) sold, transferred, leased to others or otherwise disposed of any assets, except for Inventories of the Company sold in the ordinary course of business consistent (in amount and kind) with past practice, or canceled or compromised any debt, claim, commitment, liability or obligation, or waived or released any right of substantial value;

         (d) received any notice of termination of any material Contract;

         (e) suffered any damage, destruction or loss (whether or not covered by insurance), in any case or in the aggregate, in excess of $50,000;

         (f) transferred or granted any rights under, or entered into any settlement regarding the breach, misappropriation, infringement or violation of, any Intellectual Property, or modified any existing rights with respect thereto;

         (g) made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of (i) any employee of the Company whose annual compensation exceeds $40,000, or (ii) any distributor or agent of the Company;

         (h) made any change in the accounting or auditing methods, practices or principles of the Company;

         (i) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material change in its relations with its employees, distributors, agents, customers or suppliers;

         (j) entered into any transaction, contract, arrangement, order, license, lease, permit, instrument, agreement or commitment other than in the ordinary course of business consistent (in amount and kind) with past practice, or paid or agreed to pay any legal, accounting, brokerage, finder's fee, Taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby;

         (k) made any grant of credit to any customer or distributor other than in the ordinary course of business consistent with past practice;

         (l) amended its certificate of incorporation (other than the Certificate of Amendment) or by-laws, or merged with or into or consolidated with any other Person, or subdivided, combined or in any way reclassified any shares of its capital stock, or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

         (m) made any declaration of, or set aside or paid, any dividend or other distribution (whether in cash, stock or other property) with respect to the capital stock of the Company, or issued, pledged or sold any shares of capital stock of the Company, or any other Convertible Securities (or entered into any agreement, arrangement or other understanding to do the same) or directly or indirectly purchased, redeemed, retired or otherwise acquired any shares of capital stock of the Company or other Convertible Securities (or entered into any agreement, arrangement or other understanding to do the same);

         (n) made, given or granted any bid or proposal, or any customer option relating to any Contract, (i) involving an amount in excess of $50,000 (or amended, supplemented or terminated any existing bid or proposal, or any existing customer option relating to any Contract, involving an amount in excess of $50,000), (ii) involving a loss to the Company, or (iii) not in the ordinary course of business, consistent with past practice; or

         (o) taken any action or omitted to take any action that has resulted or could reasonably be expected to result in the occurrence of any of the foregoing.

         Section 2.8. Governmental Authorizations; Licenses; Etc. Except as disclosed in Schedule 2.8, the business of each of the Company and its Subsidiaries has been operated in compliance with Applicable Laws (excluding Environmental Laws which are specifically covered in Section 2.12), except for violations which would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company and its Subsidiaries. Except as disclosed in Schedule 2.8, each of the Company and its Subsidiaries has all permits, licenses, approvals, certificates and other authorizations, and has made all notifications, registrations, certifications and filings with all Governmental Authorities, necessary or advisable for the operation of their respective businesses as currently conducted, except for where the failure to possess such permits, licenses, approvals, certificates or authorizations or to make such notifications, registrations, certifications and filings would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company and its Subsidiaries. Except as disclosed in Schedule 2.8, there is no action, lawsuit, claim, investigation, case or proceeding pending or, to the Company's best knowledge, threatened by any Governmental Authority with respect to: (a) any violation or alleged violation by the Company, any of its Subsidiaries or any of their respective Affiliates of any Applicable Law; or (b) any failure or alleged failure by the Company, any of its Subsidiaries or any of their respective Affiliates to have any permit, license, approval, certification or other authorization required in connection with the operation of its business.

         Section 2.9. Litigation.

         (a) Except as set forth in Schedule 2.9(a) or disclosed in the SEC Documents, there are no lawsuits, actions, proceedings, claims, orders or investigations pending or, to the Company's best knowledge, threatened against the Company or any of its Subsidiaries (i) relating to the Company, any of its Subsidiaries, the business, financial condition, assets, liabilities, operations, results of operations or prospects (financial and other) of the Company or any of its Subsidiaries, or any product alleged to have been manufactured or sold by any of them, (ii) seeking to enjoin the transactions contemplated hereby, or (iii) which, individually or in the aggregate, have resulted or could reasonably be expected to have a Material Adverse Effect with respect to the Company and its Subsidiaries. Except as set forth in Schedule 2.9(a), there are no judgments unsatisfied against the Company or any of its Subsidiaries or consent decrees or injunctions to which any of them is subject.

         (b) The Company has meritorious defenses to claims made by SpeedUSNY against the Company. In any event, the Company believes that the outcome of the litigation between SpeedUSNY and the Company and any related claims will not have a Material Adverse Effect with respect to the Company and its Subsidiaries.

         Section 2.10. Undisclosed Liabilities. Except as set forth in Schedule
2.10 and Schedule 2.20(d), other than those reflected as liabilities in the financial statements included in (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998 (the "1998 Form 10-KSB"), and (ii) the Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended September 30, 1998, December 31, 1998 and March 31, 1999 (collectively, the "Financial Statements"), there are no material liabilities of the Company or any of its Subsidiaries of any kind or nature whatsoever, whether known or unknown, absolute, accrued, contingent or otherwise, or whether due or to become due, other than liabilities incurred in the ordinary course of business consistent with past practices since March 31, 1999.

         Section 2.11. Taxes.

         (a) Except as disclosed in Schedule 2.11(a), all federal, state, county, local and foreign Tax Returns and reports of the Company and any of its Subsidiaries required to be filed are complete in all material respects and have been duly filed. Except as disclosed in Schedule 2.11(a), all federal, state, county, local, foreign and any other Taxes (including all income, withholding and employment Taxes), assessments (including interest and penalties), fees and other governmental charges owed by the Company or any of its Subsidiaries have been paid or duly provided for in accordance with GAAP in the Company's financial statements, or are being contested in good faith by appropriate proceedings as previously disclosed to the Purchaser in writing and adequate reserves therefor have been established pursuant to GAAP, or have arisen after the date hereof in the ordinary course of business and are not yet due and payable.

         (b) The provisions for Taxes listed on the balance sheets included in the Financial Statements are adequate under GAAP to reflect the accrued liability in respect of all accrued and unpaid federal, state, local and foreign Taxes of the Company, whether or not assessed or disputed as of the respective dates of such balance sheets. There are in effect no waivers of applicable statutes of limitations with respect to Taxes for any year. Other than as set forth on Schedule 2.11(b), since January 1, 1994, no Tax Returns of the Company are currently under audit or have been audited by taxing authorities. Other than as set forth on Schedule 2.11(b), the Company has not elected pursuant to the Code to be treated as a collapsible corporation pursuant to Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization or elections made in the ordinary course of business and consistent with past practice) that would have a Material Adverse Effect with respect to the Company and its Subsidiaries.

         (c) The Company has withheld all required amounts in respect of Taxes from its employees, agents, contractors and nonresidents and, to the extent required, has remitted such amounts to the proper agencies, except where failure to withhold and remit such amounts would not be material.

         (d) Neither the Company nor any director or officer (or employee responsible for Tax matters) of the Company has received written notice from any taxing authority of assessments of additional Taxes for any period for which Tax Returns have been filed other than those additional Taxes that have been paid or duly provided for in accordance with GAAP in the Company's financial statements. There is no outstanding dispute or claim concerning any Tax liability of the Company claimed or raised by any Governmental Authority. Schedule 2.11(d) hereto lists all federal, state, local and foreign income Tax Returns filed with respect to the Company for taxable periods since June 30, 1998, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to the Purchaser correct and complete copies of all federal, state, local and foreign income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since June 30, 1998.

         (e) The Company is not a "foreign person" within the meaning of Section 1445(b)(2) of the Code.

         Section 2.12. Environmental Matters. Except as disclosed in Schedule 2.12, (a) the business of each of the Company and its Subsidiaries is being conducted in compliance with all applicable Environmental Laws, except where the failure to be in such compliance would not have a Material Adverse Effect with respect to the Company and its Subsidiaries, (b) the real property currently or formerly owned or operated by the Company or its Subsidiaries (including soil, groundwater or surface water on or under the properties and buildings thereon) (the "Affected Property") does not contain any Regulated Substance other than as permitted under applicable Environmental Laws, (c) neither the Company nor any of its Subsidiaries has received any notice from any Person (including any Governmental Authority) that the Company or any of its Subsidiaries may be a "potentially responsible party" (as such term is defined under the Comprehensive Environmental Response, Compensation and Control Act, 42 U.S.C. 'SS'9601, et seq.) in connection with any waste disposal site or facility used by the Company or its Subsidiaries, (d) the Company or any of its Subsidiaries and the Affected Property are not presently subject to a suit or judgment arising under any Environmental Law, and (e) none of the Affected Property contains asbestos, lead paint or formaldehyde; provided, however, that the representations and warranties of the Company set forth in clauses (b) and
(e) are limited to the best knowledge of the Company in the case of actions and omissions of Persons other than the Company and its Subsidiaries.

         As used herein, "Environmental Laws" means any federal, state and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental authority, (A) relating to pollution (or the cleanup thereof or the filing of information with respect thereto), human health or the protection of air, surface water, ground water, drinking water supply, land (including land surface or subsurface), plant and animal life or any other natural resource, or (B) concerning exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of Regulated Substances, in each case as amended and as now or hereafter in effect. The term "Environmental Law" includes, without limitation, (1) the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Solid Waste Disposal Act (including the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984), the Toxic Substances Control Act, the Insecticide, Fungicide and Rodenticide Act, the Occupational Safety and Health Act of 1970, each as amended and as now or hereafter in effect, and (2) any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Regulated Substance.

         As used herein, "Regulated Substances" means pollutants, contaminants, hazardous or toxic substances, compounds or related materials or chemicals, hazardous materials, hazardous waste, flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including waste petroleum and petroleum products) as defined in applicable Environmental Laws.

         Section 2.13. Proprietary Rights.

         (a) The Company and its Subsidiaries own all right, title and interest in, to and under, or the Company and its Subsidiaries have valid licenses to use, the material Intellectual Property used in their businesses or covering any aspect of their businesses. Schedule 2.13(a) sets forth a list of all material Intellectual Property identified in any prior audit of such Intellectual Property and all trademarks, service marks, trade names, patents, patent applications, copyright registrations, copyright applications, trademark applications, and trademark registrations owned by the Company or its Subsidiaries or which are used in or cover any aspect of their businesses. All such Intellectual Property that is used pursuant to valid licenses are not presently terminable due to any breach or noncompliance by the Company or any of its Subsidiaries, as the case may be, and have not been, and could not reasonably be expected to be, materially affected by the transactions contemplated hereunder or under any other Transaction Document. No Intellectual Property used in or covering any aspect of the businesses of the Company or its Subsidiaries is owned or controlled (in whole or in part) by any of their respective Affiliates. Except as set forth in Schedule 2.13(b), no other Person has any right, title or interest in, to or under any of the Intellectual Property owned by the Company or any of its Subsidiaries. Schedule 2.13(a) indicates which of the Company's and its Subsidiaries' material Intellectual Property is owned by the Company or any of its Subsidiaries and which of the Company's and its Subsidiaries' material Intellectual Property is covered by a license. All granted and issued patents, copyright registrations, and registered trademarks and service marks listed on Schedule 2.13(a) and all copyrights held by the Company and its Subsidiaries are valid, enforceable and subsisting. The Company and its Subsidiaries have the exclusive right to file, prosecute and maintain all applications and registrations with respect to their respective Intellectual Property.

         (b) Except as set forth in Schedule 2.13(b), none of the material Intellectual Property owned by the Company and its Subsidiaries is subject to any Encumbrance in favor of any third party. No claims with respect to any Intellectual Property have been asserted or, to the Company's knowledge, threatened by any Person (i) against the Company or any of its Subsidiaries, or
(ii) to the Company's knowledge, against any other Person based on use of any of the Company's or any of its Subsidiaries' products, technology or Intellectual Property. No use of any of the Company's or any of its Subsidiaries' products, technology or Intellectual Property by any Person (including the Company or any of its Subsidiaries) in accordance with the specifications and other materials furnished by the Company or any of its Subsidiaries constitutes or has constituted an unauthorized use, infringement, misappropriation or other violation of the Intellectual Property of any other Person. Without limiting the generality of the foregoing and except as set forth in Schedule 2.13(b), since January 1, 1994, no Person ever employed or otherwise engaged by the Company or any of its Subsidiaries has asserted or, to the Company's best knowledge, has threatened any claim against the Company or any of its Subsidiaries, as the case may be, relating to any Intellectual Property. To the best knowledge of the Company, there has not been, nor is there presently, any unauthorized use, infringement, misappropriation or violation of any of the Company's or its Subsidiaries' Intellectual Property by any Person. Except as set forth in
Schedule 2.13(b), each of the Company and its Subsidiaries has the full right to possess, use, copy, distribute, display, transfer and license all Intellectual Property used in its business.

         (c) Except as set forth in Schedule 2.20(c), no Intellectual Property of the Company or any of its Subsidiaries is subject to any outstanding order, award, decision, injunction, judgment, decree, stipulation or agreement in any manner restricting the transfer, use, enforcement or licensing thereof by the Company or any of its Subsidiaries, as the case may be. Except as set forth in
Schedule 2.13(c), none of the Company and any of its Subsidiaries has entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property. None of the Company and any of its Subsidiaries has entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of the Company's or any of its Subsidiaries' Intellectual Property.

         (d) Except as set forth in Schedule 2.13(d), the Company and its Subsidiaries have paid all fees, annuities and all other payments which have heretofore become due to any

Governmental Authority with respect to their respective Intellectual Property that is registered and has taken all steps reasonable and necessary to prosecute and maintain the same.

         (e) No computer programs or software (including source code, object code, data and databases) have been supplied by the Company or any of its Subsidiaries to any Person except pursuant to a binding license prohibiting further distribution and disclosure.

         (f) No current or former employee, independent contractor or consultant has any interest in any Intellectual Property of the Company or any of its Subsidiaries.

         (g) The Intellectual Property owned by or validly licensed to mmTech, Inc. includes all Intellectual Property required for the continued conduct of its business after the Closing as such business is currently conducted.

         Section 2.14. Books and Records. The stock records of each of the Company and its Subsidiaries fairly and accurately reflects the record ownership of all of the outstanding shares of the capital stock of the Company or such Subsidiary, as the case may be. The other books and records of the Company and its Subsidiaries, including financial records and books of account, are complete and accurate in all material respects and have been maintained in accordance with GAAP (to the extent GAAP is applicable) and with sound business practices.

         Section 2.15. Brokers. Except as set forth on Schedule 2.15, no Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Company in connection with this Agreement or any of the transactions contemplated hereby. The Company is responsible for, and will pay, any fee referred to on Schedule 2.15.

         Section 2.16. Use of Proceeds.

         (a) The Company will use the net proceeds of the sale of the Purchaser Shares (the "Proceeds") as set forth on Schedule 2.16.

         (b) The Company will deposit the Proceeds immediately upon receipt thereof in a bank account (the "Bank Account") which will require the signature of the President of the Company or another officer authorized by the President of the Company for any withdrawals, wiring or transfer of funds in excess of $5,000.

         Section 2.17. Absence of Questionable Payments. Neither the Company, nor any of its Subsidiaries nor any of their respective directors, officers, employees and Affiliates, nor, to the best knowledge of the Company, any of the agents, representatives or other Persons acting on behalf of any of the foregoing Persons, has: (a) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activities to government officials or others; or (b) accepted or received any unlawful contributions, payments, gifts or expenditures.

         Section 2.18. Accuracy of Representations. No representation or warranty made by the Company in this Agreement or any document delivered, or to be delivered, by or on behalf of the Company pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         Section 2.19. Assets.

         (a) Except as stated in Schedule 2.19(a), (i) the Leases are in full force and effect and constitute legal and binding obligations of the Company and, to the best knowledge of the Company, the other parties thereto, enforceable according to their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses, (ii) neither the Company nor any of its Subsidiaries is in material default under any of the Leases, and (iii) to the best knowledge of the Company or any of its Subsidiaries, no other party to any of the Leases is in material default thereunder, and there exist no conditions which, with notice or lapse of time, or both, would constitute a material default under any of the Leases.

         (b) There is no real property owned by the Company and used in the business of the Company.

         (c) Except as set forth on Schedule 2.19(c), the buildings, facilities, furniture, leasehold improvements, any related capitalized items and other tangible property material to the business or operations of the Company (the "Tangible Property") are in good operating condition and repair (ordinary wear and tear excepted), are suitable for their current use and are currently in use by the Company in the operation of its business in the ordinary course.

         (d) Except as set forth on Schedule 2.19(d), the Company has good and valid title to or valid leasehold interest in all of its assets and interests in assets, whether real, personal, mixed, tangible, and intangible, which constitute all the assets and interests in assets that are used in the business of the Company. All the assets and interests in assets of the Company are free and clear of all Encumbrances, easements, rights of way, covenants, conditions or restrictions, except (i) those Encumbrances disclosed in Schedule 2.19(d),
(ii) Encumbrances for current Taxes not yet due and payable, (iii) matters that, individually or in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets, and (iv) purchase money security interests securing only the equipment financed by the seller thereof (the items described in clauses (i), (ii), (iii) and (iv) above are herein sometimes called "Permitted Encumbrances").

         Section 2.20. Contracts.

         (a) Schedule 2.20(a), together with the Exhibits filed as part of the 1998 Form 10-KSB, contains a true, complete and correct list of all agreements, contracts, commitments, orders, licenses, leases, and other instruments and arrangements (whether written or oral) (the "Contracts") of the types described below to which the Company (including its Subsidiaries) is a party or by which it or any of its assets is bound:

                  (i) leases (including the Leases covering real property leased by the Company), and material licenses, permits, franchises, insurance policies, Governmental Approvals and other contracts concerning or relating to the real property leased by the Company;

                  (ii) employment, consulting, agency, collective bargaining or other similar contracts, agreements, and other instruments and arrangements relating to or for the benefit of employees, sales representatives, distributors, dealers, agents, or (if material) independent contractors;

                  (iii) loan agreements, indentures, letters of credit, mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, and other agreements and instruments relating to the borrowing of money or obtaining of or extension of credit;

                  (iv) licenses, licensing arrangements and other contracts providing in whole or in part for the use of, or limiting the use of, any Intellectual Property (other than licenses relating to off-the-shelf commercially available software (e.g., Microsoft Windows));

                  (v) brokerage or finder's agreements;

                  (vi) joint venture, partnership and similar contracts involving a sharing of profits or expenses (including but not limited to joint research and development and joint marketing contracts);

                  (vii) asset purchase agreements, stock purchase agreements and other acquisition or divestiture agreements, including any agreements relating to the sale, lease or disposal of any assets, capital stock, Convertible Securities or other securities of the Company or any of its Subsidiaries for consideration in excess of $50,000 (other than sales of inventory in the ordinary course of business consistent with past practice) or involving continuing indemnity or other obligations;

                  (viii) any contract with respect to which the aggregate amount that could reasonably be expected to be paid or received thereunder in the future exceeds $50,000 per annum;

                  (ix) any material sales agency, representative, marketing or distributorship agreements;

                  (x) purchase commitments for inventory items or supplies that, together with amounts on hand, constitute in excess of six months normal usage;

                  (xi) any agreement, understanding, contract or commitment (written or oral) with (A) any employee, agent, consultant, distributor, dealer or franchisee other than those involving in the aggregate consideration or other expenditure of less than $50,000, or
         (B) any Affiliate;

                  (xii) any guarantee of the payment or performance of any Person or any agreement to indemnify any Person, or act as a surety, or other agreement to be contingently or secondarily liable for the obligations of any Person other than (A) the endorsement of checks in the ordinary course of business, and (B) guarantees or agreements which in the aggregate do not exceed $50,000;

                  (xiii) any outstanding bid or proposal or any outstanding customer option relating to any contract or agreement in excess of $50,000;

                  (xiv) any agreement, contract, commitment or understanding (written or oral) with Signal Technology Corporation, a Delaware corporation, or any of its Affiliates (individually and collectively, "Signal"); and

                  (xv) any other contracts, agreements or commitments that are material to the Company or any of its Subsidiaries or any of their businesses.

         (b) The Company has made available to the Purchaser true, complete and correct copies of all written Contracts, together with all amendments thereto, set forth in Schedule 2.20(a). The Company has furnished the Purchaser with a true, complete and correct summary of all oral Contracts listed on Schedule 2.20(a).

         (c) Except as set forth in Schedule 2.20(c), there does not exist under any Contract, any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder by any party to any of the Contracts except for such events or conditions that would not, individually and in the aggregate, have a Material Adverse Effect with respect to the Company and Subsidiaries. Except as set forth in Schedule 2.20(c), each Contract (A) is in full force and effect, and (B) is a legal, valid, binding and enforceable obligation of the Company and, to the best knowledge of the Company, the other parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses. Except as set forth in Schedule 2.20(c), no Consent of any third party is required under any Contract as a result of or in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Schedule 2.20(c), no outstanding bid or proposal (or series of related bids or proposals) was bid, or when accepted would be made, at a loss.

         (d) True, correct and complete copies of all agreements between the Company or any of its Subsidiaries (on the one hand), and Signal or any of its Affiliates (on the other hand) are included as Schedule 2.20(d) (the "Signal Agreements").

         (e) The consulting agreement, dated December 20, 1995, among the Company, Phipps, Teman & Co. L.L.C. and SFM Group, Ltd. has been terminated and is of no force and effect.

         Section 2.21. Product Warranties. Schedule 2.21 sets forth a list of all pending or, to the best knowledge of the Company, threatened warranty claims in excess of $50,000.

         Section 2.22. Insurance. Schedule 2.22 contains a true, complete and correct list of all insurance policies, (including directors' and officers' liability insurance) presently maintained by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries has any interest; and no notice of cancellation, termination or reduction of coverage, and no notice of intention to cancel, terminate or reduce coverage has been received. The Company has given to the Purchaser access to true, complete and correct copies of all such policies, together with all riders and amendments thereto. Such policies are in full force and effect, and all premiums due thereon have been paid. The Company does not own or have any interest in any split-dollar insurance policies.

         Section 2.23. Employees, Labor Matters, etc.

         (a) Except as set forth in the Exhibits filed as part of the 1998 Form 10-KSB or on Schedule 2.23, the Company does not have employment contracts with any of its employees or any collective bargaining agreements covering any of its employees, nor, to the best knowledge of the Company, has the Company been subject to any material labor organization activity. There are no material controversies or labor troubles pending or, to the best knowledge of the Company, threatened, between the Company and any of its employees. The Company has complied with all applicable federal and state laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company and its Subsidiaries. There are no overdue arrears in the payments of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations. No employee or consultant of the Company, the loss of whose services would have a Material Adverse Effect with respect to the Company and its Subsidiaries, has within the prior six months given notice to the Company that he or she intends to leave the employ of the Company or is considering doing so, or is being terminated.

         (b) Since January 1, 1998, there has been no reduction in work force, plant closing or layoff, which alone or in combination would give rise to any liability or obligation to the Company or any of its Subsidiaries under or relating to the WARN Act.

         Section 2.24. Employee Benefit Plans and Related Matters.

         (a) Schedule 2.24(a) lists each pension, retirement, profit-sharing, deferred compensation, bonus, phantom stock, restricted stock plan, stock option plan, stock purchase plan, deferred compensation arrangement, other incentive plan, severance pay plan or policy, supplemental executive retirement plan or policy, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, or any other employee benefit plan, including any "employee benefit plan" as defined in Section 3(3) of ERISA, to which the Company contributes or is a party or is bound and under which it may have liability and under which employees or former employees of the Company (or their beneficiaries) are eligible to participate or derive a benefit ("Employee Benefit Plans"). For purposes of this Section 2.24, any reference to the term "Company" shall be deemed to refer also to any entity which is under common control or affiliated with the Company within the meaning of Section 4001 of ERISA, and the rules and regulations promulgated thereunder and/or Sections 414(b), (c) (m) or (o) of the Code and the rules and regulations promulgated thereunder. The Company has made available to the Purchaser true, correct and complete copies of all documents, summary plan descriptions, insurance contracts, third party administration contracts and all other documentation created to embody all Employee Benefit Plans, plus descriptions of any Employee Benefit Plans that have not been reduced to writing.

         (b) Except for required contributions or benefit accruals for the current plan year, no liability has been or is expected to be incurred by the Company under or pursuant to the Code or Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code or ERISA relating to Employee Benefit Plans and, to the best knowledge of the Company, no event, transaction or condition has occurred or exists that, with or without the passage of time, the giving of notice or both, would result in any such liability to the Company or, following the Closing, the Company, the Purchaser or any such Employee Benefit Plan.

         (c) None of the assets of the Company is subject to any Encumbrance in favor of, or enforceable by, the Pension Benefit Guaranty Corporation (the "PBGC").

         (d) No Employee Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA, a "multiple employer plan" within the meaning of Section 413(c) of the Code, or a defined benefit plan within the meaning of Section 3(35) of ERISA.

         (e) Schedule 2.24(e) lists (i) the name and total of annual rate of compensation (including bonuses, commissions and incentive compensation) of each employee of and consultant to the Company whose annual compensation exceeds $50,000, and (ii) the name of each officer and director of the Company.

         (f) Each of the Employee Benefit Plans listed in Schedule 2.24(a) is and has at all times been in compliance in all material respects with all applicable provisions of ERISA, the Code and other Applicable Law.

         (g) Each "employee pension benefit plan" as defined in Section 3(2) of ERISA (each a "Pension Plan") which is intended to meet the requirements of
Section 401(a) of the Code now meet, and since their inception have met, the requirements for qualification under Section 401(a) of the Code and no event has occurred that has or could reasonably be expected to materially and adversely affect the qualified status of any such Pension Plan. The IRS has issued a favorable determination letter with respect to the qualification under the Code of each Pension Plan and the IRS has not taken any action to revoke any such letter.

         (h) Each fiduciary and every plan official of each Employee Benefit Plan is bonded to the extent required by Section 412 of ERISA. Those sections of all annual reports heretofore filed with the IRS, the Department of Labor and the PBGC by or on behalf of every Employee Benefit Plan which were required to be certified were only certified without qualification by the accountants or actuaries of such Employee Benefit Plan.

         (i) Except as specifically set forth in Schedule 2.24(i), (i) the execution and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent event) constitute an event under any Employee Benefit Plan or individual agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee, former employee, consultant, agent or director of the Company or any of its Affiliates, and (ii) no payment which will be or may be made by the Company to any employee, former employee, director, consultant or agent thereof will or could be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

         (j) Neither the Company nor any of its Affiliates has contributed to, has been required to contribute to, or has incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) with respect to any Employee Benefit Plan which is a multiemployer plan as defined in Section 3(37) of ERISA.

         (k) The Company does not maintain any Employee Benefit Plan which is funded by an association described in Section 501(c) (9) of the Code.

         (l) Each "group health plan" (within the meaning of Section 4980B of the Code) maintained by the Company or any of its Affiliates has been administered in material compliance with the coverage continuation requirements contained in the Consolidated Omnibus Budget Reconciliation Act of 1985 and as provided under Section 4980B of the Code and any regulations promulgated or proposed under the Code.

         (m) With respect to all Employee Benefit Plans which are funded, or are required by Applicable Law to be funded, the present value of all accrued benefits (vested and non vested) of each such Employee Benefit Plan as of the Closing Date, will not exceed the fair market value of the assets of each such Employee Benefit Plan as of the Closing Date.

         (n) The Company and its Affiliates have made all contributions required to be made to each Employee Benefit Plan under the terms of the plan and Applicable Law. No prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Employee Benefit Plan listed, which could subject any Employee Benefit Plan or any related trust, the Company, any Affiliate, the Purchaser or any director or employee of any of them to any Tax or penalty imposed under Section 4975 of the Code or Section 502(i) or 502(l) of ERISA, either directly or indirectly, and whether by way of indemnity or otherwise.

         (o) The Company does not maintain, sponsor or contribute to any plan or program providing retiree medical or life insurance benefits.

         (p) The Company has never contributed to a Pension Plan subject to Title IV of ERISA or Section 412 of the Code.

         Section 2.25. Transactions with Related Parties. Except as set forth in the SEC Documents or as disclosed in Schedule 2.25, the Company is not a party to any arrangement, understanding or agreement (whether written or oral) with any of the Company's employees, officers, stockholders or directors or any Affiliate or immediate family member of any of the foregoing under which it: (a) leases any real or personal property (either to or from such Person); (b) has incurred any debt for borrowed money or under which it has lent money or made any guarantees (other than routine travel advances); (c) licenses technology (either to or from such Person); (d) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person; (e) purchases or sells (or has purchased or sold during the last 18 months) products or services from or to, as the case may be, such Person (other than pursuant to employment agreements described in Schedule 2.24(e)); or (f) receives or expends $50,000 or more.

         Section 2.26. Interest in Competitors. Except as disclosed on Schedule 2.26, neither the Company nor to its best knowledge any of its officers or directors or Affiliates of any of the foregoing, has any interest, either by way of contract or by way of investment (other than as holder of not more than 5% of the outstanding capital stock of a publicly traded Person), directly or indirectly, in any Person other than the Company that provides any services or designs, produces or sells any product or product line or engages in any activity competitive with any activity currently conducted by the Company.

         Section 2.27. Territorial Restrictions. The Company is not restricted by any agreement or understanding with any other Person from carrying on its business anywhere in the world.

         Section 2.28. Effect of Transaction. No creditor, employee, consultant or other Person (other than customers or suppliers) having a material business relationship with the Company has informed the Company that such Person intends to terminate, or effect any material adverse change in, its relationship with the Company because of the transactions contemplated by this Agreement and the other Transaction Documents, nor does the Company have knowledge of any such intent.

         Section 2.29. Order Backlog. A true and complete list of (a) all firm product and service purchase orders and contracts for the sale of goods or the delivery of services by the Company to Persons other than Governmental Authorities, and (b) all firm funded product and service purchase orders and contracts for the sale of goods or the delivery of services by the Company to Governmental Authorities (collectively, the "Backlog") pending as of the latest practical date prior to the date of this Agreement is set forth in Schedule 2.29 attached hereto.

         Section 2.30. Suppliers and Customers. Schedule 2.30 attached hereto sets forth the 20 largest suppliers of the Company, all sole source suppliers of the Company and the 20 largest customers of the Company as of the date hereof. The Company does not have any knowledge that any of the Company's suppliers or customers intends to cancel or otherwise materially and adversely modify its relationship with the Company or limit its services, supplies or materials to the Company, or its usage, purchase or pricing of the services and products of the Company either as a result of the transactions contemplated hereby or otherwise.

         Section 2.31. Antitakeover Provisions. Other than ISRA, no "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute, regulation, charter provision or contract is applicable to the purchase of the Purchaser Shares by the Purchaser or any of the other transactions contemplated by this Agreement.

         Section 2.32. Extent of Offering. Neither the Company nor any agent on its behalf has sold or offered Common Stock, Convertible Securities or any similar securities or instruments for sale to, or has solicited any offers to buy any thereof from, or otherwise approached or negotiated in respect hereof with, any Person(s) whomsoever so as to bring the issuance and sale or delivery of any of the Purchaser Shares and/or the Additional Shares within the provisions of Section 5 of the Securities Act or so as to require registration or qualification thereof under any state securities law.

         Section 2.33. Registration Rights. Except as set forth in the Exhibits filed as part of the 1998 Form 10-KSB or in Schedule 2.33, the Company is not under any obligation to register any shares of its capital stock under the Securities Act, and as of the Closing Date and after giving effect to the transactions contemplated hereby, will not be under any such obligation.

         Section 2.34. Real Property Holding Company. The Company is not a real property holding company within the meaning of Section 897 of the Code.

         Section 2.35. No Retention Agreements, etc. Except as set forth in the Exhibits filed as part of the 1998 Form 10-KSB or in Schedule 2.35, are no retention agreements, severance agreements, change of control agreements and similar arrangements to which the Company or any of its Subsidiaries, on the one hand, and any employee, consultant or other Person, on the other hand, are a party.

         Section 2.36. Newbridge Networks Corporation. The Company has provided to the Purchaser true, complete and correct copies of all Contracts and material correspondence with, relating to or involving Newbridge Networks Corporation, a Canadian corporation, or any of its Affiliates (collectively, "Newbridge"). Except as set forth in Schedule 2.36, there does not exist under any Contract between the Company and Newbridge any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder by either party to such Contract, except for such violations, breaches or events of default that would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 2.37. Financial Projections. The financial projections, dated June 16, 2000 (the "Projections"), were prepared on the basis of assumptions that the Company reasonably believed in good faith at the time of the preparation to be reasonable.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Company as of the Closing Date as follows:

         Section 3.1. Organization. The Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

         Section 3.2. Authorization. The Purchaser has the power and authority (corporate and other) to execute and deliver this Agreement and any other Transaction Documents to which the Purchaser is a party and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

         Section 3.3. Access to Information. Without limiting the effect of the Company's representations and warranties contained herein, the Purchaser has received copies of the SEC Documents and has reviewed therein the discussion of risk factors relating to the Company. In addition (but without limiting the effect of the Company's representations and warranties contained herein), the Purchaser has had an opportunity to ask questions of and receive answers from representatives of the Company concerning the business of the Company, its condition and prospects (financial and other) and the terms and conditions of the offering of the Purchaser Shares.

         Section 3.4. Accredited Investor. The Purchaser is an "Accredited Investor" as such term is defined in Rule 501 of the rules and regulations of the Commission promulgated under the Securities Act.

         Section 3.5. Investment Intent.

         (a) The Purchaser is acquiring the Purchaser Shares and the Additional Shares for its own account for investment only and not for or with a present view to resale or distribution (other than the possible sale by the Purchaser of up to 35% of the Purchaser Shares to the Investment Bank in connection with the equity investment in the Company referred to in Section 5.1). The Purchaser has not entered into any contract, undertaking, agreement or arrangement with any Person to sell, transfer or pledge to such Person or anyone else the Purchaser Shares or the Additional Shares, and the Purchaser has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement.

         (b) The Purchaser has the financial ability to bear the economic risk of losing its entire investment in the Purchaser Shares and the Additional Shares, is prepared to bear the economic risk of its investment therein for an indefinite time and can afford to sustain a complete loss of its investment therein.

         (c) The Purchaser understands that the Purchaser Shares and the Additional Shares constitute restricted securities within the meaning of Rule 144 promulgated under the Securities Act, and that none of the Purchaser Shares, the Additional Shares or any interest therein may be sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act or in a transaction exempt from registration under the Securities Act, and understands the meaning and effect of such restriction.

         (d) The Purchaser acknowledges that the Purchaser Shares and the Additional Shares may not be transferred, and the Company shall not be required to register any transfer thereof on the books of the Company, unless such transfer is made pursuant to an effective registration statement, in compliance with Rule 144, or pursuant to another exemption under the Securities Act; provided, however, that the Company shall not be required to register any transfer if any securities are offered or sold otherwise than pursuant to an effective registration statement or pursuant to Rule 144 unless the Company shall have received an opinion of counsel to the Purchaser, reasonably satisfactory to the Company, that such transfer does not require registration under the Securities Act or applicable state securities laws.

         Section 3.6. Financial Resources. The Purchaser has cash or credit facilities presently available to meet all of its payment obligations hereunder.

         Section 3.7. Brokers. No Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Purchaser in connection with this Agreement or any of the transactions contemplated hereby.

         Section 3.8. Non-contravention. Except as set forth in Schedule 3.8, neither the negotiation, execution or delivery of this Agreement or the other Transaction Documents by the Purchaser nor the performance by the Purchaser of its obligations hereunder or thereunder has or will: (a) contravene any provision contained in the Purchaser's certificate of incorporation or by-laws;
(b) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (i) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation, or (ii) any judgment, order, decree, law, rule or regulation or other restriction of any Governmental Authority, in each case to which the Purchaser or any of its Subsidiaries is a party or by which any of them is bound or to which any of their respective assets or properties is subject, other than, in the case of either clause (i) or clause (ii), such violations, breaches and defaults that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Purchaser and its Subsidiaries; (c) result in the creation or imposition of any Encumbrance on any of the assets or properties of the Purchaser or any of its Subsidiaries, other than Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Purchaser and its Subsidiaries; or
(d) result in the acceleration of, or permit any to accelerate or declare due and payable prior to its stated maturity, any obligation of the Purchaser or any of its Subsidiaries.

                                   ARTICLE IV

                              MANAGEMENT COVENANTS

         Section 4.1. Indemnification; Officers' and Directors' Insurance.

         (a) All rights to indemnification or exculpation now existing in favor of the past and present directors, officers, employees and agents of the Company and its Subsidiaries as provided in their respective charters or by-laws or otherwise in effect as of the Closing Date with respect to matters occurring prior to the Closing Date shall survive the transactions contemplated hereby and shall continue in full force and effect. To the maximum extent permitted by the DGCL, such indemnification shall be mandatory rather than permissive and the Company shall advance expenses in connection with such indemnification. The Certificate of Incorporation of the Company shall contain provisions which are substantially similar to the provisions with respect to indemnification and exculpation set forth in Article SEVENTH of the Company's Restated Certificate of Incorporation as in effect on the date hereof, and the Company's by-laws shall contain provisions which are substantially similar to the provisions with respect to indemnification and insurance set forth in Article XI of the Company's by-laws as in effect on the date hereof, which provisions shall not, until the sixth anniversary of the date hereof in either case be amended in any manner that would materially and adversely affect the rights of the Company's past and present employees, agents, directors or officers thereunder for acts or omissions on or prior to the Closing Date, except if any such amendment is required by Applicable Law. Any determination required to be made with respect to whether a party's conduct complies with the standards set forth in the Certificate of Incorporation or by-laws of the Company or under the DGCL shall be made by independent counsel selected by the Company and reasonably acceptable to the indemnified party (whose fees and expenses shall be paid by the Company).

         (b) The Company shall maintain in effect for not less than six years from the Closing Date the policies of officers' and directors' liability insurance most recently maintained by the Company (provided that the Purchaser may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less advantageous so long as such substitution does not result in gaps or lapses in coverage) with respect to matters occurring prior to the Closing Date, in each case, however, to the extent available at a reasonable cost (such cost not to exceed 300% of the premiums currently paid by the Company); provided, however; that if the Company is not able to obtain the insurance specified herein, the Company will obtain as much comparable insurance as is then-available at a reasonable cost (such cost not to exceed 300% of the premiums currently paid by the Company). The Company will pay all reasonable, direct, out-of-pocket expenses (including reasonable attorney's fees and expense) that may be incurred by any indemnified party in enforcing the indemnity and other obligations provided for in this Section 4.1.

         (c) If the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation thereof, or (ii) sells, leases, transfers or otherwise disposes of all or substantially all of its properties and assets to any Person, whether in a single transaction or a series of related transactions, then and in each such case, proper provision shall be made so that the applicable successor or assign of the Company will assume the Company's obligations set forth in this
Section 4.1.

         Section 4.2. Employee Option Plan. Prior to the Closing, the Company shall have amended the Company's Amended and Restated 1997 Stock Compensation Program (the "Plan"), which Plan would cover an aggregate of 7.5% (but, together with the Founder Options, not more than 15%) of the Company's outstanding shares of Common Stock (after issuance of the Purchaser Shares). Schedule 4.2 sets forth a list of persons to be granted options to purchase Common Stock under the Plan at or immediately prior to the Closing by the Company, together with the number of options to be granted to each such holder, at an exercise price of $0.54 per share of Common Stock (such price to be appropriately adjusted to give effect to the Reverse Stock Split or any stock split, stock combination, reorganization, recapitalization, etc. affecting the Company's capital stock). The Plan shall provide for the granting of stock-based incentive compensation to employees, directors and consultants of the Company and its Subsidiaries. The Company shall reserve sufficient shares of its Common Stock for issuance upon the exercise of grants under the Plan.

         Section 4.3. Other Option Grants. At or immediately prior to the Closing, the Company shall grant options to acquire Common Stock to the persons set forth in Schedule 4.3 (the "Founder Options"). Each Founder Option will have an exercise price of $0.54 per share of Common Stock (such price to be appropriately adjusted to give effect to the Reverse Stock Split or any stock split, stock combination, reorganization, recapitalization, etc. affecting the Company's capital stock). The Company shall reserve, together with the shares issuable under the Plan, 15% of the Company's outstanding shares of Common Stock (after issuance of the Purchaser Shares) for issuance upon the exercise of the Founder Options or grants under the Plan. The issuance at any time after the Closing Date of Common Stock upon the exercise of Future Options will dilute all holders of Common Stock on a pro rata basis.

         Section 4.4. Actions Requiring a Special Majority.

         (a) The Company shall not, without the approval of either (i) those holders of Common Stock (excluding the Purchaser, entities controlled, directly or indirectly, by the Purchaser and executive officers (within the meaning of the Exchange Act) of the Purchaser) (the "Minority Stockholders") that represent not less than a majority of the outstanding Common Stock held by all such holders (a "Special Stockholder Majority"), given in writing or at a meeting of the Company's stockholders duly called and held, or (ii) a majority of the Non-Purchaser Directors (a "Special Director Majority"), given in writing or at a meeting of the Board duly called and held:

         (A) merge or consolidate with or into any Person, permit any Person to merge or consolidate with or into it, effect a share exchange with any other Person (or adopt a plan to do any of the foregoing); provided, however, that the restrictions of this clause (a) shall not apply to any merger or consolidation with or into a wholly owned Subsidiary of the Company, if immediately after such merger or consolidation the stockholders of the Company immediately prior to such merger or consolidation are the stockholders of the Company or of the surviving or resulting entity, and such merger or consolidation effects no change in the percentage ownership of such stockholders in the Company or the surviving or resulting entity from the percentage ownership of such stockholders in the Company immediately prior to such merger or consolidation;

         (B) sell all or substantially all of its assets in one transaction or a series of related transactions;

         (C) commence any voluntary proceeding seeking liquidation, reorganization, readjustment or other relief under any bankruptcy, insolvency or similar law or consent to a decree or order for relief or the filing of a petition thereunder or to the appointment of a trustee, receiver or liquidator, or otherwise take any voluntary action in furtherance of the bankruptcy, reorganization, liquidation, dissolution or termination of its corporate status;

         (D) except (1) as provided in this Agreement, and (2) pursuant to the terms of securities outstanding on the date hereof, (3) for options granted and to be granted under the Plan and Common Stock issued or issuable upon the exercise thereof, and (4) the Founder Options and Common Stock issued or issuable upon the exercise thereof, issue, offer or sell any shares of capital stock or any Convertible Securities;

         (E) amend its certificate of incorporation or by-laws, if the terms of such amendment would conflict with the terms of this Agreement or any other Transaction Document or would materially and adversely affect the rights of the Minority Stockholders;

         (F) amend or modify any of the Transaction Documents or waive any provision thereof;

         (G) enter into a Rule 13e-3 transaction (as defined in Rule 13-3 promulgated under the Exchange Act); or

         (H) enter into, assume or become bound by any agreement, instrument or understanding to do any of the foregoing or otherwise attempt to do any of the foregoing.

         (b) Without the prior consent or approval of either the Special Stockholder Majority or the Special Director Majority, the Purchaser shall not sell any of the Purchaser Shares prior to December 31, 2001; provided, however, the restrictions of this clause (b) shall not apply with respect to (i) the sale of up to 53.27% of the Purchaser Shares, or (ii) any sale to any Affiliate of the Purchaser.

         Section 4.5. Indemnification Claims against the Company. If any Purchaser Indemnified Party asserts a claim against the Company under Section 7.2, then the Non-Purchaser Directors shall have the right to act on behalf of the Company in connection therewith.

         Section 4.6. Enforcement against Purchaser. The Non-Purchaser Directors shall have the right to enforce on behalf of the Company the covenants of the Purchaser contained in this Agreement and in the other Transaction Documents.

         Section 4.7. Expiration. The provisions of Sections 4.4, 4.5 and 4.6 shall cease to have any force and effect automatically upon the earlier to occur of (a) the consummation of the and (b) the date upon which the Existing Holders collectively first cease to the owners of at least 10% of the outstanding Common Stock on a Fully Diluted Basis.

                                   ARTICLE V

                              ADDITIONAL COVENANTS

         Section 5.1. Investment Commitment. Until the 60th day after the Closing Date, each of the Purchaser and the Company shall use its reasonable best efforts to obtain a binding commitment from a first-tier investment bank or banks (collectively, the "Investment Bank") to make an equity investment in the Company in an amount no less than $5,000,000 at a purchase price of $1.50 per share of Common Stock (the "Investment Bank Shares") (such number of shares and price to be appropriately adjusted to give effect to the Reverse Stock Split or any stock split, stock combination, reorganization, recapitalization, etc. affecting the Company's capital stock). All actions taken by the Purchaser prior to the Closing Date shall be considered in determining whether the Purchaser has used its reasonable best efforts to obtain such a commitment from an Investment Bank.

         Section 5.2. Public Offering Commitment. The Company shall use its reasonable best efforts to prepare and file and have declared effective by the Commission a registration statement relating to the Public Offering (the "Registration Statement") as promptly as practicable, but in no event later than December 31, 2000, subject to market and economic conditions. The Company shall use reasonable best efforts to consummate the Public Offering as soon as practicable and, in connection therewith will do all things reasonably necessary or appropriate to cause the consummation of the Public Offering, including causing members of its senior management to participate actively in any marketing and selling efforts for the Public Offering.

         Section 5.3. Reverse Split. As promptly as practicable following the Closing, the Company shall use its reasonable best efforts to take all actions necessary to effect an at least one-for-ten reverse stock split (the "Reverse Stock Split").

         Section 5.4. ISRA Compliance. The Company shall, at its own expense, file any affidavits and applications and pay any fees necessary to secure compliance with or exemption from The New Jersey Industrial Site Review Act ("ISRA").

         Section 5.5. Hart-Scott-Rodino Filings. If required by the HSR Act, each of the Purchaser and the Company will use their respective commercially reasonable efforts to file with the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") promptly following the date hereof the notification and report form (the "Report") required under the HSR Act, with respect to the transactions contemplated hereby. Each of the Purchaser and the Company shall cooperate with each other to the extent reasonably necessary to assist each other in the preparation of its Report, shall request early termination of the waiting period required by the HSR Act and, if requested, will promptly amend or furnish additional information thereunder if requested by the Antitrust Division and/or the FTC. The Purchaser shall bear all filing fees incurred in connection with the filing of the Report.

         Section 5.6. Public Announcements.

         (a) The Purchaser and the Company shall reasonably cooperate in the making and issuing of any press release or public announcement in respect of this Agreement or the transactions contemplated hereby.

         (b) Neither the Purchaser nor the Company shall make any press release or public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed); provided, however, that if any press release or public announcement is required by Applicable Law or by the rules of any applicable securities exchange or market, then the nature of the announcement shall be described to the party not making a press release or public announcement and (if time permits) such party shall be allowed reasonable time to comment prior to dissemination to the public.

         Section 5.7. Rule 144 Reporting; Rule 144A. With a view to making available to each holder of Restricted Securities the benefits of certain rules and regulations of the Commission which may permit the sale of the Purchaser Shares to the public without registration, the Company agrees that:

         (a) the Company shall, so long as it is subject to the periodic reporting requirements of the Exchange Act: (i) make and keep available public information, as those terms are contemplated by Rule 144 under the Securities Act (or any successor or similar rule then in force); (ii) timely file with the Commission all reports and other documents required to be filed under the Securities Act and the Exchange Act; and (iii) furnish to each holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other information as such holder may reasonably request in order to avail itself of any rule or regulation of the Commission allowing such holder to sell any Purchaser Shares without registration (it being understood and agreed that the Company's covenants and agreements contained in this clause (i) shall not be operative until such time as the

Company shall have filed with the Commission its Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999, and its Quarterly Reports on Form 10-QSB for the fiscal quarters ended September 30, 1999, December 31, 1999 and March 31, 2000; the Company agrees to make such filings as soon as practicable); and

         (b) each holder of Purchaser Shares and each prospective holder of Purchaser Shares who may consider acquiring Purchaser Shares in reliance upon Rule 144A under the Securities Act (or any successor or similar rule then in force) ("Rule 144A") shall have the right to request from the Company, and the Company will provide upon such request, such information regarding the Company and its business, assets and properties, if any, as is at the time required to be made available by the Company under Rule 144A so as to enable such holder to transfer Purchaser Shares to such prospective holder in reliance upon Rule 144A.

         Section 5.8. Further Assurances. Following the Closing, each party shall from time to time execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the other, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby.

         Section 5.9. Debt. In the sole discretion of the Purchaser, after the Purchaser has purchased all the Additional Shares, then the Purchaser may (but shall not be required to) lend money to the Company (which loan(s) will not be convertible into equity of the Company) to finance the reasonable working capital requirements of the Company. Nothing in this Section 5.9 shall be deemed to obligate the Purchaser, subject to the terms and conditions hereof, to pay any amounts to the Company other than the Purchase Price and the Additional Purchase Price.

         Section 5.10. Rule 14f-1 Mailing.

         (a) Promptly after the Closing (and in any event by July 17, 2000), the Company shall deliver to the Purchaser evidence of the filing and mailing of the informational materials required to be filed with the Commission and sent to the Company's shareholders pursuant to Section 14(f) and Rule 14f-1 of the Exchange Act in connection with the Transaction Documents (the "Rule 14f-1 Materials"). The Purchaser will use its reasonable best efforts to take any actions within its control to assist the Company to effect the foregoing.

         (b) No later than the date of the filing of the Rule 14f-1 Materials, the Company will provide the Purchaser with an opinion from Lowenstein Sandler PC, special counsel for the Company, relating to the form and content of the Rule 14f-1 Materials and such other matters as the Purchaser may reasonably request, which opinion shall be in form and substance reasonably satisfactory to the Purchaser.

                                   ARTICLE VI

                               CLOSING DELIVERIES

         Section 6.1. Deliveries to Purchaser. At or prior to the Closing, the Company shall deliver to the Purchaser the following in form and substance reasonably satisfactory to the Purchaser and its counsel:

         (a) Good Standing Certificates. The Company shall have delivered to the Purchaser certificates of good standing from the secretaries of state of the states of the Company's and its Subsidiaries' organization and the states identified in Schedule 6.1(a);

         (b) FIRPTA Certificate. The Purchaser shall have received a certificate of Seller, dated the Closing Date and sworn under penalty of perjury, setting forth the name, address and federal Tax identification of the Company and stating that the Company is not a "foreign person" within the meaning of Section 1445 of the Code, such certificate to be in the form set forth in the Treasury Regulations hereunder;

         (c) Consents. The Company shall have obtained and shall have delivered to the Purchaser copies of all Consents (including all Consents required under any Contract) necessary to be obtained in connection with the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby;

         (d) Stockholders Agreements. Evidence that all existing stockholder and voting agreements relating to the Company or any of its securities (other than the Stockholders Agreement executed and delivered pursuant to Section 6.1(v)) have been terminated, including those with the Existing Holders and with Cerberus Partners, L.P.;

         (e) Legal Opinion. The Purchaser shall have received the written opinion of Lowenstein Sandler PC, special counsel for the Company, dated and delivered as of the Closing Date, substantially in the form of Exhibit C;

         (f) Base Period R&E Information. The Company shall have delivered to the Purchaser, on the Company's letterhead, all information reasonably requested by the Purchaser relating to the base period research and experimental expenses and any other information reasonably requested by the Purchaser to allow the Purchaser or the Company to claim research and experimental Tax credits in accordance with the relevant sections of the Code and the regulations promulgated thereunder;

         (g) Registration Rights Agreement. The Company, the Purchaser and the Existing Holders shall have entered into a Registration Rights Agreement in substantially the form of Exhibit D hereto (the "Registration Rights Agreement");

         (h) Stock Certificates. A certificate or certificates representing the Purchaser Shares, duly registered in the name of the Purchaser;

         (i) Officer's Certificate. A certificate of the President, dated the Closing Date, to the effect that (i) each of the representations and warranties made by the Company in this

Agreement and the other Transaction Documents that is qualified as to materiality is true, correct and complete as of the Closing Date, and each such representation and warranty that is not so qualified is true, correct and complete in all material respects as of the Closing Date, and (ii) the Company has duly performed or complied with, in all material respects, all of the covenants, obligations, agreements and conditions to be performed or complied with by it under the terms of this Agreement on or prior to or at the Closing;

         (j) Secretary's Certificate. A certificate of the Secretary of the Company, dated the Closing Date, as to the incumbency of any officer of the Company executing this Agreement or any document related thereto and covering such other matters as the Purchaser may reasonably request;

         (k) Board Resolutions. A certified copy of the resolutions of the Company's Board of Directors authorizing the execution, delivery and consummation of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby;

         (l) Employment Agreements. Executed counterparts of the Employment Agreements;

         (m) Charter Amendment. The amendment to the Company's certificate of incorporation set forth as Exhibit E hereto (the "Certificate of Amendment") shall have been duly filed under the DGCL;

         (n) mmTech, Inc. Evidence of the lost stock affidavit for Stock Certificate No. 1 issued by mmTech, Inc. to Charles Brand, as well as evidence of Stock Certificate No. 3 issued by mmTech, Inc. to the Company, shall have been delivered to the Purchaser;

         (o) Shares Held by Norman M. Phipps. Evidence of the surrender and cancellation for no consideration to Norman M. Phipps of 1,250,000 shares of Common Stock registered in the name of Norman M. Phipps as the result of the supplemental resolutions adopted by the Board on July 7, 2000.

         (p) Loan Extensions. The Company shall have delivered to the Purchaser copies of an agreement by all the relevant lenders under the Legacy Group I Loans to extend the maturity date of the principal amounts outstanding thereunder to the date that is the earlier to occur of (i) the fifth day following the consummation of the Public Offering and (ii) June 30, 2001;

         (q) Minute Books. True, correct and complete (through the Closing Date) copies of the minute books of the Company and each of its Subsidiaries;

         (r) ISRA Certificate. A letter from the New Jersey Department of Environmental Protection certifying the Company's compliance with or exemption from the requirements of ISRA;

         (s) Waivers. Executed waivers and consents from each of the Existing Holders and the other parties set forth on Schedule 6.1(s) (some of which waivers and consents may be included in the Stockholders Agreement), wherein such Existing Holder or other party irrevocably and forever (i) waives the application of any anti-dilution or other similar provisions contained in any of the agreements or instruments referred to in Schedule 2.5(c) in connection with any

Transaction Document or any of the transactions contemplated thereby or in connection with any prior transaction, event, occurrence or circumstances, (ii) waives application of any provision of any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of their respective assets is bound, that conflicts with any provision of any Transaction Document, and (iii) consents to the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby;

         (t) Director Agreement; etc. Executed agreement among Frank A. Brand, Jean-Francois Carreras, Mark B. Fisher (collectively, the "Former Outside Directors") and the Company, wherein the parties agree that the Company will grant each such Former Outside Director non-qualified stock options for 150,000 shares of Common Stock at a per share purchase price of $0.54 in lieu of a bonus payment of $75,000 in the form of Common Stock or cash or any combination thereof, and executed agreement between Lowenstein Sandler PC or its designees and the Company, wherein the parties agree that the Company will grant Lowenstein Sandler PC or its designees non-qualified stock options for 100,000 shares of Common Stock at a per share purchase price of $0.54;

         (u) Conversion of Debentures. Evidence of the conversion simultaneously with the Closing of an aggregate of 90% of the Company's convertible debentures and preferred stock (including executed waivers and consents from the holders of such convertible debentures and preferred stock to the effect of clauses (i),
(ii) and (iii) of Section 6.1(s));

         (v) Stockholders Agreement. The Company, the Purchaser and the Existing Holders shall have entered into a stockholders agreement in substantially the form of Exhibit F attached hereto (the "Stockholders Agreement");

         (w) Exercise of Warrants. Evidence of the exercise or exchange of 80% of all of the Company's outstanding warrants on a cashless basis;

         (x) Amendment of the Company's By-laws. Evidence of an amendment of the by-laws of the Company providing for the ability of the holders of a majority of the outstanding Common Stock to call special meetings of the stockholders of the Company;

         (y) L-3 Option Agreement. Executed agreement between the Purchaser and the Company relating to the L-3 Stock Options;

         (z) DLJ Engagement Letter. The Company shall have delivered to the Purchaser copies of (i) evidence of the termination of the Engagement Letter, dated August 7, 1998 (the "DLJ Engagement Letter"), between Donaldson Lufkin & Jenrette Securities Corporation ("DLJ") and the Company, and (ii) an executed waiver from DLJ wherein DLJ waives any post-termination rights it may have to any fee pursuant to the terms of the DLJ Engagement Letter, subject to the reimbursement of out-of-pocket fees and expenses in the approximate amount of $30,000;

         (aa) Projections. Copies of the Projections;

         (bb) Letter Agreement between Company and Shulman. Evidence of the termination of the Letter Agreement, dated December 16, 1999, between the Company and Gerald Shulman obligating the Company to issue warrants to Gerald Shulman;

         (cc) Signal Agreements. The Company shall have delivered to the Purchaser copies of a letter from the Company to Signal terminating the Letter of Intent, dated February 17, 2000, between the Company and Signal;

         (dd) Bank Account. The Company shall have delivered evidence of the establishment of the Bank Account;

         (ee) Class A Debenture Letter. The Company shall have delivered to the Purchaser a letter regarding the modified conversion price of $0.3451 per share of Common Stock for the holders of the Company's Class A 13% Senior Subordinated Convertible Pay-in-Kind Debentures due July 29, 1999; and

         (ff) Replacement of Company Officers. The Company shall have delivered to the Purchaser evidence of (i) the resignation of (A) Norman M. Phipps as President, Chief Operating Officer and Interim Chief Financial Officer of the Company, (B) Charles S. Brand as Chairman of the Board and Chief Technical Officer of the Company, and (C) Erik Kruger as Secretary of the Company, and
(ii) the appointment of (A) John S. Mega as acting President of the Company, (B) Norman M. Phipps as Senior Vice President of Administration of the Company, (C) Charles S. Brand as Senior Vice President of Technology of the Company, and (D) Christopher C. Cambria as Secretary of the Company.

         Section 6.2. Deliveries to the Company. At or prior to the Closing, the Purchaser shall deliver to the Company the following in form and substance reasonably satisfactory to the Company and its counsel:

         (a) Good Standing Certificate. The Purchaser shall have delivered to the Company a certificate of good standing from the Secretary of State of the State of Delaware;

         (b) Payment. Evidence that the Cash Funding has been paid in full;

         (c) Secured Promissory Note. The Purchaser shall have delivered to the Company the Secured Promissory Note;

         (d) Stock Pledge Agreement. The Company and the Purchaser shall have entered into the Stock Pledge Agreement;

         (e) Officer's Certificate. A certificate of the President or a Vice President of the Purchaser, dated the Closing Date, to the effect that (i) each of the representations and warranties made by the Purchaser in this Agreement and the other Transaction Documents that is qualified as to materiality is true, correct and complete as of the Closing Date, and each such representation and warranty that is not so qualified is true, correct and complete in all material respects as of the Closing Date, and (ii) the Purchaser has duly performed or complied with, in all material respects, all of the covenants, obligations, agreements and conditions to be performed or complied with by it under the terms of this Agreement on or prior to or at the Closing;

         (f) Secretary's Certificate. A certificate of the Secretary or Assistant Secretary of the Purchaser, dated the Closing Date, as to the incumbency of any officer of the Purchaser executing this Agreement or any document related thereto and covering such other matters as the Company may reasonably request;

         (g) Board Resolutions. A certified copy of the resolutions of the Purchaser's Board of Directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;

         (h) Legal Opinion. The Company shall have received the written opinions of Whitman Breed Abbott & Morgan LLP, special counsel for the Purchaser, and Christopher C. Cambria, General Counsel of the Purchaser, dated and delivered as of the Closing Date, substantially in the forms of Exhibits G and H, respectively;

         (i) Stockholders Agreement. The Company, the Purchaser and the Existing Holders shall have entered into the Stockholders Agreement;

         (j) Registration Rights Agreement. The Company, the Purchaser, the Existing Holders and certain other parties shall have entered into the Registration Rights Agreement; and

         (k) L-3 Option Agreement. Executed agreement between the Purchaser and the Company relating to the L-3 Stock Options.



                                  ARTICLE VII

                            SURVIVAL; INDEMNIFICATION

         Section 7.1. Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall survive the Closing and shall apply with respect to claims asserted in writing prior to the earlier of (a) the consummation of the Public Offering and (b) the first anniversary of this Agreement; provided, however, that the representations and warranties contained in Sections 2.5, 2.11 and 2.12 shall survive until the date that is the earlier to occur of (i) the consummation of the Public Offering and
(ii) the expiration of the applicable statute of limitations in respect of claims relating thereto. The provisions of this Section 7.1 shall not limit any covenant or agreement of the parties hereto which, by its terms, contemplates performance after the applicable Closing. If an indemnified party delivers a notice of claim for indemnification under this Article VII prior to the end of the applicable survival period, and such claim is finally settled or adjudicated in favor of the indemnified party during or after the end of the applicable survival period, the indemnifying party shall indemnify the indemnified party from and against Losses incurred by such indemnified party as a result of such claim for indemnification.

         Section 7.2. Indemnification.

         (a) The Company shall indemnify the Purchaser and its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (each, a "Purchaser Indemnified Party") against, and hold them harmless from, any loss, liability (including any Tax liability), obligation, claim, damage or expense fines, expenses, costs, proceedings, deficiencies, judgments, penalties or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including reasonable out-of-pocket expenses, consulting fees, court costs, expert witness fees and reasonable attorneys' fees and expenses incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, "Losses"), as incurred, arising from, in connection with or otherwise with respect to:

               (i) any breach of any representation or warranty of the Company contained in this Agreement; and

               (ii) any failure of the Company to perform any covenant or agreement made or contained in this Agreement or fulfill any obligation in respect thereof.

         (b) The Purchaser shall indemnify the Company and its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against, and hold them harmless from any Loss, as incurred, arising from, in connection with or otherwise with respect to:

               (i) any breach of any representation or warranty of the Purchaser (and not of the Company) contained in this Agreement; and

               (ii) any failure of the Purchaser (and not of the Company) to perform any covenant or agreement made or contained in this Agreement or fulfill any obligation in respect thereof.

         Notwithstanding anything herein to the contrary, the aggregate amount of Losses for which indemnification is provided by the Purchaser pursuant to this Section 7.2(b) shall not exceed in the aggregate $20 million, such $20 million amount to be reduced from time to time beginning on the Closing Date by any and all amounts paid in cash to the Company or on its behalf pursuant to this Agreement (including the Cash Funding, payments or other credits with respect of the Secured Promissory Note and the Additional Share Purchase Price).

         (c) The amount of any Loss for which indemnification is provided under this Section 7.2 shall be net of any amounts actually recovered by the indemnified party under insurance policies with respect to such Loss.

         (d) In order for an indemnified party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any Person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing of the Third Party Claim promptly following receipt by such indemnified party of written notice of the Third Party Claim, such notice to contain the amount of the Loss claimed or, in the event that such Loss is not then liquidated, a good faith estimate thereof (if then available); provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually and materially prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, promptly following the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

         (e) If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party; provided, however, that such counsel is not reasonably objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof (except as provided below). If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense (except as provided below). The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the Third Party Claim as provided above). If the indemnifying party chooses to defend or prosecute a Third Party Claim, all the indemnified parties shall reasonably cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld or delayed); provided, however, that if the indemnifying party does not consent to such settlement, compromise or discharge, the indemnifying party shall be obligated to assume the defense of such Third Party Claim from and after the date on which the indemnified party first seeks such consent. If the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim proposed by the indemnifying party, provided that such settlement, compromise or discharge (i) either provides for the dismissal of the Third Party Claim against of the indemnified party with prejudice or involves the payment of money only, (ii) provides for the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, (iii) provides for a complete release of the indemnified party, and (iv) does not require an admission of wrongdoing or liability or any other admission against interest by the indemnified party. If the indemnified party shall in good faith, on the advice of counsel, determine that the indemnified party may have available to it one or more defenses or counterclaims (other than that the indemnified party is entitled to be indemnified by the indemnifying party therefor) that are in conflict with one or more of those that may be available to the indemnifying party in respect of such claim or any litigation relating thereto, the indemnified party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the indemnifying party; provided, however, that if the indemnified party does so take over and assume control, (A) the indemnifying party may participate in, but not control, such defense or litigation, and (B) the indemnified party shall not settle such claim or litigation without the prior written consent of the indemnifying party, such consent not to be unreasonably withheld or delayed.

         (f) If any indemnified party should have a claim against the indemnifying party under this Section 7.2 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver written notice of such claim with reasonable promptness to the indemnifying party, such notice to contain the amount of the Loss claimed or, in the event that such Loss is not then liquidated, a good faith estimate thereof (if then available). The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party under this Section 7.2, except to the extent that the indemnifying party demonstrates that it has been actually and materially prejudiced by such failure.

         (g) If the indemnifying party disputes its liability with respect to any claim for indemnification hereunder, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved pursuant to the arbitration procedures specified in Section 8.4 below.

         (h) Any Loss for which the indemnifying party has admitted its responsibility or any Loss which is determined pursuant to the provisions of this Section 7.2 to be the indemnifying party's responsibility may be paid on its behalf by the Purchaser at the Purchaser's option and, if so paid, the indemnifying party shall issue to the Purchaser a note in the principal amount of such Loss. Any such note shall mature on the date of the consummation of the Public Offering, and bear interest (payable only at maturity) at the "applicable federal rate" for obligations of similar duration (or expected duration).

         (i) In the absence of fraud, intentional misconduct, intentional misrepresentation or criminal activity, the right of the Purchaser and the other indemnified parties to assert indemnification claims pursuant to this Section
7.2 shall be the sole and exclusive right and remedy exercisable against the indemnifying party for breaches of this Agreement; provided, however, that nothing in this Section 7.2 shall limit or restrict the Purchaser's right to equitable relief (including temporary, preliminary or permanent injunctive relief) for any breach or alleged breach of the provisions of this Agreement.

         Section 7.3. Set-Off. If the Company is required to indemnify the Purchaser pursuant to this Article VII (as determined by a court of competent jurisdiction or by an arbitration award), then the Purchaser shall be entitled, in addition to any other right or remedy it may have, to exercise rights of set-off against any amounts then due and payable to the Company hereunder or that may thereafter become due and payable to the Company hereunder (including under the Secured Promissory Note and the Additional Share Purchase Price).

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1. Notices. All notices, requests, claims, demands, approvals, consents, waivers and other communications hereunder (each a "Notice") shall be in writing and shall be delivered by hand, delivered by courier, deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or sent by facsimile transmission upon receipt of a confirmed transmission report, as follows:

If to the Company:        LogiMetrics, Inc.
                          50 Orville Drive
                          Bohemia, New York 11716
                          Tel:  (631) 784-4110
                          Fax:  (631) 784-4130
                          Attention:  Mr. Norman Phipps

                          with a copy to:

                          Lowenstein Sandler PC
                          65 Livingston Avenue
                          Roseland, NJ 07068-1791
                          Tel:  (973) 597-2500
                          Fax:  (973) 597-2400
                          Attention:  John D. Hogoboom, Esq.

If to the Purchaser:      L-3 Communications Corporation
                          NARDA Microwave
                          435 Moreland Road
                          Hauppauge, N Y 11788
                          Tel:  (631) 231-1700
                          Fax:  (631) 725-8039
                          Attention:  Mr. John Mega

                          with copies to:

                          L-3 Communications Corporation
                          600 Third Avenue
                          New York, NY  10016
                          Tel:  (212) 697-1111
                          Fax:  (212) 805-5494
                          Attention:  Christopher C. Cambria, Esq.; and

                          Whitman Breed Abbott & Morgan LLP
                          200 Park Avenue
                          New York, NY  10166
                          Tel:  (212) 351-3000
                          Fax:  (212) 351-3131
                          Attention:  James P. Gerkis, Esq.

Any party hereto, by Notice given to the other party hereto in accordance with this Section 8.1, may change the address or facsimile transmission number to which such Notices are to be sent to such party. All Notices shall be deemed effective and given upon receipt or refusal of receipt.

         Section 8.2. Expenses.

         (a) Except as expressly set forth herein, each party shall be responsible for the costs and expenses incurred by such party in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         (b) If any party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing party in such legal action shall be entitled to recover from the other party all reasonable costs and expenses (including attorneys' fees and expert witness fees and expenses) incurred by the prevailing party in connection therewith.

         (c) The Company shall be responsible for and pay in a timely manner of all sales, use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees ("Transfer Taxes"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement, including the sale and purchase of the Purchaser Shares. Each party hereto shall prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes that are the primary responsibility of such party under applicable law; provided, however, that such party's preparation of any such Tax Returns shall be subject to the other party's approval, which approval shall not be unreasonably withheld or delayed.

         Section 8.3. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such court and irrevocably waives any claim that any such suit, and action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 8.4. Arbitration of Disputes.

         (a) Except as provided in Section 8.4(d), all disputes, controversies or questions arising under, out of or relating to this Agreement or the breach hereof shall be referred for decision by arbitration in the State of New York to a panel of three arbitrators, one selected by the Purchaser, the second selected by the Company and the third selected jointly by the Purchaser and the Company. Any arbitration proceeding shall be governed by the Commercial Rules of the

American Arbitration Association then in effect or such rules last in effect (in the event such Association is not then in existence). If the parties are unable to agree upon the third arbitrator within 21 days after either party has given the other written notice of the desire to submit the dispute, controversy or question for decision as aforesaid, then either party may apply to the American Arbitration Association for a final and binding appointment of the third arbitrator. If, however, such Association is not then in existence or does not act in the matter within 45 days of any such application, any party may apply to the Presiding Justice of the Supreme Court of any county in New York for an appointment of an arbitration panel to hear the parties and such Justice is hereby authorized to make such appointment.

         (b) Except as provided in Section 8.4(d), if any party submits a dispute, controversy or question arising hereunder to arbitration, the decision of the arbitrators shall be final, conclusive and binding on all interested Persons (absent fraud or evident impartiality), and no action at law or in equity shall be instituted or, if instituted, further prosecuted by either party other than to enforce the arbitration award.

         (c) The arbitration award may be entered in any court that has jurisdiction. The award shall include interest from and including the date of any breach or violation of this Agreement to but excluding the date that the award is paid in full, at the legal rate of interest in New York applicable to judgments obtained in the courts of New York. The arbitrators may not limit, expand or otherwise modify the terms of this Agreement. The arbitrators shall apply the substance and not the conflicts laws of the State of New York as specified in Section 8.3.

         (d) The foregoing provisions of this Section 8.4 shall not limit or otherwise affect the right of any party to seek equitable relief (including temporary, preliminary or permanent injunctive relief) for any breach or alleged breach of the provisions of this Agreement.

         Section 8.5. Assignment; Successors and Assigns; No Third Party Rights. This Agreement may not be assigned by the Company. This Agreement may not be assigned by the Purchaser except to any of its controlled Affiliates or to any successor-in-interest to substantially all of the Purchaser's business. In the event of any permitted assignment of this Agreement, the assigning party shall not be released from its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

         Section 8.6. Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in multiple counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

         Section 8.7. Titles and Headings. The titles and headings in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 8.8. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the matters covered hereby and thereby and supersedes all previous written, oral or implied agreements or understandings between them with respect to such matters.

         Section 8.9. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

         Section 8.10. No Strict Construction. Each of the parties hereto acknowledges that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

         Section 8.11. Company Acknowledgment. The Company acknowledges that the representations and warranties contained in this Agreement and in any document or instrument delivered to the Purchaser pursuant hereto or in connection herewith shall not be deemed waived or otherwise affected by any investigation by the Purchaser, its officers, directors, employees, counsel, accountants, advisors, representatives and agents.

         Section 8.12. Stock Splits and Recapitalizations. Whenever a reference is made herein to (a) a price per share of Common Stock or per Additional Share,
(b) a number of Purchaser Shares or Additional Shares, or (c) a number of shares of Common Stock, such price or number shall be appropriately adjusted to give effect to the Reverse Stock Split or any stock dividend, stock split, reverse split, stock combination, reclassification, reorganization, recapitalization, merger, consolidation, share exchange or any other transaction affecting the Company's capital stock.

         Section 8.13. Shares Subject to Agreement. This Agreement shall apply to (a) the Common Stock and Convertible Securities held by the parties hereto, as well as any Common Stock and Convertible Securities hereafter acquired by any such party (including any Common Stock issued upon the exercise, conversion or exchange of any Convertible Securities), and (b) any and all shares of capital stock of the Company that may be issued in respect of, in exchange for or in substitution of any Common Stock or Convertible Securities, by reason of the Reverse Stock Split or any stock dividend, stock split, reverse split, stock combination, reclassification, reorganization, recapitalization, merger, consolidation, share exchange or any other transaction affecting the Company's capital stock.

         Section 8.14. Amendments. Subject to Section 4.4, this Agreement may not be amended or modified except by an instrument in writing signed on behalf of the Purchaser and the Company.

         Section 8.15. Extension; Waiver. Subject to Section 4.4, any party hereto may (a) extend the time for performance of any of the obligations or other acts of any of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of any of the other parties hereto contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements of any of the other parties hereto or satisfaction of any of the conditions to such party's obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of a party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

         Section 8.16. Future Legends. At the request of the Purchaser, the Company shall stamp or otherwise imprint such legend(s) as may be requested by the Purchaser on one or more of certificates representing any Common Stock Equivalents owned by the Purchaser or Transferred by the Purchaser to a third party.


                                   ARTICLE IX

                                   DEFINITIONS

         Section 9.1. Certain Definitions. As used herein:

         "1998 Form 10-KSB": has the meaning set forth in Section 2.10(a).

         "Additional Shares": has the meaning set forth in Section 1.4.

         "Additional Share Purchase Price": has the meaning set forth in Section 1.4.

         "Affected Property": has the meaning set forth in Section 2.12.

         "Affiliate": of a specified Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

         "Agreement": means this Purchase Agreement (including the Schedules hereto), as the same from time to time may be amended, supplemented or waived.

         "Applicable Law": means, with respect to any Person, any and all applicable provisions of any and all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances or codes of any Governmental Authority, (ii) Governmental Approvals, and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements, in each case specifically naming such Person, with any Governmental Authority.

         "Antitrust Division": has the meaning set forth in Section 5.5.

         "Backlog": has the meaning set forth in Section 2.29.

         "Bank Account": has the meaning set forth in Section 2.16(b).

         "Board": has the meaning set forth in Section 1.6(a).

         "Cash Funding": has the meaning set forth in Section 1.1(a).

         "Certificate of Amendment": has the meaning set forth in Section
6.1(m).

         "Closing":  has the meaning set forth in Section 1.2.

         "Closing Date":  has the meaning set forth in Section 1.2.

         "Code":  means the Internal Revenue Code of 1986, as amended.

         "Commission":  has the meaning set forth in Section 2.6.

         "Common Stock":  has the meaning set forth in the recitals.

         "Common Stock Equivalents": means, with respect to any holder of the Company's securities, the number of shares of Common Stock owned by such holder and the number of shares of Common Stock into or for which any Convertible Securities owned by such holder shall be convertible, exchangeable or exerciseable as of the date determination thereof.

         "Company": has the meaning set forth at the head of this Agreement. The term "Company" also shall include for all purposes of this Agreement (including
Article II) all Subsidiaries of the Company, unless the context otherwise clearly, unambiguously and expressly requires. The fact that the term "Company" sometimes is used in a particular sentence, paragraph or section herein with the term "Subsidiary" or "Subsidiaries", and sometimes not used with such term in the same sentence, paragraph or section, does not, in and of itself, mean that Subsidiaries are not included in the term "Company" in the latter case.

         "Company's Debt": has the meaning set forth in Section 1.5(a).

         "Consent": means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

         "Contracts": has the meaning set forth in Section 2.20(a).

         "Convertible Securities": means (i) any rights, options or warrants to acquire Common Stock or any capital stock of the Company or any Subsidiary, and
(ii) any notes, debentures, shares of preferred stock or other securities or rights, which are convertible or exercisable into, or exchangeable for, Common Stock or any capital stock of the Company or any Subsidiary.

         "Credit Support Payment": has the meaning set forth in Section 1.5(a).

         "Damage Amount": has the meaning set forth in Section 1.4(d).

         "Debt": means, as to any Person, all obligations for payment of principal, interest, penalties and collection costs thereof, with respect to money borrowed, whether incurred or assumed (including guarantees), and other similar obligations in the nature of a borrowing by which such Person will be obligated to pay.

         "DGCL": means Delaware General Corporation Law.

         "Disbursement Letter": means the letter from the Company to the Purchaser setting forth the wire transfer instructions in respect of the Cash Funding.

         "Disposition": has the meaning set forth in Section 1.6(b).

         "DLJ": has the meaning set forth in Section 6.1(z).

         "DLJ Engagement Letter": has the meaning set forth in Section 6.1(z).

         "$" or "dollars": means lawful money of the United States of America.

         "Employee Benefit Plans": has the meaning set forth in Section 2.24(a).

         "Employment Agreements": has the meaning set forth in Section 3.6 of the Stockholders Agreement.

         "Encumbrance": means any mortgage, pledge, hypothecation, claim, security interest, burden, title defect, title retention agreement, voting agreement, preemptive right, option, lien, set-off right, right of first refusal, right of first offer, charge, bailment or other encumbrance.

         "Environmental Laws": has the meaning set forth in Section 2.12.

         "ERISA": means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act": has the meaning set forth in Section 2.6.

         "Existing Holders": has the meaning set forth in the head of the Stockholders Agreement.

         "Financial Statements": has the meaning set forth in Section 2.10(a).

         "Former Outside Directors": has the meaning set forth in Section
6.1(t).

         "Founder Options": has the meaning set forth in Section 4.3.

         "FTC": has the meaning set forth in Section 5.5.

         "Full Funding Date": has the meaning set forth in Section 1.1(c).

         "Fully Diluted Basis": means, when used with respect to outstanding shares of Common Stock at any time, all shares of Common Stock that would be outstanding at such time (i) after giving effect to the transactions contemplated by this Agreement and any other Transaction Documents (including
Section 6.1(t)), (ii) after giving effect to the application of any anti-dilution or other similar provisions in any of the agreements or instruments representing, evidencing or relating to any Convertible Securities as a result of any of the transactions contemplated by this Agreement or any other Transaction Documents (including Section 3.4 of the Stockholders Agreement) unless such provisions are inapplicable or irrevocably and forever waived, (iii) after giving effect to the issuance of 81,000 shares of Common Stock to Gerald Shulman or his nominee, and (iv) assuming the exercise, conversion or exchange of all Convertible Securities (it being understood and agreed that any unexercised or unconverted warrants to purchase Common Stock shall be deemed exercised or converted in the full face amounts thereof); provided, however, that, for purposes of calculating the outstanding shares of Common Stock on a Fully Diluted Basis at or any time after the Closing Date, there shall be excluded from any such calculation (A) any shares of Common Stock issuable or issued upon the exercise of any Future Options, and (B) the Additional Shares and Investment Bank Shares (to the extent that such Additional Shares and/or the Investment Bank Shares are not actually outstanding at such time).

         "Future Options": means (i) any Founder Options, (ii) any options granted under the Plan at or immediately prior to the Closing by the Company and listed on Schedule 4.2, (iii) any options granted under the Plan by the Company after the Closing Date other than those options referred to in Section 6.1(t), and (iv) the L-3 Stock Options.

         "GAAP": means United States generally accepted accounting principles, as in effect on the date hereof, consistently applied.

         "Governmental Approvals": means any action, order, authorization, Consent, approval, license, lease, waiver, franchise, concession, agreement, license, ruling, permit, certification, exemption of, filing or registration by or with, or report or notice to, any Governmental Authority.

         "Governmental Authority": means any nation or government or other political subdivision thereof, including any governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body or any tribunal or arbitrator(s) having jurisdiction over the matter or matters in question, or any self-regulatory organization.

         "HSR Act": means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. "include", "includes", "included" and "including": shall be construed as if followed by the phrase "without being limited to".

         "include", "includes", "included", and "including": shall be construed as if followed by the phrase "without being limited to".

         "Intellectual Property": means: (i) any and all trademarks, service marks, brand names, certification marks, trade dress, domain names, assumed names, trade names, logos and other indications of origin, sponsorship or affiliation, together with the goodwill associated therewith (whether the foregoing are registered or unregistered), registrations thereof in any jurisdiction and applications to register any of the foregoing in any jurisdiction, and any extension, modification or renewal of any such registration or application; (ii) any and all inventions, developments, improvements, discoveries, know how, concepts and ideas, whether patentable or not in any jurisdiction; (iii) any and all patents, revalidation's, industrial designs, industrial models and utility models, patent applications (including reissues, continuations, divisions, continuations-in-part and extensions) and patent disclosures; (iv) any and all mask works and other semiconductor chip rights and registrations thereof; (v) any and all non-public information, trade secrets and proprietary or confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; (vi) any and all writings and other works, whether copyrighted, copyrightable or not in any jurisdiction, such works including computer programs and software (including source code, object code, data and databases) and internet website pages; (vii) any and all copyrights, copyright registrations and applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (viii) any and all other intellectual property or proprietary rights;
(ix) any and all agreements, licenses, immunities, covenants not to sue and the like relating to any of the foregoing; and (x) any and all claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

         "Inventories": means all inventories of raw materials, work in process, finished products, goods, spare parts, replacement and component parts, and office and other supplies (whether on hand, in transit or on order).

         "Investment Bank": has the meaning set forth in Section 5.1.

         "Investment Bank Shares": has the meaning set forth in Section 5.1.

         "ISRA": has the meaning set forth in Section 5.4.

         "L-3 Stock Options": has the meaning set forth in Section 1.8.

         "Leases": means the real property leases, subleases, financial leases, use agreements, licenses and occupancy agreements pursuant to which the Company is the lessee, sublessee, user, licensee or occupant.

         "Legacy Group I Loans": has the meaning set forth in the Acknowledgement, Consent and Waiver dated as of March 7, 2000, among the Company and the parties thereto.

         "Liability Amount": has the meaning set forth in Section 1.1(e).

         "Losses": has the meaning set forth in Section 7.2(a).

         "Material Adverse Effect": has the meaning set forth in Section 2.1(a).

         "Minority Stockholders": has the meaning set forth in Section 4.4(a).

         "Newbridge": has the meaning set forth in Section 2.36.

         "Non-Purchaser Directors": has the meaning set forth in Section 3.1(a)(iv) of the Stockholders Agreement.

         "Notice": has the meaning set forth in Section 8.1.

         "PBGC": has the meaning set forth in Section 2.24(c).

         "Pension Plan": has the meaning set forth in Section 2.24(g).

         "Permitted Encumbrances": has the meaning set forth in Section 2.19(d).

         "Person" or "person": means any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust or other entity, or any Governmental Authority.

         "Plan": has the meaning set forth in Section 4.2.

         "Pledged Shares": has the meaning set forth in Section 1.1(d).

         "Preferred Stock": has the meaning set forth in Section 2.5(a).

         "Proceeds": has the meaning set forth in Section 2.16(a).

         "Projections": has the meaning set forth in Section 2.37.

         "Public Offering": means a consummated firmly underwritten public offering of the Common Stock of the Company pursuant to an effective registration statement filed with the Commission under the Securities Act, with respect to which (i) the Company's Common Stock is listed on the New York Stock Exchange or admitted for trading on the NASDAQ National Market (or any successor, exchange market or organization thereto), and (ii) the Company makes an offering for at least 20% of the outstanding Common Stock.

         "Purchase Price": has the meaning set forth in the recitals.

         "Purchaser": means L-3 Communications Corporation.

         "Purchaser Credit Support": has the meaning set forth in Section
1.5(a).

         "Purchaser Indemnified Party": has the meaning set forth in Section 7.2(a).

         "Purchaser Shares": has the meaning set forth in the recitals.

         "Report": has the meaning set forth in Section 5.5.

         "Registration Rights Agreement": has the meaning set forth in Section 6.1(g).

         "Registration Statement": has the meaning set forth in Section 5.2.

         "Regulated Substances": has the meaning set forth in Section 2.12.

         "Released Pledged Shares": has the meaning set forth in Section 1.1(d).

         "Required Prepayment Notice": has the meaning set forth in Section 1.1(c).

         "Reverse Stock Split": has the meaning set forth in Section 5.3.

         "Rule 144A": has the meaning set forth in Section 5.7(b).

         "Rule 14f-1 Materials": has the meaning set forth in Section 5.10(a).

         "Secured Promissory Note": has the meaning set forth in Section 1.1(a).

         "Securities Act": has the meaning set forth in Section 2.4.

         "SEC Documents": has the meaning set forth in Section 2.6.

         "Stockholders Agreement": has the meaning set forth in Section 6.1(v).

         "Signal": has the meaning set forth in Section 2.20(a).

         "Signal Agreements": has the meaning set forth in Section 2.20(d).

         "Special Director Majority": has the meaning set forth in Section
4.4(a).

         "Special Stockholder Majority": has the meaning set forth in Section 4.4(a).

         "SpeedUSNY": has the meaning set forth in Section 1.1(b).

         "Stock Pledge Agreement": has the meaning set forth in Section 1.1(d).

         "Subsidiary": means each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing at least (i) 50% of the outstanding voting stock or other equity interests, or (ii) 50% of the outstanding capital stock or other equity interests.

         "Tangible Property": has the meaning set forth in Section 2.19(c).

         "Tax Return": means any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Taxes": means any federal, state, provincial, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof, and including any interest, penalties or additions to tax attributable to the foregoing.

         "Technology": has the meaning set forth in Section 1.6(a).

         "Technology Option": has the meaning set forth in Section 1.6(a).

         "Third Party Claim": has the meaning set forth in Section 7.2(d).

         "Transfer", "Transferring" (or any correlative term): means a sale, assignment, pledge, hypothecation, gift, placement in trust (voting or otherwise) or transfer by operation of law of, creation of a security interest in, or other Encumbrance on, or any other encumbering or disposal (directly or indirectly and whether or not voluntary), and shall include any transfer by will or intestate succession.

         "Transfer Taxes": has the meaning set forth in Section 8.2(c).

         "Transaction Documents": means this Agreement, the Secured Promissory Note, the Stock Pledge Agreement, the Registration Rights Agreement, the Stockholders Agreement, the Employment Agreements and each document or instrument to be delivered to the Purchaser pursuant to this Agreement (including pursuant to Article VI).

         "Treasury Regulations": means the regulations prescribed pursuant to the Code.

         "WARN Act": means Worker Adjustment and Training Notification Act.

         Section 9.2. Construction.

         (a) All references herein to a Section, Article, Exhibit or Schedule are to a Section, Article, Exhibit or Schedule of or to this Agreement, unless otherwise indicated.

         (b) Unless the context of this Agreement clearly requires otherwise, references to any gender includes all genders.

         (c) The words "herein", "hereof", and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       LOGIMETRICS, INC.


                                       By: /s/ Norman M. Phipps
                                          _______________________________
                                          Name: Norman M. Phipps
                                          Title: President

                                       L-3 COMMUNICATIONS CORPORATION


                                       By: /s/ Christopher C. Cambria
                                          _______________________________
                                          Name: Christopher C. Cambria
                                          Title: Vice President

                                                                       EXHIBIT A

                            SECURED PROMISSORY NOTE

$6,500,000.00                                                      July 10, 2000

         FOR VALUE RECEIVED, L-3 COMMUNICATIONS CORPORATION, a Delaware corporation ("L-3"), hereby promises to pay to the order of LOGIMETRICS, INC., a Delaware corporation (the "Holder"), the principal amount of SIX MILLION FIVE HUNDRED THOUSAND DOLLARS and 00/100 ($6,500,000.00), such principal to be due and payable on earlier of (a) the consummation of the Public Offering (as defined in that certain Purchase Agreement, dated the date hereof, between the Holder and L-3 (as the same may be amended from time to time, the "Agreement")) and (b) January 2, 2001 (the "Maturity Date").

         1. PAYMENTS. All payments of principal and any Default Interest (as defined below) hereunder shall be made in United States Dollars and in immediately available funds. All payments made hereunder shall be credited (a) first, against any fees, costs or expenses due hereunder from L-3 to the Holder,
(b) second, against any accrued and unpaid Default Interest on this Note, and
(c) third, against principal outstanding under this Note.

         2. SECURITY INTEREST. This Note will be initially secured by a pledge of 43.33% of the Purchaser Shares (as defined in the Agreement) pursuant to a Stock Pledge Agreement, dated the date hereof (as the same may be amended from time to time, the "Stock Pledge Agreement"). As provided in the Stock Pledge Agreement, for every prepayment, payment or set-off by L-3 of all or a portion of the principal amount of this Note (including pursuant to Section 1.1(c), 1.5 or 7.3 of the Agreement), a number of Purchaser Shares equal to the Released Pledged Shares (as defined in the Agreement) will be released from the Encumbrance (as defined in the Agreement) of the Stock Pledge Agreement and delivered to L-3. As provided in the Stock Pledge Agreement, upon L-3's payment of this Note in full, all Purchaser Shares then subject to the Encumbrance (as defined in the Agreement) of the Stock Pledge Agreement will be automatically released from the Encumbrance (as defined in the Agreement) of the Stock Pledge Agreement and delivered to L-3.

         3. PREPAYMENT. From time to time, pursuant to Section 1.1(c) of the Agreement and subject to Section 1.1(b) of the Agreement, L-3 shall prepay all or a portion of the outstanding principal amount, such prepayment to be made within five (5) business days after receipt by L-3 of the Required Prepayment Notice (as defined in the Agreement).

         4. SET-OFF. If the Holder is required to indemnify any indemnified party pursuant to Article VII of the Agreement (as determined by a court of competent jurisdiction or by an arbitration award), then L-3 shall be entitled, in addition to any other right or remedy it may have, to exercise rights of set-off against any amounts then due and payable or that may thereafter become due and payable to the Holder under this Note.

         5. OTHER DEBT. If L-3 or any of its Affiliates (as defined in the Agreement) provides Purchaser Credit Support (as defined in the Agreement), in respect of all or any portion of the

Company's Debt (as defined in the Agreement), then the amount of the Purchaser Credit Support shall constitute, to the extent of the amount of the Purchaser Credit Support, a Credit Support Payment (as defined in the Agreement); provided, however, (a) if the Company's Debt has been paid in full and none of the Purchaser Credit Support has been utilized or called upon, then the Credit Support Payment shall be deemed not to have been made, and (b) if, at any time, the amount of the Purchaser Credit Support shall have been permanently reduced by reason other than the payment by or on behalf of the Purchaser of any amount in respect of such Purchaser Credit Support, then the Credit Support Payment shall be deemed not to have been made, but only to the extent of such reduction.

         6. CANCELLATION OF NOTE. L-3's obligations of payment under this Note may be cancelled pursuant to the provisions of Section 1.1(b) of the Agreement, which provisions are incorporated herein by reference in their entirety.

         7. EVENTS OF DEFAULT; REMEDIES.

            (a) "Event of Default" means the occurrence of one or more of the following events: (i) the failure of L-3 to pay the principal amount of this Note on the Maturity Date for a period of two business days after written notice of such failure is given to L-3 by the Holder; (ii) the commencement of any proceeding instituted by or against L-3 under any laws relating to bankruptcy, insolvency, receivership or arrangements with creditors and such proceeding is not dismissed, stayed or vacated within 60 days; (iii) the dissolution, liquidation or winding up of the affairs of L-3; (iv) an assignment for the benefit of creditors by L-3; or (v) the insolvency or written admission of inability of L-3 to pay its debts as they mature.

            (b) Upon the occurrence and during the continuance of an Event of Default and the expiration of the applicable cure period (if any), interest shall accrue on the outstanding principal at an overdue rate equal to 10% per annum ("Default Interest").

            (c) If an Event of Default shall have occurred and be continuing, the Holder shall have, in addition to all other rights given by law or by this Note, the right, at its option, by written notice to L-3 to declare all the indebtedness described herein or evidenced hereby and the collection fees thereof to be immediately due and payable, and upon such delivery or mailing of such notice, all such indebtedness and collection fees shall become immediately due and payable.

         8. NOTICES. All notices, consents, requests, waivers or other communications (each a "Notice") which, by provision of this Note, is required or permitted to be given or served to L-3 shall be given and served for all purposes (a) if hand delivered, (b) if sent by nationally recognized overnight courier, or (c) if sent by registered or certified mail, postage prepaid, return receipt requested to the following address:

                               L-3 Communications Corporation
                               Narda Microwave
                               435 Moreland Road
                               Hauppauge, N Y 11788
                               Tel:  (631) 231-1700
                               Fax:  (631) 725-8039
                               Attention:  Mr. John Mega

                               with copies to:

                               L-3 Communications Corporation
                               600 Third Avenue
                               New York, NY 10016
                               Tel:  (212) 697-1111
                               Fax:  (212) 805-5494
                               Attention:  Christopher C. Cambria, Esq.; and

                               Whitman Breed Abbott & Morgan LLP
                               200 Park Avenue
                               New York, NY 10166
                               Tel.:  (212) 351-3000
                               Fax:  (212) 351-3131
                               Attention:  James P. Gerkis, Esq.

Each Notice shall be deemed effective upon receipt (or refusal of receipt).

         9. AMENDMENTS; WAIVERS; CONSENTS. This Note may not be waived, changed, modified or discharged orally, but only by an agreement in writing which is signed by both L-3 and the Holder. Except as otherwise provided in this Note, the Agreement or the Stock Pledge Agreement, L-3 hereby waives presentment, demand for payment, diligence, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

         10. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof. L-3 hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on L-3 anywhere in the world by the same methods as are specified for the giving of notices under this Note. L-3 hereby irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. L-3 hereby irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such court and irrevocably waives any claim that any such suit, and action or proceeding brought in any such court has been brought in an inconvenient forum.

         11. SUCCESSORS. This Note shall inure to the benefit of the Holder and its successors and assigns.

         IN WITNESS WHEREOF, L-3 has duly executed this Note as of the date first above written.

                                    L-3 COMMUNICATIONS CORPORATION

                                    By:
                                    ------------------------------
                                       Name: Christopher C. Cambria
                                       Title: Vice President

                                                                       EXHIBIT B

                             STOCK PLEDGE AGREEMENT

         STOCK PLEDGE AGREEMENT dated as of July 10, 2000, made by L-3 Communications Corporation, a Delaware corporation ("Pledgor"), in favor of LogiMetrics, Inc., a Delaware corporation ("Pledgee").

         WHEREAS, pursuant to the Purchase Agreement, dated July 10, 2000, (as the same may be amended from time to time, the "Purchase Agreement"), between Pledgor and Pledgee. Pledgee sold to Pledgor and Pledgor purchased from Pledgee, on the date hereof, 53.5% of the issued and outstanding shares of Pledgee's Common Stock on a Fully Diluted Basis (as such terms are defined in the Purchase Agreement) (the "Purchaser Shares");

         WHEREAS, pursuant to the Purchase Agreement, Pledgor has agreed to pledge 43.33% of the Purchaser Shares (the "Pledged Stock") to Pledgee to secure the obligations of Pledgor under the Secured Promissory Note, dated the date hereof (the "Secured Promissory Note") (collectively, the "Secured Obligations"); and

         WHEREAS, it is a condition to Pledgee's willingness to enter into the Purchase Agreement that Pledgor shall have executed this Agreement;

         NOW, THEREFORE, in consideration of the premises and in order to induce Pledgee to enter in the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Defined Terms. Unless otherwise defined herein, terms used herein shall have the same meanings of terms defined in the Purchase Agreement.

         2. Pledge. Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to Pledgee all the Pledged Stock and hereby grants to Pledgee a first lien on, and first priority security interest in, the Pledged Stock and in all Proceeds (as defined below) thereof as collateral security for the prompt and complete payment and performance when due of all the Secured Obligations. "Proceeds" means all "proceeds" as defined in Section 9-306(1) of the New York Uniform Commercial Code (the "Code") and shall, in any event, include, without limitation, all dividends, distributions or other income from the Pledged Stock, and any and all collections on the foregoing or distributions with respect to the foregoing. Pledgee hereby acknowledges receipt and possession of the Pledged Stock, to be held by Pledgee in accordance with this Agreement.

         3. Stock Dividends, Distributions, etc. If, while this Agreement is in effect, Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or rights, as an addition to, in substitution of, or in exchange for, any shares of any Pledged Stock, Pledgor agrees to accept the same as Pledgee's agent and to hold the same in trust on behalf of and for the benefit of Pledgee and to deliver the same forthwith to Pledgee in the exact form received, with the endorsement of Pledgor when necessary, and/or appropriate undated stock powers duly executed in blank, to be held by Pledgee, subject to the terms hereof, as additional collateral security for the Secured Obligations. All property so distributed in respect of the Pledged Stock which is received by Pledgor shall, until delivered to Pledgee, be held by Pledgor as Pledgee's agent (and in trust on its behalf and for its benefit) as additional collateral security for the Secured Obligations.

         4. Collateral. The Pledged Stock and Proceeds thereof are referred to herein collectively as the "Collateral". Certificates or instruments representing or evidencing the Collateral shall be delivered to and held by Pledgee. For every prepayment, payment or set-off by Pledgor of all or a portion of the principal amount of the Secured Promissory Note (including pursuant to Section 1.1(c), 1.5 or 7.3 of the Purchase Agreement), a number of shares of Pledged Stock equal to the Released Pledged Shares shall be released from the Encumbrance of this Agreement and such Released Pledged Shares shall no longer constitute part of the Collateral. Upon payment of the Secured Obligations in full, all the Collateral shall automatically be released from the Encumbrance of this Agreement. Notwithstanding anything in this Agreement or any of the other Transaction Documents to the contrary, if the Purchaser pays the Liability Amount, then all Purchaser Shares then subject to the Encumbrance of this Agreement shall be automatically released from the Encumbrance of this Agreement and delivered to the Purchaser.

         5. Cash Dividends; Voting Rights. Unless a Triggering Event (as defined below) shall have occurred, Pledgor shall be entitled to receive all cash dividends paid in respect of the Pledged Stock, to vote the Pledged Stock and to give consents, waivers and ratification in respect of the Pledged Stock; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken that would impair the Collateral or violate any provision of this Agreement.

         6. Rights of Pledgee. If a Triggering Event shall have occurred, (a) any of or all the Pledged Stock included in the Collateral may, without notice, be registered in the name of Pledgee or its nominee and Pledgee shall have the right to exchange certificates or instruments representing or evidencing the Pledged Stock included in the Collateral for certificates or instruments of smaller or larger denominations, (b) Pledgee may collect and receive all cash dividends and other distributions made thereon, and (c) Pledgee or its nominee may thereafter, after notice to Pledgor, exercise all voting and corporate rights at any meeting of any corporation or other entity issuing any of the Pledged Stock and give consents, waivers and ratification in respect of the Pledged Stock, in each case as if it were the sole and absolute owner thereof.

         7. Remedies. If any portion of the Secured Obligations shall at any time become, or shall be declared, due and payable (or if any stay or legal bar to such Secured Obligations becoming or being declared due and payable is in effect, if but for the operation of such stay or legal bar such obligations would have become, or could have been declared, due and payable by their terms) and remain unpaid for a period of 30 days from the date upon which such portion of the Secured Obligations have become, or shall have been declared (or would have so become, or could have so been declared), due and payable (a "Triggering Event"), Pledgee shall have the right to exercise all rights and remedies of a secured party under the Code.

         8. Representations, Warranties and Covenants. Pledgor represents and warrants that: (a) Pledgor has full corporate power, authority and legal right to pledge, assign, transfer, deliver, deposit and set over all the Pledged Stock pursuant to this Agreement; (b) this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses; (c) (assuming the accuracy of Pledgee's representations and warranties contained in Sections 2.2 and 2.5 of the Purchase Agreement) the pledge, assignment and delivery of the Pledged Stock and the other Collateral pursuant to this Agreement creates a valid first lien on and, and a first priority security interest in, such shares of the Pledged Stock and the other Collateral, respectively, subject to no prior or pari passu Encumbrance or to any agreement granting to any third party a security interest in the property or assets of Pledgor which would include the Pledged Stock or the other Collateral; and (d) no consent, approval, authorization or other order of any person and no consent, authorization approval, or other action by, and no notice to or filing with, any Governmental Authority is required to be made or obtained by Pledgor either (i) for the pledge of the Collateral by Pledgor pursuant to this Agreement, or (ii) for the exercise by Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except such as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

         Pledgor covenants and agrees that it will defend Pledgee's right and security interest in and to the Collateral against the claims and demands of all Persons whomsoever; and covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to Pledgee as Collateral hereunder and will likewise defend Pledgee's right thereto and security interest therein.

         9. No Disposition, etc. Without the prior written consent of Pledgee, Pledgor will not sell or otherwise dispose of, grant any Encumbrance on or any option or right with respect to, or mortgage, hypothecate, assign, pledge, transfer, charge or otherwise encumber any of the Collateral, any interest therein or any proceeds thereof, except for the lien and security interest provided for by this Agreement.

         10. Further Assurances. Pledgor agrees that any time and from time to time upon the written request of Pledgee, it will, at its expense, execute and deliver such further documents and do such further acts and things as Pledgee may reasonably request in order to effect the purposes of this Agreement.

         11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         13. No Waiver; Cumulative Remedies. Pledgee shall not by any act (except by a written instrument executed by Pledgee pursuant to Section 14) be deemed to have waived any right or remedy hereunder. No failure to exercise, nor any delay in exercising, on the part of Pledgee any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power of privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by Applicable Law.

         14. Waivers and Amendments; Successors and Assigns; Governing Law. This Agreement may be amended, supplemented or waived by written instrument executed by Pledgor and Pledgee. This Agreement shall be binding upon the successors and assigns of Pledgor and shall inure to the benefit of Pledgee and its successors and assigns. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (REGARDLESS OF THE LAWS THAT MIGHT BE APPLICABLE UNDER ANY PRINCIPLES OF CONFLICTS OF LAWS).

         IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                 L-3 COMMUNICATIONS CORPORATION

                                 By:
                                    ---------------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT C

                     [LETTERHEAD OF LOWENSTEIN SANDLER PC]

John D. Hogoboom                              Tel 973.597.2382 Fax 973.597.2383
Member of the Firm                                     jhogoboom@lowenstein.com

                                  July 10, 2000

L-3 Communications Corporation
600 Third Avenue
New York, New York 10016

Dear Sirs:

     We have acted as counsel to LogiMetrics, Inc., a Delaware corporation (the "Company"), in connection with the transactions contemplated by the Purchase Agreement, dated as of July 10, 2000 (the "Purchase Agreement"), by and between the Company and L-3 Communications Corporation ("L-3"). This opinion is being furnished to you pursuant to Section 6.1(e) of the Purchase Agreement. Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

     In connection with this opinion, we have examined copies of (i) the Purchase Agreement, (ii) the Registration Rights Agreement, dated July 10, 2000 (the "Registration Rights Agreement"), among the Company, L-3 and the Existing Holders, (iii) the Employment Agreements, each dated July 10, 2000, by and between the Company and each of Charles S. Brand and Norman M. Phipps, (iv) the Secured Promissory Note, made by L-3 in favor of the Company, (v) the Stock Pledge Agreement, dated July 10, 2000, made by L-3 in favor of the Company, and
(vi) the Stockholders Agreement, dated July 10, 2000, among the Company, L-3 and the Existing Holders (collectively, the "Transaction Documents") and such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     With your approval, we have, without independent investigation or verification, relied as to certain factual matters material to the opinions contained herein (i) on information obtained from public officials, officers and representatives of the Company and other sources believed by us to be responsible, and (ii) upon the representations and warranties made by the parties in the Transaction Documents and certificates and other written statements of representatives of the parties to the Transaction Documents. Also, with your approval, we have assumed, without independent investigation or verification, that (i) the Transaction Documents have been duly authorized, executed and delivered by the parties to such Transaction Documents (other than the Company) and constitute valid and binding obligations

L-3 Communications Corporation                                    July 10, 2000
Page 2

of such parties (other than the Company), enforceable against such parties (other than the Company) in accordance with their respective terms, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as certified, conformed or other copies of original documents conform to such authentic, original documents, and (iv) the signatures on all documents examined by us are genuine. We are not expressing any opinion as to the effect of the compliance or noncompliance of L-3 with any laws or regulations applicable to L-3 because of its legal or regulatory status or the nature of its business.

     Based upon the foregoing and subject to the qualifications and limitations stated herein, we hereby advise you that, in our opinion:

     1. The Company is a corporation duly organized, validly existing and in good standing under the Delaware General Corporation Law (the "DGCL") and has the corporate power to own its properties and to conduct its business as presently conducted.

     2. mmTech, Inc. is a corporation duly organized, validly existing and in good standing under the New Jersey Business Corporation Act and has the corporate power to own its properties and to conduct its business as presently conducted.

     3. The Company has the corporate power to execute, deliver and perform each of the Transaction Documents to which the Company is a party. Each of the Transaction Documents to which the Company is a party has been duly and validly authorized by all necessary corporate action on the part of the Company. The Company has duly executed and delivered each of the Transaction Documents to which the Company is a party.

     4. Each of the Transaction Documents to which the Company is a party constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, except that we are not expressing any opinion as to the validity or enforceability of the indemnification provisions of Section 2.8 of the Registration Rights Agreement.

     5. The Certificate of Amendment has been duly authorized by all necessary corporate action, has been duly filed under the DGCL and has become effective.

     6. The execution and delivery of the Transaction Documents to which the Company is a party and performance by the Company of its obligations thereunder will not: (i) violate (A) the Certificate of Incorporation or By-laws of the Company, (B) the DGCL or any federal or New Jersey statute or regulation known to us and applicable to the Company or its

L-3 Communications Corporation                                    July 10, 2000
Page 3


Subsidiaries or, (C) any order, judgment or decree of any court or governmental authority known to us and specifically binding on the Company, its Subsidiaries or their respective properties, other than, in the case of clause
(C) only, such violations that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company and its Subsidiaries; or
(ii) based solely upon review of the material contracts, agreements and instruments identified in the officer's certificate attached hereto as Annex I ("Material Contracts") result in the breach of, constitute a default under or result in the creation or imposition of any Encumbrance pursuant to the terms of any Material Contract surviving the transactions contemplated by the Purchase Agreement, other than (i) as disclosed in the Agreement, (ii) those that have been waived in accordance with Section 6.1(s) of the Purchase Agreement, and
(iii) such breaches, defaults or Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company and its Subsidiaries.

     7. To our knowledge, there are no preemptive or other subscription rights (legal, contractual or otherwise) with respect to the Purchaser Shares or the Additional Shares. The Purchaser Shares have been duly authorized and, upon payment of the purchase price specified in Purchase Agreement, will be validly issued, fully paid and non-assessable. The Additional Shares have been duly authorized and, when issued and delivered to L-3 in exchange for the payment by L-3 from time to time of the portion of the Additional Share Purchase Price attributable thereto as specified in the Purchase Agreement, the portion of the Additional Shares so issued and delivered will be validly issued, fully paid and non-assessable. The Additional Shares have been reserved for issuance by the Company.

     8. To our knowledge, no authorization, consent, approval or order of, or filing, declaration or registration with, or notice to, any court or governmental agency or body of the United States of America, the State of New Jersey or the State of Delaware (insofar as the DGCL is concerned) is required for the execution and delivery of the Transaction Documents to which the Company is a party by the Company and the performance by the Company of its obligations thereunder, other than those required under (i) the New Jersey Industrial Site Recovery Act (which have been made), (ii) pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1977, as amended, and (iii) pursuant to applicable federal and state securities laws, as to which no opinion is expressed except as provided in paragraph 9 hereof.

     9. Assuming the representations and warranties of L-3 contained in Article III of the Purchase Agreement are true and correct in all respects, the offer and sale of the Purchaser Shares and the Additional Shares as contemplated by the Purchase Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, and from the "Blue Sky" laws of the State of New Jersey.

L-3 Communications Corporation                                    July 10, 2000
Page 4

     In rendering the opinions set forth in paragraphs 6 and 7 above, we have assumed that the Company will have sufficient authorized and unissued shares of Common Stock so that, after giving effect to the issuance of the Additional Shares, the number of shares of Common Stock issued by the Company will not exceed the number of shares authorized. If such issuance were to occur today, the Company has sufficient authorized and unissued shares.

     Our opinions in paragraphs 6 and 8 are based upon and limited to a review of those laws which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.

     In rendering the opinion set forth in paragraph 9 above, with your approval we have relied, without independent verification, on the officer's certificate attached hereto as Annex II.

     Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual knowledge of the Lowenstein Sandler PC attorneys who have represented the Company in connection with the transactions contemplated by the Transaction Documents. We have not undertaken any independent investigation to determine the existence or absence of any facts and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

     This opinion is limited to the laws of the State of New Jersey, applicable laws of the United States and the provisions of the Delaware General Corporation Law ("DGCL") and we are expressing no opinion as to the effect of the laws of any other jurisdiction or as to the laws that might be applied by any court outside the State of New Jersey or the State of Delaware (with respect to the DGCL only). By their terms, each of the Purchase Agreement and the Registration Rights Agreement purports to be governed by the internal laws of the State of New York. The opinion set forth above in paragraph 4 is the opinion which we would provide to you if New Jersey law governed the Transaction Documents and may be relied upon solely to the extent that the application of the laws of the State of New York to the matters set forth above would not have different consequences from those which would result from application of the laws of the State of New Jersey. We express no opinion as to the similarity of applicable laws of the State of New York to those of the State of New Jersey. In addition, we express no opinion in paragraph 4 above as to the enforceability of the choice of law provisions contained in the Transaction Documents.

     We disclaim any obligation to advise you of any developments or matters in areas covered by this opinion that occur or come to our attention after the date of this opinion.

L-3 Communications Corporation                                    July 10, 2000
Page 5



     This opinion has been furnished by us to you in our capacity as counsel to the Company and may not be relied upon by any other person without our prior written consent.

                                Very truly yours,

                                                                       EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT

                                      AMONG

                                LOGIMETRICS, INC.

                                       AND

                         L-3 COMMUNICATIONS CORPORATION

                                       AND

             THE OTHER PARTIES LISTED ON THE SIGNATURE PAGES HEREOF

                            DATED AS OF JULY 10, 2000

                                LOGIMETRICS, INC.

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement is made and entered into as of July 10, 2000, among LogiMetrics, Inc., a Delaware corporation (the "Company"), L-3 Communications Corporation, a Delaware corporation ("L-3"), and the other signatories hereto (the "Existing Holders").

     In consideration of the mutual agreements and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties to this Agreement agree as follows:

1.   Definitions.

     1.1 Definitions. For the purposes of this Section 1 and other Sections of this Agreement, the following words shall have the meanings set forth below:

     "Agreement" shall mean this Agreement, as the same may be amended, supplemented or modified from time to time in accordance with its terms.

     "Applicable Securities Laws" shall mean the securities laws or Blue Sky laws of any jurisdiction (U.S. or foreign) applicable under the relevant circumstances, including the United States or any subdivision thereof.

     "Commission" shall mean the Securities and Exchange Commission.

     "Common Stock" shall mean the shares of Common Stock of the Company, par value $.01 per share.

     "Company" shall have the meaning set forth in the first paragraph hereof.

     "Company's Notice" shall have the meaning set forth in Section 2.3.

     "Convertible Securities" shall mean (i) any rights, options or warrants to acquire Common Stock or any capital stock of the Company, and (ii) any notes, debentures, shares of preferred stock or other securities or rights, which are convertible or exercisable into, or exchangeable for, Common Stock or any capital stock of the Company.

     "CRM Related Persons" shall have the meaning set forth in Section 3.1.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Existing Holders" shall have the meaning set forth in the first paragraph hereof.

     "Existing Holder Registrable Stock" shall mean: (i) the Common Stock held by the Existing Holders and listed on Schedule 1 hereto; (ii) any Common Stock issued or issuable upon conversion of any Convertible Security held by the Existing Holders and listed on Schedule 1 hereto; and (iii) any Common Stock issued or issuable, directly or indirectly, with respect to any of the securities referred to in clause (i) or clause (ii) above, by reason of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Each share of Existing Holder Registrable Stock shall cease to be Registrable Stock when transferred to any Person in accordance with a registered public offering.

     "Incidental Registration" shall have the meaning set forth in Section 2.3.

     "Initiating Holders" shall mean the Long-Form Initiating Holders or the Short-Form Initiating Holders, as applicable.

     "Investors' Notice" shall have the meaning set forth in Section 2.3.

     "L-3" shall have the meaning set forth in the first paragraph hereof.

     "L-3 Registrable Stock" shall mean: (i) any Common Stock now or hereafter held by L-3; (ii) any Common Stock issued or issuable upon conversion of any Convertible Security held by L-3; and (iii) any Common Stock issued or issuable, directly or indirectly, with respect to any of the securities referred to in clause (i) or clause (ii) above, by reason of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Each share of L-3 Registrable Stock shall cease to be Registrable Stock when transferred to any Person in accordance with a registered public offering.

     "Long-Form Initiating Holders" shall mean the Major Investor(s) referred to in either Section 2.1(a) or 2.1(b), as the case may be.

     "Long-Form Registration Statement" shall mean a registration statement on Form S-1 or Form S-2, or any similar form of registration statement adopted by the Commission from and after the date hereof.

     "Major Investor" shall mean, as of any date, with respect to any holder of Registrable Stock, such holder of Registrable Stock so long as it owns Registrable Stock as of such date that represents (i) in the case of a holder of L-3 Registrable Stock, not less than five percent (5%) of the outstanding L-3 Registrable Stock as of such date, and (ii) in the case of a holder of Existing Holder Registrable Stock, not less than five percent (5%) of the outstanding Existing Holder Registrable Stock as of such date.

     "Notice" shall have the meaning set forth in Section 3.1.

     "Person" or "person" shall mean any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust or other entity, or any governmental authority.

     "Prospective Sellers" shall have the meaning set forth in Section
2.6(a)(ii).

     "Public Offering" shall mean a consummated firmly underwritten public offering of the Common Stock of the Company pursuant to an effective registration statement filed with the Commission under the Securities Act, with respect to which (i) the Company's Common Stock is listed on the NASDAQ National Market (or any successor, exchange market or organization thereto), and (ii) the Company makes an offering for at least twenty percent (20%) of the outstanding Common Stock.

     "Purchase Agreement" shall have the meaning set forth in Section 2.13.

     The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act.

     "Registrable Stock" shall mean the Existing Holder Registrable Stock and/or the L-3 Registrable Stock, as the context requires.

     "Registration Expenses" shall have the meaning set forth in Section 2.7.

     "Requesting Holders" shall have the meaning set forth in Section 2.1(d).

     "Rule 144" shall mean Rule 144 promulgated by the Commission under the Securities Act.

     "Rule 144A" shall have the meaning set forth in Section 2.11(b).

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Short-Form Initiating Holders" shall have the meaning set forth in Section 2.1(c).

     "Short-Form Registration Statement" shall mean a registration statement on Form S-3 or any similar form of registration statement adopted by the Commission from and after the date hereof.

     1.2 Rules of Construction. Words such as "herein", "hereinafter", "hereto", "hereby" and "hereunder", when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires. The words "include", "includes", "included" and "including" shall be construed as if followed by the phrase "without being limited to". A reference to a particular gender means a reference to any gender.

2.   Registration Provisions.

     2.1 Required Registrations.

         (a) If, at any time after the date hereof, one or more Major Investor(s) that is a holder of L-3 Registrable Stock proposes to effect the registration of any shares of Registrable Stock, pursuant to a Long-Form Registration Statement, then such Major Investor(s) may request the Company in writing to effect such registration under the Applicable Securities Laws, stating (i) the form of registration statement under the Applicable Securities Laws to be used, (ii) the number of shares of L-3 Registrable Stock to be disposed of, and (iii) the intended method of disposition of such shares; provided, however, that such Major Investor(s) include in such registration 5% of the L-3 Registrable Stock then outstanding.

         (b) If, at any time after the earlier to occur of (i) the consummation of the Public Offering, and (ii) March 31, 2001, one or more Major Investor(s) that is a holder of not less than 20% of the Existing Holder Registrable Stock proposes to effect the registration of any shares of Registrable Stock, pursuant to a Long-Form Registration Statement, then such Major Investor(s) may request the Company in writing to effect such registration under the Applicable Securities Laws, stating (A) the form of registration statement under the Applicable Securities Laws to be used, (B) the number of shares of Existing Holder Registrable Stock to be disposed of, and (C) the intended method of disposition of such shares; provided, however, that such Major Investor(s) include in such registration 5% of the Existing Holder Registrable Stock then outstanding.

         (c) If at any time after the earlier of (i) January 2, 2001 and (ii) the consummation of a Public Offering, provided that the Company is entitled to file a registration statement on a Short-Form Registration Statement, any holder(s) of Registrable Stock proposes to effect the registration of, pursuant to a Short-Form Registration Statement, shares of Registrable Stock that are reasonably expected to have an aggregate offering price of at least $1,000,000 (the "Short-Form Initiating Holders"), then such holder(s) of Registrable Stock may request the Company in writing to effect such registration under the Applicable Securities Laws, stating (i) the form of registration statement under the Applicable Securities Laws to be used, (ii) the number of shares of Registrable Stock to be disposed of, and (iii) the intended method of disposition of such shares.

         (d) Upon receipt of the request of the Long-Form Initiating Holders pursuant to Section 2.1(a) or 2.1(b) or the Short-Form Initiating Holders pursuant to Section 2.1(c), the Company shall give prompt written notice thereof to all other holders of Registrable Stock. Subject to the provisions of Section 2.2, the Company shall, subject to the terms of this Agreement, use its best efforts to effect the registration under the Applicable Securities Laws of all shares of Registrable Stock specified in the requests of the Long-Form Initiating Holders or the Short-Form Initiating Holders, as the case may be, and the requests (stating (i) the number of shares of Registrable Stock to be disposed of, and (ii) the intended method of disposition of such shares) of other holders of shares of Registrable Stock, as applicable ("Requesting Holders") given within 30 days after receipt of such notice from the Company.

     2.2 Limitations on Required Registration.

         (a) The Company shall not be required to prepare and file more than four Long-Form Registration Statements pursuant to Section 2.1(a) requested by holders of L-3 Registrable Stock or more than two Long Form Registration Statements pursuant to Section 2.1(b) requested by holders of Existing Holder Registrable Stock, which actually become and are declared effective (it being understood and agreed that only a Long-Form Registration Statement that either
(i) pursuant to which all the shares of Registrable Stock covered thereby have been sold or disposed of, or (ii) has been effective for at least 180 days, shall be deemed to have become or declared effective for purposes of being included in such four or two Long-Form Registration Statements, as the case may be).

         (b) Whenever a registration requested by the holders of Registrable Stock is for a firmly underwritten offering and the managing underwriter(s) determine that the number of shares of Common Stock so included which are to be sold by the holders of Registrable Stock is limited due to market conditions, the shares to be offered shall be allocated (i) first, to the Initiating Holders, pro rata, based upon the number of shares of Registrable Stock then held by such holders, respectively, and (ii) thereafter, the remaining available portion, if any, shall be allocated among all the Requesting Holders, pro rata, based upon the number of shares of Registrable Stock then held by such Requesting Holders, respectively. If any holder of Registrable Stock disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company and the Initiating Holders. The Registrable Stock so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of such Registrable Stock a greater number of shares of Registrable Stock held by other holders of Registrable Stock may be included in such registration (up to the maximum of any limitation imposed by the managing underwriter(s)), then the Company shall offer to all holders of Registrable Stock who have included Registrable Stock in the registration the right to include additional Registrable Stock in the same priority and proportion used in determining the limitation imposed by the provisions of this Section 2.2(b).

         (c) The Company shall not be required to prepare and file a registration statement pursuant to Section 2.1(a) or 2.1(b) for a period of not more than 90 days following receipt by the Company of the Long-Form Initiating Holders' request for registration, if (i) the Company in good faith gives written notice within five days after such receipt by the Company of such request to all holders of Registrable Stock that the Company is commencing to prepare a Company-initiated registration statement, and (ii) the Company actively employs in good faith all reasonable efforts to cause such registration statement to become effective.

         (d) If the Company receives a Long-Form Initiating Holders' request within 90 days of the date on which a previous registration statement filed pursuant to Section 2.1(a) or 2.1(b) has become effective, the Company shall not be required to commence preparation of such Long-Form Registration Statement in accordance with such request until 90 days has elapsed since such effective date.

         (e) If the Company shall furnish to the Initiating Holders pursuant to this Section 2.2(e) a certificate signed by the chief executive or chief financial officer of the Company stating that the Company, in good faith, has determined that (i) there exists material non-public information about the Company which the Company has a bona fide business purpose for preserving as confidential, or (ii) is undertaking (or is about to undertake) a proposed acquisition or financing that would significantly impact the pricing of the contemplated public offering, and in each case the Company provides the Initiating Holders written notice thereof promptly after the Company makes such determination, then the Company shall have the right to defer the filing or the declaration of effectiveness of a registration statement required to be effected pursuant to Section 2.1, for a period of not more than (A) 90 days, in the case of a Long-Form Registration Statement, or (B) 60 days, in the case of a Short-Form Registration Statement, after receipt of the request of the Initiating Holders; provided, however, that in no event shall the Company be entitled to defer such filing or declaration of effectiveness pursuant to this
Section 2.2(e) more than 120 days in any 12-month period.

     2.3 Incidental Registration. If the Company at any time proposes to register any of its securities for sale for its own account or for the account of any other Person (other than a registration (a) requested pursuant to Section 2.1, or (b) relating solely to the sale of securities to participants in a Company stock plan or in a Rule 145 transaction) (an "Incidental Registration"), then the Company shall each such time give written notice (the "Company's Notice"), at its expense, to all holders of Registrable Stock of its intention to do so at least 20 days prior to the filing of a registration statement with respect to such Incidental Registration with the Commission. If any holder of Registrable Stock desires to dispose of all or part of its Registrable Stock, it may request registration thereof in connection with the Incidental Registration by delivering to the Company, within 10 days after receipt of the Company's Notice, written notice of such request (the "Investors' Notice") stating the number of shares of Registrable Stock to be disposed of and the intended method of disposition of such shares by such holder. The Company shall, subject to the terms of this Agreement, use commercially reasonable efforts to cause all shares of Registrable Stock specified in the Investors' Notice to be registered under the Securities Act so as to permit the sale or other disposition (in accordance with the intended methods thereof as aforesaid) by such holder or holders of the shares so registered, subject, however, to the limitations set forth in Section 2.4.

     2.4 Limitations on Incidental Registration.

         (a) If the Incidental Registration of which the Company gives notice pursuant to Section 2.3 is for the purpose of permitting a disposition of securities by the Company pursuant to a firm commitment underwritten offering, the notice shall so state, and the Company shall have the right to limit the aggregate size of the offering or the number of shares to be included therein by stockholders of the Company if requested to do so in good faith by the managing underwriter(s) of the offering and only securities which are to be included in the underwriting may be included in the registration.

         (b) Whenever an Incidental Registration is initiated pursuant to
Section 2.3 and the number of shares which may be registered pursuant to Section
2.3 is limited by the provisions of Section 2.4(a), the holders of Registrable Stock shall have priority (pro rata as between holders of L-3 Registrable Stock on the one hand and holders of Existing Holder Registrable Stock on the other hand based on the percentage of total Registrable Stock then held by the holders of L-3 Registrable Stock in the aggregate and the holders of Existing Holder Registrable Stock in the aggregate) as to sales over the other holders of the Company's securities exercising similar incidental registration rights and the Company shall cause such other holders to withdraw from such registration to the extent necessary to allow all requesting holders of Registrable Stock to include all of the shares so requested by them (pro rata in accordance with the preceding parenthetical) to be included within such registration. Whenever the number of shares which may be registered pursuant to Section 2.3 is still limited by the provisions of Sections 2.4(a) after the withdrawal of such other holders of the Company's securities, the Company shall have priority as to sales over the holders of Registrable Stock and each holder hereby agrees that it shall withdraw its securities from such registration to the extent necessary to allow the Company to include all the shares which the Company desires to sell for its own account to be included within such registration. The holders of Registrable Stock given rights by Section 2.3 shall share in the available portion of the registration in question, such sharing to be based upon the priority and proportion set forth, first, in the parenthetical above, and then, within each group comprising holders of L-3 Registrable Stock or Existing Holder Registrable Stock, as the case may be, based upon the numbers of shares of L-3 Registrable Stock or Existing Holder Registrable Stock, as the case may be, that the holders thereof wish to include in the Incidental Registration.

     2.5 Designation of Underwriter. In the case of any registration initiated by the holders of Registrable Stock pursuant to the provisions of Section 2.1 which is proposed to be effected pursuant to a firm commitment underwriting, the Company, with the consent of the Initiating Holders (which consent will not be unreasonably withheld or delayed), shall designate the managing underwriter(s) (and all holders of Registrable Stock participating in the registration shall sell their shares only pursuant to such underwriting).

     2.6 Registration Procedures.

         (a) If and when the Company is required by the provisions of this Agreement to effect the registration of shares of Registrable Stock, the Company shall, by notice to each holder of Registrable Stock included in such registration, keep such holder advised in writing as to the initiation, progress and effective date of each registration, qualification and compliance pursuant hereto, and, at the expense of the Company:

             (i) prepare and file with the Commission or other applicable securities authorities a registration statement with respect to such shares and use its best efforts to cause such registration statement to become and remain effective as provided herein;

             (ii) prepare and file with the Commission or other applicable securities authorities such amendments and supplements (pre-effective and post-effective) to such registration statement and the prospectuses used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act or other Applicable Securities Law with respect to the sale or other disposition of all shares covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the holder or holders of Registrable Stock who have requested that any of their shares be sold or otherwise disposed of in connection with the registration (the "Prospective Sellers"), and as may be necessary to keep each registration, qualification or compliance effective until each Prospective Seller shall have completed the distribution described in the registration statement relating thereto;

             (iii) furnish to each Prospective Seller such number of copies of each prospectus, including preliminary prospectuses, in conformity with the requirements of the Securities Act or other Applicable Securities Law, and such other documents, as the Prospective Seller may reasonably request in order to facilitate the public sale or other disposition of the shares owned by it;

             (iv) use its best efforts to register or qualify the shares covered by such registration statement under such other securities or Blue Sky or other Applicable Securities Law of such jurisdictions as each Prospective Seller shall reasonably request to enable such Prospective Seller to consummate the public sale or other disposition of the shares owned by such Prospective Seller; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions;

             (v) furnish to each Prospective Seller a signed counterpart, addressed to the Prospective Sellers and the underwriters, if any, of: (A) an opinion of counsel for the Company, dated the effective date of the registration statement or the closing date of any underwritten public offering, in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering in opinions of issuers' counsel delivered to underwriters and selling shareholders; and (B) "comfort" letters signed by the independent public accountants, within the meaning of Applicable Securities Laws, who have certified the Company's financial statements included in the registration statement, covering substantially the same matters, with respect to the registration statement (and the prospectus included therein) and with respect to the events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in accountants' letters delivered to the underwriters in connection with underwritten public offerings of securities;

             (vi) cause all such Registrable Stock to be listed on each national securities exchange or be included for quotation on each national securities market on which similar securities issued by the Company are then listed;

             (vii) provide a transfer agent and registrar for all such Registrable Stock not later than the effective date of such registration statement;

             (viii) enter into such customary agreements (including an underwriting agreement) and take all such other customary actions as the holders of a majority of the Registrable Stock covered by such registration statement reasonably request in order to expedite or facilitate the disposition of such Registrable Stock;

             (ix) comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by such registration statement;

             (x) promptly notify each Prospective Seller (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment thereof, when the same has become effective, (ii) of any request by any applicable securities authority for amendments of or supplements to the registration statement or the prospectus or for additional information, (iii) of the issuance by any applicable securities authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the registrable securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose, and (v) of the happening of any event which makes any statement of a material fact made in the registration statement, the prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference in order to make the statement of a material fact therein not misleading;

             (xi) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

             (xii) upon the occurrence of any event contemplated by clause (x) above, promptly prepare a supplement or post-effective amendment to the registration statement or the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Stock, the registration statement and the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

             (xiii) make generally available to each purchaser of Registrable Stock consolidated earnings statements satisfying the requirements of Applicable Securities Laws; and

             (xiv) make available for inspection by any Prospective Seller, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Prospective Seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the

             Company's officers, directors and employees to supply all information reasonably requested by any such Prospective Seller, underwriter, attorney, accountant or agent in connection with the preparation of such registration statement.

         (b) Each Prospective Seller shall furnish to the Company such information as the Company may reasonably require from the Prospective Seller for inclusion in the registration statement (and the prospectus included therein).

         (c) The Prospective Sellers shall not (until further notice) effect sales of the shares covered by the registration statement after receipt of notice from the Company to suspend sales in order to permit the Company to correct or update a registration statement or prospectus.

         (d) In the case of an underwritten offering of Common Stock effected pursuant to this Agreement, the Company and each Prospective Seller shall enter into such customary agreements (including an underwriting agreement) and take all such other customary actions as the managing underwriter(s) reasonably request(s) in order to expedite or facilitate the disposition of such Registrable Stock.

     2.7 Expenses of Registration. All expenses incurred in effecting any registration requested pursuant to Section 2.1 or 2.3, including all registration and filing fees, stock exchange or market listing or filing fees, fees and expenses of complying with Applicable Securities Laws, printing expenses, expenses of compliance with Blue Sky laws, fees and disbursements of counsel for the Company and its independent public accountants, reasonable expenses of any special audits required by any such registration, the fees and disbursements of any counsel and accountant retained by the holders of more than fifty percent (50%) of the Registrable Stock being registered, and expenses of all marketing and promotional efforts requested by the managing underwriter(s) and any fees and expenses disbursements of underwriters customarily paid by issuers ("Registration Expenses") shall be borne by the Company; provided, however, that the Prospective Sellers shall bear underwriting discounts or brokerage fees or commissions relating to the sale of their Registrable Stock and any legal fees or disbursements for their counsel (except as aforesaid); provided further, however, that the Company shall be required to bear the Registration Expenses for a maximum of six registrations upon the request of the holders of Registrable Stock pursuant to Section 2.1(c).

     2.8 Indemnification.

         (a) In the event of any registration of any of its securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each holder requesting or joining in a registration of such securities, its directors and officers, if any, each underwriter (as defined in the Securities Act), each other Person who participates or is to participate in the offering of such holder's securities and each controlling Person of any such holder or underwriter, if any (within the meaning of the Securities Act), from and against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which such holder, director, officer, underwriter, participating Person or controlling Person may be subject under the Securities Act or other Applicable Securities Laws, or under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions, whether or not commenced, in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which such securities were registered under the Securities Act or other Applicable Securities Laws, or any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or any other document, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act or other Applicable Securities Law, or any rule or regulation promulgated under the Securities Act or any other Applicable Securities Law, or any other law applicable to the Company in connection with any such registration, qualification or compliance, and shall reimburse each such holder, director, officer, underwriter, participating Person or controlling Person for any legal or other expenses reasonably incurred by such holder, director, officer, underwriter, participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any holder, director, officer, underwriter, participating Person or controlling Person in any such case to the extent that any such loss, claim, damage liability or action arises out of or is based upon any such untrue statement or omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus, or amendment or supplement thereto, or any other document in reliance upon and in conformity with written information furnished to the Company by such holder, underwriter, participating Person or controlling Person, respectively, specifically stating that it is for use therein. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of such holder, director, officer, underwriter, participating Person or controlling Person, and shall survive transfer of such securities by such holder.

         (b) If the indemnification provided for in Section 2.8(a) is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or actions referred to therein, then the Company in lieu of indemnifying such indemnified party thereunder shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the indemnified parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions, as well as any other relevant equitable considerations. The relative fault of the Company and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8(b) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include any legal fees and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.8(b), (i) no holder of Registrable Stock shall be required to contribute any amount in excess of the proceeds to it from the sale of Registrable Stock by it pursuant to the registration statement, (ii) no underwriter shall be required to contribute any amount in excess of the proceeds to it from the offering pursuant to the registration statement, and (iii) no Person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (c) The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise, and shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party.

         (d) Promptly after receipt by an indemnified party under Section 2.8(a) or 2.8(b) of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the Company under such Section, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to any indemnified party otherwise than under such Section or to the extent that it has not been prejudiced as a result of such failure. In case any such claim shall be brought against any indemnified party, it shall notify the Company of the commencement thereof, and the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the Company and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the Company, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the Company of the defense of such action, and approval by the indemnified party of counsel, the Company shall not be liable to such indemnified party under this
Section 2.8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs or investigation) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the Company shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the Company and its counsel do not actively and vigorously pursue the defense of such action, or
(iv) the Company has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. The Company shall not, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such claim (whether or not the indemnified party is an actual or potential party to such claim) unless such judgment or settlement
(A) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, and (B) does not include a statement as to an admission of fault, culpability or a failure to act on behalf of any indemnified party. No indemnified party shall consent to entry of any judgment or enter into any settlement of such action the defense of which has been assumed by the Company without the consent of the Company, such consent not to be unreasonably withheld or delayed.

     2.9 Information by Holders. Each holder of Registrable Stock shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     2.10 Waiver of Other Registration Rights. Each Existing Holder hereby forever and irrevocably (a) waives any rights heretofore granted by the Company with respect to the registration of any Registrable Stock under Applicable Securities Laws, and (b) releases the Company from any commitment, covenant, agreement or obligation to register any Registrable Stock under Applicable Securities Laws. Without limiting the effect of the foregoing, each of the Existing Holders and the Company agrees that the Registration Rights Agreement dated as of October 21, 1998, is terminated upon the execution and delivery of this Agreement by the parties hereto and shall be of no force and effect.

     2.11 Rule 144 and Rule 144A. With a view to making available to each holder of Registrable Stock the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Stock to the public without registration, the Company agrees that so long as a holder owns any Registrable Stock:

         (a) the Company shall, at any time after any of the Company's shares of capital stock are registered under the Securities Act or the Exchange Act: (i) make and keep available public information, as those terms are contemplated by Rule 144 under the Securities Act (or any successor or similar rule then in force); (ii) timely file with the Commission all reports and other documents required to be filed under the Securities Act and the Exchange Act; and (iii) furnish to each holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other information as such holder may reasonably request in order to avail itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Stock without registration (it being understood and agreed that (A) the Company's covenants and agreements contained in this clause (a) shall not be operative until such time as the Company shall have filed with the Commission its Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999, and its Quarterly Reports on Form 10-QSB for the fiscal quarters ended September 30, 1999, December 31, 1999 and March 31, 2000, and (B) the Company agrees to make such filings as soon as practicable); and

         (b) each holder of Registrable Stock and each prospective holder of Registrable Stock who may consider acquiring Registrable Stock in reliance upon Rule 144A under the Securities Act (or any successor or similar rule then in force) ("Rule 144A") shall have the right to request from the Company, and the Company will provide upon such request, such information regarding the Company and its business, assets and properties, if any, as is at the time required to be made available by the Company under Rule 144A so as to enable such holder to transfer Registrable Stock to such prospective holder in reliance upon Rule 144A.

     2.12 Holdback.

         (a) Each holder of Registrable Stock hereby agrees that it shall not, to the extent requested by the managing underwriter(s) of Common Stock (or other securities of the Company), sell or otherwise transfer or dispose of (other than to donees who agree in writing to be similarly bound) (or agree to do the same) any Common Stock or any Convertible Securities or any other equity securities or equity-linked securities of the Company, during a reasonable and customary period of time specified by the managing underwriter(s) (but in any event not to exceed 180 days), in connection with any registration statement effected pursuant to this Agreement (except to the extent such holder of Registrable Stock sells any Registrable Stock in such registration pursuant to and in accordance with this Agreement); provided, however, that the Company shall have the right to issue Common Stock upon the due exercise or conversion of Convertible Securities. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Stock of each holder until the end of such reasonable and customary period.

         (b) The Company hereby agrees that it shall not, to the extent requested by the managing underwriter(s) of Common Stock (or other securities of the Company), issue, sell or otherwise transfer or dispose of (or agree to do the same) any Common Stock or any Convertible Securities or any other equity securities or equity-linked securities of the Company, during a reasonable and customary period of time specified by the managing underwriter(s) (but in any event not to exceed 180 days), in connection with any registration statement effected pursuant to this Agreement; provided, however, that the Company shall have the right to issue Common Stock upon the due exercise or conversion of Convertible Securities.

         (c) No registration shall be requested to be effected pursuant to
Section 2.1 during the period(s) of time in which the restrictions on transfer of equity securities or equity-linked securities of the Company specified in
Section 2.12(a) or 2.12(b) are in effect.

         (d) Notwithstanding the foregoing, none of the provisions of this
Section 2.12 shall apply to Cerberus Partners, L.P.; provided, however, that if Cerberus Partners, L.P. is a Prospective Seller, then the provisions of this
Section 2.12 shall apply to it.

     2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities without the prior written consent of the holders of at least a majority of the then outstanding L-3 Registrable Stock and at least a majority of the then outstanding Existing Holder Registrable Stock. Notwithstanding the foregoing, the Company may enter into an agreement (the "New Agreement") granting registration rights no more favorable than the rights set forth herein to one or more investments banks or their Affiliates to whom Common Stock or Convertible Securities are issued or transferred in accordance with the terms of the Purchase Agreement, dated the date hereof, between the Company and L-3, as the same may be amended or supplemented from time to time (the "Purchase Agreement"); provided, however, that if L-3 is to be granted any registration or other rights pursuant to the New Agreement, then the Existing Holders shall be granted registration or other rights substantially similar to those registration or other rights granted to L-3 under the New Agreement.

3. Miscellaneous.

     3.1 Notices. All notices, requests, claims, demands, approvals, consents, waivers and other communications hereunder (each a "Notice") shall be in writing and shall be (a) personally delivered, (b) transmitted by telecopy facsimile, provided that the original copy thereof also is sent by pre-paid, first class, registered or certified mail (return receipt requested), or by next-day or overnight mail (to any United States address) or by an internationally recognized express delivery service (to any foreign address), (c) sent by first class, registered or certified mail, return receipt requested or by next-day or overnight mail (to any United Stated address), postage and charges prepaid, or
(d) delivered by an internationally recognized express delivery service (to any foreign address), postage and charges prepaid:

                           (i)      if to L-3,

                                    L-3 Communications Corporation
                                    Narda Microwave
                                    435 Moreland Road
                                    Hauppauge, NY 11788
                                    Tel: (631) 231-1700
                                    Fax: (631) 725-8039
                                    Attention: Mr. John Mega

                                    with copies to:

                                    L-3 Communications Corporation
                                    600 Third Avenue
                                    New York, NY  10016
                                    Tel: (212) 697-1111
                                    Fax: (212) 805-5494
                                    Attention: Christopher C. Cambria, Esq.; and

                                    Whitman Breed Abbott & Morgan LLP
                                    200 Park Avenue
                                    New York, NY  10166
                                    Tel: (212) 351-3000
                                    Fax: (212) 351-3131
                                    Attention: James P. Gerkis, Esq.;

                           (ii)     if to the Company,

                                    LogiMetrics, Inc.
                                    50 Orville Drive
                                    Bohemia, New York 11716
                                    Tel: (631) 784-4110
                                    Fax: (631) 784-4132
                                    Attention: Chief Executive Officer

                                    with copies to:

                                    Lowenstein Sandler PC
                                    65 Livingston Avenue
                                    Roseland, NJ 07068-1791
                                    Tel: (973) 597-2500
                                    Fax: (973) 597-2400
                                    Attention: John D. Hogoboom, Esq.;

                                    L-3 Communications Corporation
                                    600 Third Avenue
                                    New York, NY  10016
                                    Tel: (212) 697-1111
                                    Fax: (212) 805-5494
                                    Attention: Christopher C. Cambria, Esq.; and

                                    Whitman Breed Abbott & Morgan LLP
                                    200 Park Avenue
                                    New York, NY  10166
                                    Tel: (212) 351-3000
                                    Fax: (212) 351-3131
                                    Attention:  James P. Gerkis, Esq.;

If to Cramer Rosenthal McGlynn, Inc., or any of the Existing Holders listed on Schedule 3.1 (the "CRM Related Persons"):

                                    To such Person
                                    c/o Cramer Rosenthal McGlynn, Inc.
                                    520 Madison Avenue
                                    New York, New York 10022
                                    Tel: (212) 838-3830
                                    Fax: (212) 644-8291
                                    Attention: Eugene A. Trainor, III,
                                               Executive Vice President

                                    With copies to:

                                    Rosenman & Colin LLP
                                    575 Madison Avenue
                                    New York, New York 10022
                                    Tel: (212) 940-8800
                                    Fax: (212) 940-8776
                                    Attention: Dan Harris, Esq.

if to any other Existing Holder, at the address set forth on the signature pages of this Agreement, or in each case, at such other address and numbers as may have been furnished in a Notice by such Person to the other parties. Any Notice shall be deemed effective or given upon receipt (or refusal of receipt).

     3.2 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and of the United States of America sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that the venue thereof may not be appropriate, that such suit, action or proceeding is improper or that this Agreement or any of the documents referred to in this Agreement may not be enforced in or by said courts, and each party hereto irrevocably agrees that all claims with respect to such suit, action or proceeding shall be heard and determined in such a New York state or federal court. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party in the manner provided in
Section 3.1 and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     3.3 Severability. Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement.

     3.4 Section Headings. Section headings contained in this Agreement are inserted as a matter of convenience and for reference purposes only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     3.5 Amendments and Waivers. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this

Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company, (b) the holders of at least a majority of the then outstanding L-3 Registrable Stock, and (c) the holders of at least a majority of the then outstanding Existing Holder Registrable Stock; provided, however, that no such waiver shall extend to or affect any other obligation not expressly waived or impair any right consequent therein. L-3 may waive any of its rights or the obligations of the Company owing to L-3 hereunder without obtaining the consent of any other Person. Each Existing Holder may waive any of its rights or the obligations of the Company owing to such Existing Holder hereunder without obtaining the consent of any other Person.

     3.6 Successors and Assigns. All rights, covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns. The Company may not assign this Agreement.

     3.7 Specific Performance. The parties hereto recognize that the capital stock of the Company cannot be readily purchased or sold on the open market and that it is to the benefit of the Company, L-3 and the Existing Holders that this Agreement be carried out; and for those and other reasons, the parties hereto would be irreparably damaged if this Agreement is not specifically enforced in the event of a breach hereof. If any controversy concerning the rights or obligations to purchase or sell any capital stock of the Company arises, or if this Agreement is breached, the parties hereto hereby agree that remedies at law might be inadequate and that, therefore, such rights and obligations, and this Agreement, shall be enforceable by specific performance. The remedy of specific performance shall not be an exclusive remedy, but shall be cumulative of all other rights and remedies of the parties hereto at law, in equity or under this Agreement.

     3.8 Entire Agreement. This Agreement contains the entire agreement and understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein and supersedes all prior agreements and understandings relating to the subject matter hereof.

     3.9 Fees and Expenses. Each party hereto shall pay its respective fees and expenses in connection with the negotiation, execution and delivery of this Agreement and the other documents and transactions contemplated hereby.

     3.10 Further Assurances. Each party hereto shall cooperate and take such actions as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     3.11 Condition to Effectiveness. This Agreement shall become effective upon the closing of the Purchase Agreement.

     3.12 Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     3.13 Recapitalization. This Agreement shall apply to (a) the Common Stock held by L-3 and the Existing Holders, as well as any Common Stock hereafter acquired by L-3 and/or the Existing Holders (including any Common Stock issued upon the exercise, conversion or exchange of any Convertible Securities), and
(b) any and all shares of capital stock of the Company which may be issued in respect of, in exchange for or in substitution of Common Stock, by reason of any stock dividend, split, reverse split, combination, reclassification, merger, recapitalization, share exchange or other transaction.

     3.14 Attorneys' Fees. If any party initiates any legal action arising out of or in connection with this Agreement, the prevailing party in such legal action shall be entitled to recover from the other party all reasonable attorneys' fees, expert witness fees and expenses incurred by the prevailing party in connection therewith.

                            [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.



                                          LOGIMETRICS, INC.

                                          By:
                                              ---------------------------------
                                              Name:  Norman M. Phipps
                                              Title: President


                                          L-3 COMMUNICATIONS CORPORATION

                                          By:
                                              ---------------------------------
                                              Name: Christopher C. Cambria
                                              Title: Vice President


                                          -------------------------------------
                                          Norman M. Phipps
                                          50 Orville Drive
                                          Bohemia, New York  11716
                                          Tel: (631) 784-4110
                                          Fax: (631) 784-4132

                                          -------------------------------------
                                          Charles S. Brand

                                          20 Meridian Way
                                          Eatontown, New Jersey 07724
                                          Tel: (732) 935-7150
                                          Fax: (732) 935-7151


                                          LFH, LLC


                                          By:
                                              ---------------------------------
                                              Name: Charles Brand
                                              Title:

                                          175 Boundary Road
                                          Colts Neck, NJ 07722
                                          Tel: (732) 431-4175
                                          Fax: (732) 431-4108


                                          -------------------------------------
                                          Gerald B. Cramer

                                          520 Madison Avenue
                                          New York, New York 10022
                                          Tel: (212) 838-3830
                                          Fax: (212) 644-8291


                                          CRAMER ROSENTHAL McGLYNN LLC

                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                          520 Madison Avenue
                                          New York, New York 10022
                                          Tel: (212) 838-3830
                                          Fax: (212) 644-8291

                                          L.A.D. EQUITY PARTNERS, L.P.

                                          By: Flint Investments, Inc.
                                              Its General Partner


                                          By:
                                              ---------------------------------
                                              Name: Arthur J. Pergament
                                              Title: Vice President

                                          520 Madison Avenue
                                          New York, New York 10022
                                          Tel: (212) 838-3830
                                          Fax: (212) 644-8291



                                          -------------------------------------
                                          Edward J. Rosenthal, Keogh

                                          520 Madison Avenue
                                          New York, New York 10022
                                          Tel: (212) 838-3830
                                          Fax: (212) 644-8291



                                          CRM 1998 ENTERPRISE FUND, LLC

                                          By: Cramer Rosenthal McGlynn, Inc.,
                                              Its Managing Member By:



                                          By:
                                              ---------------------------------
                                              Name:  Eugene A. Trainor, III
                                              Title: Chief Operating Officer

                                          520 Madison Avenue
                                          New York, New York 10022
                                          Tel: (212) 838-3830
                                          Fax: (212) 644-8291

                                          CRM 1997 ENTERPRISE FUND, LLC

                                          By: Cramer Rosenthal McGlynn, Inc.
                                              Its Managing Member By:


                                          By:
                                              ---------------------------------
                                              Name: Eugene A. Trainor, III
                                              Title: Chief Operating Officer

                                          520 Madison Avenue
                                          New York, New York 10022
                                          Tel: (212) 838-3830
                                          Fax: (212) 644-8291



                                          CRM PARTNERS, L.P.

                                          By: Cramer Rosenthal McGlynn, Inc.
                                              Its General Partner


                                          By:
                                              ---------------------------------
                                              Name: Eugene A. Trainor, III
                                              Title: Chief Financial Officer

                                          520 Madison Avenue
                                          New York, New York 10022
                                          Tel: (212) 838-3830
                                          Fax: (212) 664-8291

                                          CRM RETIREMENT PARTNERS, L.P.

                                          By: Cramer Rosenthal McGlynn, Inc.
                                              Its General Partner By:


                                          By:
                                              ---------------------------------
                                              Name: Eugene A. Trainor, III
                                              Title: Chief Financial Officer

                                          520 Madison Avenue
                                          New York, New York 10022
                                          Tel: (212) 838-3830
                                          Fax: (212) 664-8291


                                          CRM MADISON PARTNERS, L.P.

                                          By: Cramer Rosenthal McGlynn, Inc.
                                              Its General Partner


                                          By:
                                              ---------------------------------
                                              Name: Eugene A. Trainor, III
                                              Title: Chief Financial Officer

                                          520 Madison Avenue
                                          New York, New York 10022
                                          Tel: (212) 838-3830
                                          Fax: (212) 664-8291



                                          CRM U.S. VALUE FUND, LTD.

                                          By: Cramer Rosenthal McGlynn, Inc.
                                              Its General Partner


                                          By:
                                              ---------------------------------
                                              Name: Eugene A. Trainor, III
                                              Title: Chief Financial Officer


                                          520 Madison Avenue
                                          New York, New York 10022
                                          Tel: (212) 838-3830
                                          Fax: (212) 664-8291

                                          EURYCLEIA PARTNERS, L.P.

                                          By: Marchessini & Company,
                                              Its General Partner


                                          By:
                                              ---------------------------------
                                              Name:  Rona Trokie
                                              Title: Vice President

                                          745 Fifth Avenue, Suite 1400
                                          New York, New York 10151
                                          Tel: (212) 752-4300
                                          Fax: (212) 752-4309


                                          A.C. ISRAEL ENTERPRISES, INC.

                                          By:
                                              ---------------------------------
                                              Name: Jay Howard
                                              Title:

                                          520 Madison Avenue
                                          New York, New York 10022
                                          Tel: (212) 838-3830
                                          Fax: (212) 664-8291


                                          CRM-EFO PARTNERS, L.P.

                                          By: CRM-EFO Investments, LLC
                                              Its General Partner

                                          By: CRM Management, Inc.,
                                              Its Managing Member


                                          By:
                                              ---------------------------------
                                              Name:  Eugene A. Trainor, III
                                              Title: Chief Financial Officer


                                          520 Madison Avenue
                                          New York, New York 10022
                                          Tel: (212) 838-3830
                                          Fax: (212) 664-8291

                                          -------------------------------------
                                          Gregory Manocherian

                                          New York Plaza
                                          18th Floor
                                          New York, New York 10004
                                          Tel: (212) 837-4829
                                          Fax: (212) 837-4938



                                          PAMELA EQUITIES CORP.


                                          By:
                                              ---------------------------------
                                              Name:  Gregory Manocherian
                                              Title: President

                                          3 New York Plaza
                                          18th Floor
                                          New York, New York 10004
                                          Tel: (212) 837-4829
                                          Fax: (212) 837-4938




                                          WHITEHALL PROPERTIES, LLC



                                          By:
                                              ---------------------------------
                                              Name: Gregory Manocherian
                                              Title: President

                                          3 New York Plaza
                                          18th Floor
                                          New York, New York 10004
                                          Tel: (212) 837-4829
                                          Fax: (212) 837-4938

                                          KABUKI PARTNERS ADP, GP


                                          By:
                                              ---------------------------------
                                              Name: Gregory Manocherian
                                              Title: General Partner

                                          3 New York Plaza
                                          18th Floor
                                          New York, New York 10004
                                          Tel: (212) 837-4829
                                          Fax: (212) 837-4938



                                          McGLYNN FAMILY PARTNERSHIP L.P.


                                          By:
                                              ---------------------------------
                                              Name: Ronald H. McGlynn
                                              Title: General Partner

                                          520 Madison Avenue
                                          New York, New York 10022
                                          Tel: (212) 838-3830
                                          Fax: (212) 644-8291



                                          -------------------------------------
                                          Richard S. Fuld, Jr.

                                          By: Cramer Rosenthal McLynn, Inc.
                                              Attorney-in-Fact


                                          520 Madison Avenue
                                          New York, New York 10022
                                          Tel: (212) 838-3830
                                          Fax: (212) 644-8291

                                          -------------------------------------
                                          Fred M. Filoon

                                          520 Madison Avenue
                                          New York, New York 10022
                                          Tel: (212) 838-3830
                                          Fax: (212) 644-8291

                                          -------------------------------------
                                          Eugene A. Trainor, III


                                          520 Madison Avenue
                                          New York, New York 10022
                                          Tel: (212) 838-3830
                                          Fax: (212) 644-8291

                                          -------------------------------------

                                          Mark B. Fisher

                                          102 E. 49th Street
                                          35th Floor
                                          New York, New York 10017
                                          Tel: (212) 339-2861
                                          Fax: (212) 339-2834



                                          MBF CAPITAL CORPORATION

                                          By:
                                              ---------------------------------
                                              Name:  Mark B. Fisher
                                              Title: President



                                          MBF BROADBAND SYSTEMS, L.P.


                                          By: MBF Broadband Systems, Inc.,
                                              Its General Partner

                                          By:
                                              ---------------------------------
                                              Name:  Mark B. Fisher
                                              Title: President


                                          102 East 49th Street
                                          35th Floor
                                          New York, New York 10017
                                          Tel: (212) 339-2861
                                          Fax: (212) 339-2834

                                          PHINEAS BROADBAND SYSTEMS

                                          By: MBF Broadband Systems, Inc.
                                              Its General Partner

                                          By:
                                              ---------------------------------
                                              Name: Mark B. Fisher
                                              Title: President

                                          102 East 49th Street
                                          35th Floor
                                          New York, New York 10017
                                          Tel: (212) 339-2861
                                          Fax: (212) 339-2834



                                          CERBERUS PARTNERS, L.P.

                                          By: Cerberus Associates, LLC,
                                              Its General Partner

                                          By:
                                              ---------------------------------
                                              Name: Seth Plattus
                                              Title: Managing Director

                                          450 Park Avenue
                                          28th Floor
                                          New York, New York 10022
                                          Tel: (212) 891-2100
                                          Fax: (212) 421-2947

                                          -------------------------------------
                                          Steve Dinetz

                                          1034 Skyland Drive
                                          Zephyr Cove, NV 89448
                                          Tel: (702) 588-0343
                                          Fax: (702) 588-1433

                  SCHEDULE 1: EXISTING HOLDER REGISTRABLE STOCK

                      SCHEDULE 3.1: THE CRM RELATED PERSONS



Cramer Rosenthal McGlynn LLC

Edward J. Rosenthal, Keogh

CRM 1997 Enterprise Fund, LLC

CRM 1998 Enterprise Fund, LLC

CRM Partners, L.P.

CRM Retirement Partners, L.P.

CRM Madison Partners, L.P.

CRM U.S. Value Fund, LTD.

CRM-EFO Partners, L.P.

McGlynn Family Partnership L.P.

Gerald B. Cramer

Fred M. Filoon

                                                                     EXHIBIT E

                            CERTIFICATE OF AMENDMENT
                                       OF
                           CERTIFICATE OF INCORPORATION
                                       OF
                                LOGIMETRICS, INC.


         LogiMetrics, Inc. a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

         The following amendment to the Certificate of Incorporation of the Corporation approved by the Board of Directors and stockholders of the Corporation, was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

         "The first paragraph of Article FOURTH of the Certficate of Incorporation, as amended, of LogiMetrics, Inc., is hereby amended to read in its entirety as follows:

               FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 355,000,000 shares, of which 350,000,000 shares are designated as Common Stock, having a par value of $.01 per share ("Common Stock") and 5,000,000 shares are designated as Preferred Stock, $.01 per value per share ("Preferred Stock").

         IN WITNESS WHEREOF, the Corporation has caused this Certifcate to be signed and attested by its duly authorized officers, this 20th day of April, 2000.


                                             LOGIMETRICS, INC.


                                             By:
                                                 -----------------------
                                                 Norman M. Phipps
                                                 President and Chief
                                                 Operating Officer


ATTEST:


------------------------------
Erik S. Kruger, Secretary

                                                                       EXHIBIT F

                             STOCKHOLDERS AGREEMENT

                               dated July 10, 2000

                                      among

                                LogiMetrics, Inc.

                         L-3 Communications Corporation

                                       and

                        the Existing Holders named herein

                                TABLE OF CONTENTS

                                                                                          Page
ARTICLE I       Representations and Warranties..............................................1

     Section 1.1.       Representations and Warranties of the Company.......................1
     Section 1.2.       Representations and Warranties of Existing Holders..................1

ARTICLE II      Actions by Existing Holders.................................................2

     Section 2.1.       Amendment of Class A Debentures and Class B Debentures..............2
     Section 2.2.       Consent, Conversion of Securities and Waivers by Existing
                           Holders..........................................................3
     Section 2.3.       Warrants Held by Existing Holders...................................4

ARTICLE III     Management Covenants........................................................6

     Section 3.1.       Nomination and Election of Directors................................6
     Section 3.2.       Replacement of Directors............................................7
     Section 3.3.       Certain Covenants...................................................8
     Section 3.4.       Committees of the Board.............................................8
     Section 3.5.       Proxies.............................................................8
     Section 3.7.       SEA Section 14(f) and Rule 14f-1....................................8

ARTICLE IV      Transfers..................................................................10

     Section 4.1.       Right of First Offer...............................................10
     Section 4.2.       Legend.............................................................11

ARTICLE V       Miscellaneous..............................................................12

     Section 5.1.       Notices............................................................12
     Section 5.2.       Governing Law; Consent to Jurisdiction.............................14
     Section 5.3.       Assignment; Successors and Assigns; No Third Party Rights..........14
     Section 5.4.       Counterparts.......................................................14
     Section 5.5.       Titles and Headings................................................14
     Section 5.6.       Entire Agreement...................................................14
     Section 5.7.       Severability.......................................................15
     Section 5.8.       No Strict Construction.............................................15
     Section 5.9.       Acknowledgement....................................................15
     Section 5.10.      Effectiveness; Termination.........................................15
     Section 5.11.      Amendments.........................................................16
     Section 5.12.      Extension; Waiver..................................................16
     Section 5.13.      Enforcement........................................................16
     Section 5.14.      Technology Transfer Option.........................................17
     Section 5.15.      Legal Fees.........................................................17

                                LIST OF EXHIBITS

EXHIBIT A            Form of the Employment Agreement

                                LIST OF SCHEDULES

Schedule 1.2(a)      Existing Holder Securities
Schedule 2.3         Existing Holder Warrant Exchange
Schedule 5.1         CRM Related Persons

                             STOCKHOLDERS AGREEMENT

         STOCKHOLDERS AGREEMENT, dated July 10, 2000 (this "Agreement"), among LogiMetrics, Inc., a Delaware corporation (the "Company"), L-3 Communications Corporation, a Delaware corporation (the "Purchaser"), and the other signatories hereto (the "Existing Holders"). Capitalized and other defined terms used herein and not otherwise defined herein shall have the respective meanings specified the Purchase Agreement (defined below).

                              W I T N E S S E T H:

         WHEREAS, the Purchaser has agreed to purchase shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), pursuant to the terms and conditions of the Purchase Agreement, dated as of even date herewith, between the Company and the Purchaser (the "Purchase Agreement");

         WHEREAS, in connection with the Closing, and as a condition required by the Purchaser, the Existing Holders have or will have, immediately prior to the Closing, converted all of the their convertible debt into Common Stock and taken certain other actions as set forth herein which are required by the Purchase Agreement;

         WHEREAS, this Agreement is a condition (i) to the willingness of the Purchaser to effect the Closing under the Purchase Agreement and to consummate the transactions contemplated thereby, and (ii) to the willingness of the Existing Holders to give their consents to the Purchase Agreement and to the transactions contemplated thereby;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I
                         Representations and Warranties

         Section 1.1. Representations and Warranties of the Company. Each representation and warranty made by the Company in the Purchase Agreement and the other Transaction Documents, including, in any certificates delivered pursuant thereto, in each case, to the extent limited as therein set forth and by any schedules attached thereto, is herein incorporated by reference and made a part hereof, and hereby reaffirmed and restated to and for the benefit of each the other parties hereto, with the understanding that this Agreement is and shall be deemed a Transaction Document.

         Section 1.2. Representations and Warranties of Existing Holders. Each of the Existing Holders represents and warrants to each of the other parties hereto, as follows:

         (a) Such Existing Holder owns and, subject to this Agreement, has the complete and unrestricted power and the unqualified right to vote the Common Stock and/or Convertible Securities, listed by class and number of shares of Common Stock and/or Convertible Securities, set forth in Schedule 1.2(a) opposite such Existing Holder's name (the "Existing Holder Securities").

         (b) Such Existing Holder has all requisite right, power and authority and full legal capacity to enter into this Agreement, to carry out such Existing Holder's respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Existing Holder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Existing Holder, and no other actions (corporate or otherwise) on the part of such Existing Holder or any other Person are necessary for such Existing Holder to enter into this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Existing Holder and constitutes a legal, valid and binding obligation of such Existing Holder enforceable against such Existing Holder in accordance with its terms.

         (c) The execution, delivery and performance of this Agreement by such Existing Holder, and the consummation of the transactions contemplated hereby, do not and will not (i) conflict with, or result in a breach of or default under, any terms or conditions of the organizational documents of any such Existing Holder that is an entity, (ii) violate any Applicable Law, (iii) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a breach or a default) under, or give to any other Person any right of termination, amendment, acceleration or cancellation pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which such Existing Holder is a party or by which any of such Existing Holder's Common Stock or Convertible Securities or any of such Existing Holder's other assets may be bound, or (iv) result in the creation of any Encumbrance on such Existing Holder's Common Stock or Convertible Securities (other than the Encumbrances created by this Agreement).

                                   ARTICLE II
                           Actions by Existing Holders

         Section 2.1. Amendment of Class A Debentures and Class B Debentures.

         (a) The Company represents and warrants to each of the other parties hereto that the Existing Holders collectively constitute the "Majority Holders" as defined in each of the Class A 13% Senior Subordinated Convertible Pay-in-Kind Debentures due July 29, 1999 and the Amended and Restated Class B 13% Convertible Senior Subordinated Pay-in-Kind Debentures due July 29, 1999 (respectively, the "Class A Debentures" and the "Class B Debentures" and, collectively, the "Debentures"). Each Existing Holder has the power and authority to vote and give its consent (as herein voted and given) to amend the Debentures pursuant to Section 9 of the Debentures.

         (b) Pursuant to Section 9 of the Class A Debentures, the Existing Holders and the Company hereby irrevocably and forever amend (and hereby vote and give their consent to such amendment) each of the Class A Debentures to delete and terminate in their entirety (i) Section 6(c)(xviii) of each of the Class A Debentures, and (ii) any other provisions in respect of the Class

A Debentures or any of the registration rights of each holder of the Class A Debentures and the registration obligations of the Company relating to the Common Stock issuable upon the conversion of any of the Class A Debentures.

         (c) Pursuant to Section 9 of the Class B Debentures, the Existing Holders and the Company hereby irrevocably and forever amend (and hereby vote and give their consent to such amendment) each of the Class B Debentures to delete and terminate in their entirety (i) Section 6(c)(xviii) of each of the Class B Debentures, and (ii) any other provisions in respect of the Class B Debentures or any of the registration rights of each holder of the Class B Debentures and the registration obligations of the Company relating to the Common Stock issuable upon the conversion of any of the Class B Debentures.

         (d) The Existing Holders and the Company hereby irrevocably and forever amend the Acknowledgment, Consent and Waiver, dated as of March 7, 2000, among the Company and the other parties thereto (the "Acknowledgement, Consent and Waiver") to delete and terminate in their entirety (i) Section 3 of the Acknowledgment, Consent and Waiver and (ii) any other provision in respect of the registration obligations of the Company and the registration rights of the other parties thereunder.

         (e) The amendments pursuant to Section 2.1(b), 2.1(c) and 2.1(d) shall be effective immediately prior to the conversion of the Debentures held by the Existing Holders pursuant to Section 2.2.

         Section 2.2. Consent, Conversion of Securities and Waivers by Existing Holders. In order to induce the Purchaser to execute and deliver the Purchase Agreement and to consummate the transactions contemplated thereby, effective immediately prior to the Closing, each Existing Holder hereby irrevocably and forever:

         (a) consents to the execution and delivery by the Company of the Purchase Agreement and the other Transaction Documents, and to the consummation of the transactions contemplated thereunder solely upon the terms and conditions therein set forth;

         (b) except as provided in Section 2.3, converts all Existing Holder Securities consisting of Convertible Securities held by such holder into Common Stock upon the terms of such securities, except that the Class A Debentures shall be converted at the modified conversion price of $0.3451 per share (instead of the existing conversion price of approximately $0.4167); e.g., the holder of a Class A Debenture in the principal amount of $42,586 will receive 123,402 shares of Common Stock upon conversion (instead of 102,207 shares of Common Stock);

         (c) extends the maturity date of the outstanding principal amount of the Legacy Group I Loans (as defined in the Acknowledgement, Consent and Waiver) made by such holder, if any, to the earlier of (i) the fifth day following the consummation of a Public Offering and (ii) June 30, 2001, provided that (A) all accrued and unpaid interest and fees under and expenses related to the Legacy Group I Loans (as defined in the Acknowledgement, Consent and Waiver) shall have been paid in full at Closing with the Proceeds (it being understood and agreed by the parties hereto that execution and delivery of this Agreement by each Existing Holder constitutes acknowledgment by such Existing Holder that payment of the amounts set forth in the

Disbursement Letter in accordance with the instructions set forth therein constitutes full payment of such accrued and unpaid interest, fees and expenses owing to such Existing Holder), and (B) all of the Legacy Group II Loans (as defined in the Acknowledgement, Consent and Waiver) shall have been paid in full, together with all accrued and unpaid interest and fees thereon and expenses related thereto, at Closing with the Proceeds (it being understood and agreed by the parties hereto that execution and delivery of this Agreement by each Existing Holder constitutes acknowledgment by such Existing Holder that payment of the amounts set forth in the Disbursement Letter in accordance with the instructions set forth therein constitutes full payment of such Legacy Group II Loans and full payment of such accrued and unpaid interest, fees and expenses owing to such Existing Holder);

         (d) waives any anti-dilution or similar rights to which such Existing Holder may be entitled in respect of any Existing Holder Securities owned by such Existing Holder, whether beneficially or of record, as a result of the Purchase Agreement or any Transaction Documents or any transaction contemplated by the Purchase Agreement or any of the Transaction Documents, including, without limitation, the purchase of Common Stock by the Purchaser pursuant to the Purchase Agreement or by an investment bank or banks as contemplated by
Section 5.1 of the Purchase Agreement;

         (e) waives the right to exercise any anti-dilution or other similar right to which the Existing Holder may be entitled in respect of any securities owned by such holder, whether beneficially or of record, as a result of any previous transactions in which such a right may have arisen;

         (f) agrees that each of the Stockholder Agreement, dated as of July 29, 1997, by and among the Company and the other parties thereto and Section 5.1 of the Unit Purchase Agreement, dated as of March 7, 1996, by and between the Company and Cerberus Partners L.P. is terminated upon the execution and delivery of the Purchase Agreement by the respective parties thereto and shall be of no further force and effect thereafter (it being understood and agreed that the Company also hereby irrevocably and forever agrees that such Stockholder Agreement, dated as of July 29, 1997, is so terminated and shall be of no further force and effect thereafter);

         (g) waives application of any provision of any agreement or instrument to which the Company or any of its Subsidiaries (as defined in the Purchase Agreement) is a party or by which any of their respective assets is bound, that conflicts with any provision of any Transaction Document;

         (h) consents to the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby; and

         (i) waives any default, event of default or "Event of Default" of or under any agreement or instrument to which such Existing Holder and the Company or any of the Company's Subsidiaries is a party or by which any of their respective properties are bound.

         Section 2.3. Warrants Held by Existing Holders.

         (a) Effective immediately prior to the Closing, the Existing Holders have irrevocably and forever exchanged any and all Existing Holder Securities consisting of warrants for Common Stock held by such Existing Holder, if any ("Existing Holder Warrants") for shares of Common Stock of the Company on the terms set forth on Schedule 2.3 (the "Existing Holder Warrant Exchange").

         (b) The Company represents and warrants to the other parties hereto that (i) the Existing Holder Warrant Exchange has been approved by all requisite corporate action on the part of the Company and hereby confirms, ratifies and agrees with the Existing Holder Warrant Exchange, and (ii) neither the Existing Holder Warrant Exchange nor any of the transactions contemplated thereby requires registration under the provisions of the Securities Act or any applicable state securities or "blue sky" laws.

         (c) Each Existing Holder that has participated in the Existing Holder Warrant Exchange hereby represents and warrants to the other parties hereto as follows:

         (i) Such Existing Holder hereby confirms, ratifies and agrees with the Existing Holder Warrant Exchange with respect to itself or himself.

         (ii) Such Existing Holder has received copies of the SEC Documents and has reviewed therein the discussion of risk factors relating to the Company. In addition, such Existing Holder has had an opportunity to ask questions of and receive answers from representatives of the Company concerning the business of the Company, its condition and prospects (financial and other) and the terms and conditions of the Existing Holder Warrant Exchange.

         (iii) Such Existing Holder is an "Accredited Investor" as such term is defined in Rule 501 of the rules and regulations of the Commission promulgated under the Securities Act.

         (iv) Such Existing Holder has acquired the Common Stock issued to it or him in connection with the Existing Holder Warrant Exchange (the "Exchange Shares") for its own account for investment only and not for or with a present view to resale or distribution other than in transactions that are in compliance with the Securities Act and applicable state securities laws. Such Existing Holder has not entered into any contract, undertaking, agreement or arrangement with any Person to sell, transfer or pledge to such Person or anyone else any of the Exchange Shares, and such Existing Holder has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement.

         (v) Such Existing Holder has the financial ability to bear the economic risk of losing its entire investment in the Exchange Shares, is prepared to bear the economic risk of its investment therein for an indefinite time and can afford to sustain a complete loss of its investment therein.

         (vi) Such Existing Holder understands that the Exchange Shares constitute restricted securities within the meaning of Rule 144 promulgated under the Securities Act, and that none of the Exchange Shares or any interest therein may be sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act or in a transaction exempt from registration under the Securities Act, and understands the meaning and effect of such restriction.

         (vii) Such Existing Holder acknowledges that the Exchange Shares may not be transferred, and the Company shall not be required to register any transfer thereof on the books of the Company, unless such transfer is made pursuant to an effective registration statement, in compliance with Rule 144, or pursuant to another exemption under the Securities Act; provided, however, that the Company shall not be required to register any transfer if any securities are offered or sold otherwise than pursuant to an effective registration statement or pursuant to Rule 144 unless the Company shall have received an opinion of counsel to such Existing Holder, reasonably satisfactory to the Company, that such transfer does not require registration under the Securities Act or applicable state securities laws.

         (viii) No Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from such Existing Holder in connection with the Existing Holder Warrant Exchange or any of the transactions contemplated hereby.

                                  ARTICLE III
                              Management Covenants

         Section 3.1. Nomination and Election of Directors.

         (a) The Board has set the number of directors at three (to be increased to seven immediately after SEA Section 14(f) and Rule 14f-1 are complied with) and, the parties hereto agree to exercise their best efforts to ensure that the composition of the Board shall be determined as follows:

              (i) the Purchaser shall have the right to select and nominate, from time to time, a number of individuals equal to the excess of seven over the number of Non-Purchaser Directors that the Existing Holders are entitled to select and nominate pursuant to clause (ii) below (the "Purchaser Directors"), among whom shall include the Chairman of the Board, so long as the Purchaser continues to be the owner of at least 25% of the outstanding Common Stock on a Fully Diluted Basis; provided, however, that, until such time as Section 14(f) of the Securities Exchange Act of 1934, as amended ("SEA Section 14(f)") and Rule 14f-1 promulgated thereunder ("Rule 14f-1") are complied with by the Company, none of the Purchaser Directors shall take office;

              (ii) the Existing Holders shall have the right to select and nominate by a Majority Vote of the Existing Holders, from time to time,
         (A) three individuals, so long as the Existing Holders continue to be the beneficial owners of at least 15% of the outstanding Common Stock on a Fully Diluted Basis, or (B) two individuals, so long as the Existing Holders continue to be the owners of at least 10% of the outstanding Common Stock on a Fully Diluted Basis;

              (iii) upon selection and nomination of any Purchaser Directors pursuant to clause (i) above, the Purchaser shall provide each of the Company and the Existing Holders with a notice signed by the Purchaser indicating such selected and nominated Purchaser Directors;

              (iv) upon selection and nomination of the directors pursuant to clause (ii) above (the "Non-Purchaser Directors"), the designated representative of the Existing Holders shall provide each of the Company and the Purchaser with a notice signed by those Existing Holders who have provided the Majority Vote of the Existing Holders indicating such selected and nominated Non-Purchaser Directors; the initial designated representative of the Existing Holders shall be Eugene A. Trainor, III; the designated representative of the Existing Holders may be changed from time to time upon notice to the Company and the Purchaser signed by those Existing Holders who have provided the Majority Vote of the Existing Holders;

              (v) so long as the Purchaser is entitled to select and nominate Purchaser Directors pursuant to clause (i) above, the Purchaser shall at all times have the right, exercisable by the Purchaser in its sole discretion, to remove, with or without cause, one or more of the Purchaser Directors, and to replace such removed directors. If necessary to effect such removal, each of the Existing Holders shall vote for such removal at a meeting of the stockholders or shall execute a written consent to such effect without a meeting and consents to the prompt holding of a special meeting for that purpose; and

              (vi) so long as the Existing Holders are entitled to select and nominate the Non-Purchaser Directors pursuant to clause (ii) above, the Existing Holders shall at all times have the right, exercisable by a Majority Vote of the Existing Holders in their sole discretion, to remove, with or without cause, one or more of the Non-Purchaser Directors. If necessary to effect such removal, the Purchaser shall vote for such removal at a meeting of the stockholders or shall execute a written consent to such effect without a meeting and consents to the prompt holding of a special meeting for that purpose.

         (b) The Board has elected, effective upon the Closing having occurred, as the members of the Board the following three individuals as the initial Non-Purchaser Directors: Jean-Francois Carreras, John Langner and Norman Phipps.

         (c) Immediately after SEA Section 14(f) and Rule 14f-1 are complied with, the parties hereto will cause the following four individuals to be elected to the Board as the initial Purchaser Directors: Frank Lanza, Robert LaPenta, Christopher C. Cambria and John Mega.

         (d) The execution and delivery of this Agreement by the parties hereto shall be deemed to satisfy the notice requirements under Section 3.1(a)(iii) and
Section 3.1(a)(iv).

         (e) As used herein, the "Majority Vote of Existing Holders", at any time, means the written action or approval of the Existing Holders that hold a majority of the Common Stock Equivalents then held by all Existing Holders.

         (f) As used herein, "Common Stock Equivalents" means, with respect to any holder of the Company's securities, the number of shares of Common Stock owned by such holder and the number of shares of Common Stock into or for which any Convertible Securities owned by such holder shall be convertible, exchangeable or exercisable as of the date of determination thereof.

         Section 3.2. Replacement of Directors. In the event of the death, resignation or removal of a Purchaser Director, the Company shall use its best efforts to, and the Existing

Holders shall cause the Non-Purchaser Directors to, elect a person designated by the remaining Purchaser Directors as the successor to such Purchaser Director. In the event of the death, resignation or removal of a Non-Purchaser Director, the Company shall use its best efforts to, and the Purchaser shall cause the Purchaser Directors to, elect a person designated by the remaining Non-Purchaser Directors as the successor to such Non-Purchaser Director.

         Section 3.3. Certain Covenants. Each of the Purchaser and the Existing Holders shall vote, in person or by proxy, all shares of Common Stock over which such party may have or share voting power, at any annual or special meeting of stockholders of the Company called for the purpose of voting on the election of directors, or to execute written consents of stockholders without a meeting with respect to the election of directors, to vote in favor of the election of each director selected and nominated in accordance with Section 3.1 and against any other nominees and to take all other necessary and appropriate actions within such party's control to cause such events to occur. The Company shall use its best efforts to cause persons to be so nominated, elected or removed, as the case may be, in accordance with the applicable provisions of this Agreement. Each of the Purchaser and the Existing Holders shall vote all shares of Common Stock over which such party may have or share voting power and shall take all other actions within such party's control necessary and appropriate (including removing any director) to ensure that the Company's certificate of incorporation and by-laws do not at any time conflict with the provisions of this Agreement and shall not vote to approve (or consent to the approval of) any amendment to the Company's certificate of incorporation or by-laws which would be inconsistent with this Agreement.

         Section 3.4. Committees of the Board. If one or more committees of the Board are in existence, such committees shall be constituted to include at least one Non-Purchaser Director.

         Section 3.5. Proxies. Neither the Purchaser nor any Existing Holder shall give any proxy or power of attorney to any Person in respect of Common Stock Equivalents owned by the Purchaser or any Existing Holder that permits the holder thereof to vote in his discretion on any matter that may be submitted to the Company's stockholders for their consideration and approval, unless such proxy or power of attorney is made subject to and is exercised in conformity with the provisions of this Agreement.

         Section 3.6. Executive Officers. The Company shall have entered into an employment agreement in substantially the form of Exhibit A attached hereto with each of Norman Phipps and Charles Brand (collectively, the "Employment Agreements"). Subject to the terms and conditions of the Employment Agreements, each of Norman Phipps and Charles Brand shall serve at the pleasure of the Board, and the Board shall have the absolute right, in its sole discretion, to remove and appoint officers, with or without cause, subject to all Applicable Laws.

         Section 3.7. SEA Section 14(f) and Rule 14f-1.

         (a) The Company shall promptly comply with SEA Section 14(f) and Rule 14f-1 in connection with the Transaction Documents.

         (b) From and after the Closing, until such time as SEA Section 14(f) and Rule 14f-1 are complied with in connection with the Transaction Documents, the Company will operate (and will cause its Subsidiaries to operate) the business of the Company and its Subsidiaries in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except to the extent expressly permitted or contemplated by the Transaction Documents, the Company will not take (and will cause its Subsidiaries not to take) any of the following actions without the prior written consent of the Purchaser:

              (i) grant (or commit to grant) any increase in the compensation (including incentive or bonus compensation) of any employee of the Company or institute, adopt or amend (or commit to institute, adopt or amend) any compensation or benefit plan, policy, program or arrangement or collective bargaining agreement applicable to any employee of the Company;

              (ii) enter into any new employment agreement or collective bargaining agreement or commitment (including any commitment to pay retirement or other benefits) to or with any of the employees of the Company;

              (iii) except as contemplated by the Letter of Intent, dated February 17, 2000, between the Company and Signal Technology Corporation and the other agreements previously entered into in connection therewith, sell, assign, license, dispose of, or transfer any of the assets of the Company having a fair market value of at least $10,000 individually or $50,000 in the aggregate other than sales of Inventories in the ordinary course of business consistent (in kind and amount) with past practice, or incur any liabilities or obligations (including liabilities with respect to indebtedness, capital leases or guarantees thereof) in excess of $50,000 individually or in the aggregate;

              (iv) (A) enter into or terminate any lease of real estate, (B) create any Encumbrances on any of the assets of the Company except for Permitted Encumbrances, or (C) make any modifications of or changes in or terminate any existing Contract other than as may be required to consummate the transactions contemplated by the Transaction Documents;

              (v) make any capital expenditure or capital expenditure commitment (other than in an emergency) in excess of $50,000 in the aggregate;

              (vi) repay or prepay any liability or obligation prior to its stated maturity;

              (vii) make, give or grant any bid or proposal, or any customer option relating to any Contract (A) involving an amount in excess of $50,000 (or amend, supplement or terminate any existing bid or proposal, or any existing customer option relating to any Contract, involving an amount in excess of $50,000), (B) involving a loss to the Company, or (C) not in the ordinary course of business, consistent with past practice;

              (viii) declare, authorize, make or pay any dividend or distribution on any securities of the Company or any of its Subsidiaries;

              (ix) issue (or commit to issue) any capital stock or Convertible Securities of the Company or any of its Subsidiaries except for shares of Common Stock issuable upon (A) upon the conversion of Convertible Securities outstanding prior to the date hereof,

         (B) upon the exercise of unissued stock options under the Plan, or (C) as contemplated by Sections 4.2 and 4.3 of the Purchase Agreement;

              (x) amend the certificate of incorporation or by-laws of the Company or any of its Subsidiaries;

              (xi) take any action or omit to take any action that would cause any of the representations or warranties of the Company contained in any of the Transaction Documents not to be true and correct at any time between the date hereof and such time as SEA Section 14(f) and Rule 14f-1 are complied with in connection with the Transaction Documents; and

              (xii) agree to take any of the actions referred to in clauses (i) through (xi) above.

         (c) Notwithstanding any provisions in this Agreement or any other Transaction Document, until such time as SEA Section 14(f) and Rule 14f-1 are complied with in connection with the Transaction Documents and the Purchaser Directors have taken office as directors, none of the Proceeds in excess of $5,000 may be transferred from the Company to a third party without the prior written consent of the Purchaser.

         (d) Each of the Existing Holders will use such Existing Holder's reasonable best efforts to take all actions within such Existing Holder's control to cause the Company and its Subsidiaries to comply with Section 3.7(b).

                                   ARTICLE IV
                                    Transfers

         Section 4.1. Right of First Offer.

         (a) At such time as the Purchaser ceases to be the owner of at least 25% of the Common Stock on a Fully Diluted Basis, then the provisions of this
Section 4.1 shall cease to have any further force and effect.

         (b) If at any time and from time to time after the Closing one or more of the Existing Holders holding or having the power to Transfer 10% or more of the Common Stock Equivalents (collectively, the "Major Selling Stockholder") wishes to Transfer in a single transaction or a series of related transactions all or any part of such Major Selling Stockholder's Convertible Securities or Common Stock (or any interest therein) (i) representing 10% or more of the Common Stock Equivalents to any Person (excluding normal market transactions where the Major Selling Stockholder does not know the identity of the purchaser in any such normal market transaction), or (ii) representing a percentage of the Common Stock Equivalents which (to the actual knowledge of Major Selling Stockholder), together with the holdings of Common Stock Equivalents by a Person to which the Transfer is proposed to be made, would result in such Person owning 10% or more of the Common Stock Equivalents after giving effect to the Transfer (in either case, the "Offered Stock"), then such Major Selling Stockholder shall, prior to consummating any such desired Transfer, give a written notice to the Purchaser (at the addresses for Offer Notices set forth in Section 5.1), which notice shall include the proposed offer price per

Common Stock Equivalent being offered (the "Offer Price"), the payment terms and the telecopy number to which any Reply Notice is to be sent (an "Offer Notice").

         (c) The Purchaser shall have the right to purchase, at the Offer Price and on all the other terms and conditions set forth in the Offer Notice, all (but not less than all) the Offered Stock pursuant to this Section 4.1.

         (d) The Purchaser shall be irrevocably deemed to have rejected the offer contained in the Offer Notice unless the Purchaser provides the Major Selling Stockholder with written notice of acceptance of such offer by telecopy to the person that sent the Offer Notice at the telecopy number specified in the Offer Notice to which any Reply Notice is to be sent (a "Reply Notice") within one business day after the Offer Notice is deemed to be given by the Major Selling Stockholder pursuant to the provisions hereof. A Reply Notice shall constitute an irrevocable agreement by the Purchaser to purchase all, but not less than all, of the Offered Stock on the terms specified in the Offer Notice. No later than one business day after the Reply Notice is given, the Purchaser shall deliver a certified check or checks in the amount of the aggregate Offer Price to the Major Selling Stockholder against delivery of duly endorsed certificates representing the Offered Stock to be purchased. Such Offered Stock shall be delivered free and clear of all Encumbrances other than those imposed by this Agreement and excluding any registration requirements imposed by the Securities Act and applicable state securities or blue sky laws.

         (e) If the Purchaser does not elect to purchase all the Offered Stock, the Major Selling Stockholder shall have the right to Transfer all or a portion of the Offered Stock within 90 days after the Offer Notice is received by the Major Selling Stockholder at a price not lower than 90% of the Offer Price, and on terms and conditions (with the exception of price) no more favorable to the transferee(s) than those contained in the Offer Notice; provided, however, if the Major Selling Stockholder does not Transfer all the Offered Stock within such 90-day period, the Purchaser's rights with respect to any of the remaining Offered Stock and the procedures under this Section 4.1 shall recommence in their entirety; provided further, however, nothing stated in this Section 4.1 or elsewhere in this Agreement shall limit in any way the right of such Major Selling Stockholder or any other Existing Holder to Transfer at any time any of such party's Common Stock or Common Stock Equivalents, including any Offered Stock to which this Section 4.1(e) applies in a transaction not subject to
Section 4.1(b).

         Section 4.2. Legend. Each of the Purchaser and the Existing Holders acknowledges that all the certificates now or hereafter representing any Common Stock or Common Stock Equivalents held by such Person shall, to the extent required by applicable law or regulation, be stamped or otherwise imprinted with the following (or a substantially similar) legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION UNLESS AN EXEMPTION UNDER SUCH ACT OR LAWS IS AVAILABLE.

Any such legend shall be removed upon either (a) registration under the Securities Act of the securities represented by the certificate(s) in question, or (b) receipt of a legal opinion reasonably satisfactory to the Company to the effect that such legend is not required by the Securities Act to be placed on the certificate(s) in question.

                                   ARTICLE V
                                  Miscellaneous

         Section 5.1. Notices. (a) Subject to the provisions of Section 4.1 applicable to an Offer Notice and a Reply Notice, which provisions shall supersede any conflicting provision of this Article V, all notices, requests, claims, demands, approvals, consents, waivers and other communications hereunder (each a "Notice") shall be in writing and shall be delivered by hand, delivered by courier, deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or sent by facsimile transmission upon receipt of a confirmed transmission report, as follows:

If to the Company:                              LogiMetrics, Inc.
                                                50 Orville Drive
                                                Bohemia, New York 11716
                                                Tel:  (631) 784-4110
                                                Fax:  (631) 784-4130
                                                Attention: President

                                                with copies to:
                                                Lowenstein Sandler PC
                                                65 Livingston Avenue
                                                Roseland, NJ 07068-1791
                                                Tel:  (973) 597-2500
                                                Fax:  (973) 597-2400
                                                Attention:  John D. Hogoboom, Esq.;

                                                L-3 Communications Corporation
                                                600 Third Avenue
                                                New York, NY  10016
                                                Tel:  (212) 697-1111
                                                Fax:  (212) 805-5494
                                                Attention:  Christopher C. Cambria, Esq.; and

                                                Whitman Breed Abbott & Morgan LLP
                                                200 Park Avenue
                                                New York, NY  10166
                                                Tel:  (212) 351-3000
                                                Fax:  (212) 351-3131
                                                Attention:  James P. Gerkis, Esq.

If to the Purchaser (except, in the case of     L-3 Communications Corporation
any Offer Notice)                               Narda Microwave
                                                435 Moreland Road
                                                Hauppage, NY   11788
                                                Tel:  (631) 231-1700
                                                Fax:  (631) 725-8039
                                                Attention: John S. Mega

                                                with copies to:

                                                L-3 Communications Corporation
                                                600 Third Avenue
                                                New York, NY  10016
                                                Tel:  (212) 697-1111
                                                Fax:  (212) 805-5494
                                                Attention:  Christopher C. Cambria, Esq.; and

                                                Whitman Breed Abbott & Morgan LLP
                                                200 Park Avenue
                                                New York, NY  10166
                                                Tel:  (212) 351-3000
                                                Fax:  (212) 351-3131
                                                Attention:  James P. Gerkis, Esq.

If to the Purchaser (in the case of any Offer   L-3 Communications Corporation
Notice)                                         600 Third Avenue
                                                New York, NY  10016
                                                Tel:  (212) 697-1111
                                                Fax:  (212) 805-5353
                                                Attention:  Robert V. LaPenta

                                                with copies to:

                                                L-3 Communications Corporation
                                                600 Third Avenue
                                                New York, NY  10016
                                                Tel:  (212) 697-1111
                                                Fax:  (212) 805-5494
                                                Attention:  Christopher C. Cambria, Esq.

If to Cramer Rosenthal McGlynn, Inc., or any of the Existing Holders listed on
Schedule 5.1 (the "CRM Related Persons"):

                                                To such Person
                                                c/o Cramer Rosenthal McGlynn, Inc.
                                                520 Madison Avenue
                                                New York, New York 10022
                                                Tel: (212) 838-3830
                                                Fax: (212) 644-8291
                                                Attention:  Eugene A. Trainor, III,
                                                             Executive Vice President

                                                With copies to:

                                                Rosenman & Colin LLP
                                                575 Madison Avenue
                                                New York, New York 10022
                                                Tel: (212) 940-8800
                                                Fax: (212) 940-8776
                                                Attention: Dan Harris, Esq.

If to any other Existing Holder: at the address set forth on the signature pages of this Agreement.

Any party hereto, by Notice given to the other party hereto in accordance with this Section 5.1, may change the address or facsimile transmission number to which such Notices are to be sent to such party. All Notices shall be deemed effective and given upon confirmed receipt or refusal of receipt.

         Section 5.2. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such court and irrevocably waives any claim that any such suit, and action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 5.3. Assignment; Successors and Assigns; No Third Party Rights. This Agreement may not be assigned by the Company, the Purchaser or any Existing Holder, except to any of its controlled Affiliates (provided that such controlled Affiliate continues to remain at all times thereafter a controlled Affiliate of the assigning party) or to any successor-in-interest to substantially all of its business. In the event of any permitted assignment of this Agreement, the assigning party shall not be released from such party's obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective successors, permitted assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

         Section 5.4. Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in multiple counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

         Section 5.5. Titles and Headings. The titles and headings in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 5.6. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied agreements or understandings between them with respect to such matters.

         Section 5.7. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

         Section 5.8. No Strict Construction. Each of the parties hereto acknowledges that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

         Section 5.9. Acknowledgement. Each of the parties hereto acknowledges that the representations and warranties contained in this Agreement and in any document or instrument delivered to such party pursuant hereto or in connection herewith shall not be deemed waived or otherwise affected by any investigation by another party hereto, or such party's officers, directors, employees, counsel, accountants, advisors, representatives and agents.

         Section 5.10. Effectiveness; Termination.

         (a) This Agreement shall become effective only upon the Closing, and shall terminate upon the earliest to occur of (i) the consummation of the Public Offering, (ii) with respect to Purchaser or any Existing Holder, when such party shall have irrevocably Transferred all of such party's interests in the Common Stock and Convertible Securities of the Company to one or more Person(s) that are not Affiliates of the Purchaser or such Existing Holder, as the case may be,
(iii) the consummation of a Company Sale, to the extent approved by a Special Director Majority or a Special Stockholder Majority in accordance with Section
4.4 of the Purchase Agreement, and (iv) the written mutual consent of the Purchaser and such of the Existing Holders as would then be collectively entitled to cast the Majority Vote of Existing Holders.

         (b) For purposes of this Section 5.10, the term "Company Sale" shall mean any of (i) a Transfer of all or substantially all of the assets of the Company to any Person, or group of related Persons, other than to a wholly owned Subsidiary of the Company, in one transaction or a series of related transactions, (ii) a merger, consolidation, recapitalization, share exchange or reorganization of the Company in which the holders of voting stock of the Company immediately prior thereto will not own at least 50% of the voting shares of the continuing or surviving entity (whether or not the Company) immediately thereafter, (iii) the sale or other disposition of voting stock of the Company representing 50% or more of the total voting power of the Company's outstanding capital stock (including Common Stock Equivalents) in one transaction or a series of related transactions to any Person, or group of related Persons, other than a Stockholder or any of its Affiliates, (iv) the issuance of additional shares of voting stock

(including, but not limited to, the issuance of rights to purchase shares of voting stock), if, as a result thereof, any Person, or group of related Persons, other than the Purchaser and/ or any of its Affiliates, would beneficially own 50% or more of the total voting power of the Company's outstanding capital stock in one transaction or a series of related transactions, (v) the formation of any form of partnership, joint venture, association or other business organization or strategic alliance, in which the Company would participate if, as a result thereof, all or substantially all of the assets of the Company would be Transferred to any Person not wholly owned by the Company or one or more wholly owned Subsidiaries of the Company, and (vi) to the extent not otherwise referred to in clauses (i) through (v) of this Section 5.10, any event referred to in clauses (A) or (B) of Section 4.4(a) of the Purchase Agreement.

         Section 5.11. Amendments. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of the Company, the Purchaser and such of the Existing Holders as would then be collectively entitled to cast the Majority Vote of Existing Holders.

         Section 5.12. Extension; Waiver. Subject to the limitations of Section
4.4 of the Purchase Agreement, any party hereto may (a) extend the time for performance of any of the obligations or other acts of any of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of any of the other parties hereto contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements of any of the other parties hereto or satisfaction of any of the conditions to such party's obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of a party hereto to assert any of such party's rights hereunder shall not constitute a waiver of such rights.

         Section 5.13. Enforcement.

         (a) Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement, that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, each other party shall, in addition to any other rights or remedies which such party may have, be entitled to obtain such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and, to the maximum extent permitted by law, consents to have each provision of this Agreement specifically enforced against such party, without the necessity of posting bond or other security against such party, and consents to the entry of injunctive relief against such party enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

         (b) If any party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing party in such legal action shall be entitled to recover from the other party all reasonable costs and expenses (including attorneys' fees and expert witness fees and expenses) incurred by the prevailing party in connection therewith.

         (c) The Non-Purchaser Directors shall have the right to enforce the covenants of the Purchaser contained in this Agreement and the other Transaction Documents on behalf of the Company.

         (d) Notwithstanding anything to the contrary contained in this Agreement or the Purchase Agreement or as otherwise elsewhere provided, the Existing Holders shall have the right to enforce Section 4.4 of the Purchase Agreement on behalf of the Company if the Non-Purchaser Directors fail so to enforce such Section 4.4; provided, however, this right to enforce such Section
4.4 under this Section 5.13(d) shall exist only so long as the Existing Holders continue to be the owners of at least 10% of the outstanding Common Stock on a Fully Diluted Basis.

         Section 5.14. Technology Transfer Option. Notwithstanding Section 1.6(a) of the Purchase Agreement, until the exercise of the Technology Option pursuant to Section 1.6(a) of the Purchase Agreement, the Company and the Existing Holders acknowledge and agree that the Purchaser may conduct its business and utilize the Technology in any manner as the Purchaser sees fit and at any time and from time to time may sell, transfer, license, lease, create Encumbrances on or otherwise dispose of any (each a "Disposition") of the Technology as it sees fit in the ordinary course of its business (it being understood and agreed that upon the occurrence of any Disposition, the Technology subject to such Disposition thereafter will no longer be subject to the Technology Option).

         Section 5.15. Legal Fees. Each party shall bear their own legal fees and expenses in connection with the negotiation, execution and delivery of this Agreement, any other Transaction Document and any ancillary documents thereto. Notwithstanding the foregoing, the Company agrees to pay the legal fees and expenses incurred by Cramer Rosenthal McGlynn, LLC ("CRM, LLC") not to exceed $115,000. Each Existing Holder hereby irrevocably and forever waives any right under any document that obligates the Company to pay any legal fees or expenses incurred by such Existing Holder (or to reimburse such Existing Holder for any such legal fees or expenses), except to the extent set forth in the next preceding sentence.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 LOGIMETRICS, INC.


                                 By:___________________________________________
                                    Name:  Norman M. Phipps
                                    Title: President


                                 L-3 COMMUNICATIONS CORPORATION


                                 By:___________________________________________
                                    Name:  Christopher C. Cambria
                                    Title: Vice-President


                                 ______________________________________
                                 Norman M. Phipps

                                 50 Orville Drive
                                 Bohemia, New York  11716
                                 Tel: (631) 784-4110
                                 Fax: (631) 784-4132

                                 ______________________________________
                                 Charles S. Brand

                                 20 Meridian Way
                                 Eatontown, New Jersey 07724
                                 Tel: (732) 935-7150
                                 Fax: (732) 935-7151


                                 LFH, LLC


                                 By:___________________________________________
                                    Name: Charles Brand
                                    Title:

                                 175 Boundary Road
                                 Colts Neck, NJ  07722
                                 Tel:  (732) 431-4175
                                 Fax:  (732) 431-4108


                                 ______________________________________
                                 Gerald B. Cramer

                                 520 Madison Avenue
                                 New York, New York 10022
                                 Tel: (212) 838-3830
                                 Fax: (212) 644-8291

                                 CRAMER ROSENTHAL McGLYNN LLC


                                 By:___________________________________________
                                    Name:
                                    Title:

                                 520 Madison Avenue
                                 New York, New York 10022
                                 Tel: (212) 838-3830
                                 Fax: (212) 644-8291

                                 L.A.D. EQUITY PARTNERS, L.P.

                                 By: Flint Investments, Inc.
                                     Its General Partner

                                 By:___________________________________________
                                    Name:  Arthur J. Pergament
                                    Title: Vice President

                                 520 Madison Avenue
                                 New York, New York 10022
                                 Tel: (212) 838-3830
                                 Fax: (212) 644-8291

                                 ______________________________________
                                  Edward J. Rosenthal, Keogh

                                  520 Madison Avenue
                                  New York, New York 10022
                                  Tel: (212) 838-3830
                                  Fax: (212) 644-8291


                                 CRM 1998 ENTERPRISE FUND, LLC

                                 By: Cramer Rosenthal McGlynn, Inc.,
                                     Its Managing Member


                                 By:___________________________________________
                                    Name:  Eugene A. Trainor, III
                                    Title: Chief Operating Officer

                                 520 Madison Avenue
                                 New York, New York 10022
                                 Tel: (212) 838-3830
                                 Fax: (212) 644-8291

                                 CRM 1997 ENTERPRISE FUND, LLC

                                 By: Cramer Rosenthal McGlynn, Inc.
                                     Its Managing Member


                                 By:___________________________________________
                                    Name:  Eugene A. Trainor, III
                                    Title: Chief Operating Officer

                                 520 Madison Avenue
                                 New York, New York 10022
                                 Tel: (212) 838-3830
                                 Fax: (212) 644-8291


                                 CRM PARTNERS, L.P.

                                 By: Cramer Rosenthal McGlynn, Inc.
                                     Its General Partner


                                 By:___________________________________________
                                    Name:  Eugene A. Trainor, III
                                    Title: Chief Financial Officer

                                 520 Madison Avenue
                                 New York, New York 10022
                                 Tel: (212) 838-3830
                                 Fax: (212) 664-8291


                                 CRM RETIREMENT PARTNERS, L.P.

                                 By: Cramer Rosenthal McGlynn, Inc.
                                     Its General Partner


                                 By:___________________________________________
                                    Name:  Eugene A. Trainor, III
                                    Title: Chief Financial Officer

                                 520 Madison Avenue
                                 New York, New York 10022
                                 Tel: (212) 838-3830
                                 Fax: (212) 664-8291


                                 CRM MADISON PARTNERS, L.P.

                                 By: Cramer Rosenthal McGlynn, Inc.
                                     Its General Partner


                                 By:___________________________________________
                                    Name:  Eugene A. Trainor, III
                                    Title: Chief Financial Officer

                                 520 Madison Avenue
                                 New York, New York 10022
                                 Tel: (212) 838-3830
                                 Fax: (212) 664-8291


                                 CRM U.S. VALUE FUND, LTD.


                                 By: Cramer Rosenthal McGlynn, Inc.
                                     Its General Partner


                                 By:___________________________________________
                                    Name:  Eugene A. Trainor, III
                                    Title: Chief Financial Officer

                                 520 Madison Avenue
                                 New York, New York 10022
                                 Tel: (212) 838-3830
                                 Fax: (212) 664-8291


                                 EURYCLEIA PARTNERS, L.P.


                                 By: Marchessini & Company,
                                     Its General Partner


                                 By:___________________________________________
                                    Name:  Rona Trokie
                                    Title: Vice President

                                 745 Fifth Avenue, Suite 1400
                                 New York, New York 10151
                                 Tel: (212) 752-4300
                                 Fax: (212) 752-4309


                                 A.C. ISRAEL ENTERPRISES, INC.


                                 By:___________________________________________
                                    Name: Jay Howard
                                    Title:

                                 520 Madison Avenue
                                 New York, New York 10022
                                 Tel: (212) 838-3830
                                 Fax: (212) 664-8291


                                 CRM-EFO PARTNERS, L.P.


                                 By: CRM-EFO Investments, LLC
                                     Its General Partner

                                 By: CRM Management, Inc.,
                                     Its Managing Member

                                 By:___________________________________________
                                    Name:  Eugene A. Trainor, III
                                    Title: Chief Financial Officer

                                 520 Madison Avenue
                                 New York, New York 10022
                                 Tel: (212) 838-3830
                                 Fax: (212) 664-8291

                                 ______________________________________
                                 Gregory Manocherian

                                 New York Plaza
                                 18th Floor
                                 New York, New York 10004
                                 Tel: (212) 837-4829
                                 Fax: (212) 837-4938


                                 PAMELA EQUITIES CORP.


                                 By:___________________________________________
                                    Name:  Gregory Manocherian
                                    Title: President

                                 3 New York Plaza
                                 18th Floor
                                 New York, New York 10004
                                 Tel: (212) 837-4829
                                 Fax: (212) 837-4938


                                 WHITEHALL PROPERTIES, LLC


                                 By:___________________________________________
                                    Name:  Gregory Manocherian
                                    Title: President

                                 3 New York Plaza
                                 18th Floor
                                 New York, New York 10004
                                 Tel: (212) 837-4829
                                 Fax: (212) 837-4938

                                 KABUKI PARTNERS ADP, GP


                                 By:___________________________________________
                                    Name:  Gregory Manocherian
                                    Title: General Partner

                                 3 New York Plaza
                                 18th Floor
                                 New York, New York 10004
                                 Tel: (212) 837-4829
                                 Fax: (212) 837-4938


                                 McGLYNN FAMILY PARTNERSHIP L.P.


                                 By:___________________________________________
                                    Name:  Ronald H. McGlynn
                                    Title: General Partner

                                 520 Madison Avenue
                                 New York, New York 10022
                                 Tel: (212) 838-3830
                                 Fax: (212) 644-8291


                                 ______________________________________
                                 Richard S. Fuld, Jr.

                                 By: Cramer Rosenthal McLynn, Inc.
                                     Attorney-in-Fact

                                 520 Madison Avenue
                                 New York, New York 10022
                                 Tel: (212) 838-3830
                                 Fax: (212) 644-8291


                                 ______________________________________
                                 Fred M. Filoon

                                 520 Madison Avenue
                                 New York, New York 10022
                                 Tel: (212) 838-3830
                                 Fax: (212) 644-8291

                                 ______________________________________
                                 Eugene A. Trainor, III

                                 520 Madison Avenue
                                 New York, New York 10022
                                 Tel: (212) 838-3830
                                 Fax: (212) 644-8291

                                 ______________________________________
                                 Mark B. Fisher

                                 102 E. 49th Street
                                 35th Floor
                                 New York, New York  10017
                                 Tel:  (212) 339-2861
                                 Fax: (212) 339-2834


                                 MBF CAPITAL CORPORATION


                                 By:___________________________________________
                                    Name:  Mark B. Fisher
                                    Title: President


                                 MBF BROADBAND SYSTEMS, L.P.


                                 By:  MBF Broadband Systems, Inc.,
                                      Its General Partner


                                 By:___________________________________________
                                    Name:   Mark B. Fisher
                                    Title:  President

                                 102 East 49th Street
                                 35th Floor
                                 New York, New York  10017
                                 Tel:  (212) 339-2861
                                 Fax: (212) 339-2834

                                 PHINEAS BROADBAND SYSTEMS


                                 By: MBF Broadband Systems, Inc.
                                     Its General Partner

                                 By:___________________________________________
                                    Name:  Mark B. Fisher
                                    Title: President

                                 102 East 49th Street
                                 35th Floor
                                 New York, New York  10017
                                 Tel:  (212) 339-2861
                                 Fax: (212) 339-2834


                                 CERBERUS PARTNERS, L.P.

                                 By: Cerberus Associates, LLC,
                                     Its General Partner


                                 By:___________________________________________
                                    Name:  Seth Plattus
                                    Title: Managing Director

                                 450 Park Avenue
                                 28th Floor
                                 New York, New York  10022
                                 Tel:  (212) 891-2100
                                 Fax: (212) 421-2947

                                 ______________________________________
                                 Steve Dinetz

                                 1034 Skyland Drive
                                 Zephyr Cove, NV  89448
                                 Tel:  (702) 588-0343
                                 Fax:  (702) 588-1433

                                                                       EXHIBIT A

                        FORM OF THE EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT


        This Employment Agreement dated as of July 10, 2000 (this "Agreement"), between LOGIMETRICS, INC., a Delaware corporation (the "Company"), and NORMAN M. PHIPPS (the "Employee").

                                    RECITALS

        WHEREAS, that in connection with the purchase by L-3 Communications Corporation ("L-3") of an equity interest in the Company, the Company and the Employee desire to terminate the employment agreement, dated April 25, 1997 (the "Existing Agreement"), by and between the Company and the Employee, and enter into a new agreement for the Employee's services providing for all terms and conditions of the Employee's continued employment;

        WHEREAS, the covenant not to compete set forth in Section 6 is necessary to protect the Company's legitimate business interests; and

        WHEREAS, the Company desires to continue the employment of the Employee with the Company on the terms and conditions hereof, and the obligations of the Company and L-3 to effect the closing under the Purchase Agreement, dated July 10, 2000 (the "Purchase Agreement"), between the Company and the Employee, were conditioned upon the Employee's agreement to be employed by the Company pursuant to the terms and conditions of this Agreement (including Section 6), and the Employee desires to be so employed by the Company;

        NOW THEREFORE, the Company and the Employee, in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound, hereby agree as follows:

     SECTION 1. EMPLOYMENT GENERALLY

        1.1. Employment. The Company hereby offers the Employee employment, and the Employee hereby accepts such offer of employment and agrees to perform his duties and responsibilities hereunder, in accordance with the terms and conditions hereinafter set forth.

        1.2. Position and Duties. During the Employment Term (as defined in
Section 2), the Employee shall serve on a full-time basis and devote his entire working time, attention and energy exclusively to the Company as Senior Vice President--Administration. The Employee shall report to the individual acting as or appointed as the President of the Company. The Employee will perform such executive, managerial and administrative duties as determined by the President of the Company, will use his best efforts to promote the interests of the Company, and will comply with all lawful directives, policies, procedures and directions as may from time to time be given or determined by the Company.

        1.3. Outside Activities. The Employee shall not engage in any activity or investment if such activity or investment interferes with the performance of his duties hereunder. Notwithstanding the foregoing, the Employee may engage in charitable, educational, civic and similar activities and continue to be a member of boards of directors of other businesses and charitable organizations, and become a member of boards of directors of other businesses and charitable organizations, subject to approval by the Board of Directors of the Company, to the extent that such activities do not adversely affect the performance of his duties hereunder.

        1.4. Other Agreements Superseded. This Employment Agreement supersedes and replaces all prior agreements and understandings (including the Existing Agreement), between the Company and the Employee, whether written or oral, relating to the subject matter hereof, and all such prior agreements and understandings shall be null and void and without further effect as of the date hereof.

     SECTION 2. EMPLOYMENT TERM. Subject to the provisions of Section 4, the term of this Agreement shall be for a period commencing on the date hereof and ending on the earlier of (a) the second anniversary of the date hereof and (b) termination of the Employee's employment pursuant to this Agreement (the "Employment Term").

     SECTION 3. COMPENSATION.

        3.1. Base Salary. The Company agrees to pay, and the Employee agrees to accept, as base compensation for all services to be rendered by the Employee hereunder (including any services as an officer, director, employee or member of any committee of the Company or any of its affiliates), the sum of $210,000 per year (less appropriate deductions) (the "Base Salary"). The Base Salary shall be payable in accordance with the ordinary payroll practices of the Company. During the Employment Term, the Company shall, in good faith, review the Base Salary in accordance with the Company's customary procedures and practices regarding the salaries of similarly situated employees and may, if determined by the Company to be appropriate, increase the Base Salary following such review (it being understood and agreed by the Employee that the Company shall not be obligated to increase the Base Salary), and "Base Salary" for all purposes herein shall be deemed to be a reference to such higher amount.

        3.2. Additional Employee Benefits. Initially, the Employee shall receive such employee benefits that are provided generally to the Company's employees as of the date of the Purchase Agreement (collectively, the "LogiMetrics Benefits"). After the date hereof, any of the LogiMetrics Benefits may be amended, supplemented, terminated or modified from time to time by the Company, so long as the Company provides the Employee with employee benefits similar to those provided to other comparably situated Company employees.

        3.3. Withholding. All payments due to the Employee hereunder shall be subject to all applicable taxes required to be withheld by the Company pursuant to federal, state or local law. The Employee shall be solely responsible for income and earnings taxes imposed on the Employee by reason of any cash or non-cash compensation and benefits provided hereunder.

        3.4 Option Grants. The Company shall, no later than the date hereof, grant to the Employee options (the "Employee Options") to purchase 750,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") pursuant to Section 4.2 of the Purchase Agreement, including, having an exercise price of $0.54 per share (it being understood and agreed that such number of shares of Common Stock and such exercise price are before giving effect to the Reverse Stock Split (as defined in the Purchase Agreement)). The Employee shall enter into the non-qualified stock option agreement with the Company to evidence the grant of the Employee Options in the form attached hereto as Schedule A.

        3.5 Annual Bonus. The Employee shall be entitled to participate in any cash bonus plan or arrangement in which key employees of the Company are entitled to participate now or during the Employment Term. Any amount payable to the Employee pursuant to any such cash bonus plan or arrangement shall be determined by the Board of Directors of the Company or the Compensation Committee thereof, in its sole discretion.

        3.6 Deferred Payments. Not later than the date hereof, the Company shall pay to the Employee the sum of $124,056 in full payment of (a) unpaid salary previously deferred by the Employee, and (b) certain expense reimbursements previously deferred by the Employee.

        3.7 Term Life Insurance. The Company shall reimburse the Employee up to $2,000 in any calendar year for premiums paid by the Employee to maintain a term insurance policy insuring the life of the Employee in the face amount of $1,000,000.

        3.8 Vacation. The Employee shall be entitled to four weeks of vacation in each calendar year during the Employment Term and shall be entitled to carry over all, part or none of such vacation in accordance with any vacation policy maintained by the Company for senior executives.

        3.9 Expense Reimbursement. The Company shall pay or reimburse the Employee for all reasonable travel or other expenses incurred by the Employee in connection with the performance of his duties and obligations under this Agreement, subject to the Employee's presentation of appropriate vouchers and/or receipts in accordance with such procedures as the Company may from time to time establish for senior officers and to preserve any deductions for Federal income taxation purposes to which the Company may be entitled.

     SECTION 4. TERMINATION.

        4.1. Termination Events. The Employee's employment with the Company and the Employment Term shall terminate upon the earliest occurrence of any of the following events:

        (a) The death or resignation of the Employee.

        (b) The termination of the Employee's employment by the Company for Cause (as defined in Section 4.3(a)).

        (c) The termination of the Employee's employment by the Company for Employee Disability.

        (d) The termination of the Employee's employment by the Employee for Good Reason.

        (e) The termination of the Employee's employment other than pursuant to clauses (a), (b), (c) or (d) above.

        4.2. Effect of Termination.

        (a) If the Employee's employment with the Company is terminated pursuant to Section 4.1(a), 4.1(b) or 4.1(c), then the Company shall pay the Employee (or his estate in the event of his death) any portion of the Base Salary accrued hereunder on or prior to the date of termination but not paid. The Employee shall not be entitled to any other payments hereunder.

        (b) If the Employee's employment with the Company is terminated pursuant to Section 4.1(d) or 4.1(e), the Employee shall continue to be paid his Base Salary in accordance with the Company's usual payroll practices until the later to occur of (i) the second anniversary of the date hereof and (ii) six months after the end of the Employment Term (the "Severance Period").

        4.3. Definitions.

        (a) As used herein, the term "Cause" shall mean: (i) gross neglect of or willful and continuing refusal by the Employee to substantially perform his duties hereunder (other than due to death or Disability); (ii) any breach of the provisions of Section 5 or Section 6 by the Employee; (iii) willfully engaging in conduct that is demonstrably injurious to the Company or the Company's subsidiaries or affiliates by the Employee; and/or (iv) conviction of, or plea of nolo contendere, by Employee to (A) any felony, or (B) a misdemeanor involving moral turpitude.

        Termination of the Employee pursuant to Section 4.1(b) shall be made by delivery to the Employee of written notice, given at least five days prior to such termination, from the Board of Directors of the Company (the "Board") specifying the particulars of the conduct by the Employee set forth in any of clauses (i) through (iv) above. Termination shall be effected by a majority vote of the Board at a meeting at which the Employee shall have had the opportunity (along with counsel) to be heard, unless, within five days after receiving such notice, the Employee shall have cured Cause to the reasonable satisfaction of the Board; provided, however, that no cure shall be possible if termination for Cause is made pursuant to clause (ii) or (iv) above. As long as the Employee is on the Board, he shall reasonably cooperate to cause a valid Board meeting to occur.

        (b) As used herein, the term "Disability" shall mean the Employee's absence from the full-time performance of the Employee's duties pursuant to a reasonable determination made in accordance with the Company's then existing disability plan that the Employee is disabled as a result of incapacity due to physical or mental illness that lasts, or is reasonably expected to last, for at least six months.

        (c) As used herein, the term "Good Reason" means (i) any reduction by the Company in Employee's Base Salary, (ii) any material adverse change in the reporting lines described in Section 1.2, (iii) any material diminution or material adverse change in the Employee's titles, duties or responsibilities, unless due to a promotion or increased responsibility of the Employee, or (iv) the relocation of the Company's executive offices more than 50 miles outside Eatontown, New Jersey or Bohemia, New York without the Employee's prior written consent.

        4.4. Other Consequences of Termination.

        (a) In the event of the termination of the Employment Term, for whatever reason, the Employee agrees to cooperate with the Company and to be reasonably available to the Company with respect to continuing and/or future matters arising out of the Employee's employment or any other relationship with the Company or its affiliates, whether such matters are business-related, legal or otherwise. The Company agrees to reimburse the Employee for the Employee's reasonable out-of-pocket expenses incurred in complying with the terms of this
Section 4.4(a) upon delivery by the Employee to the Company of valid receipts for such expenses.

        (b) Subject to the other provisions of this Agreement and the terms of any benefit plan or arrangement in which the Employee participates, the payments upon termination pursuant to this Section 4 shall constitute the exclusive payments due the Employee upon termination under this Agreement. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise.

        (c) Upon the termination of the Employment Term for any reason, the Employee or his estate shall surrender to the Company all correspondence, letters, files, contracts, mailing lists, customer lists, advertising materials, ledgers, supplies, equipment, checks, and all other materials and records of any kind that are the property of the Company or any of its subsidiaries or affiliates, that may be in the Employee's possession or under his control, including all copies of any of the foregoing.

        (d) The provisions of this Section 4 and of Sections 5 and 6 shall survive the expiration or earlier termination of the Employment Term and this Agreement.

        SECTION 5. CONFIDENTIALITY; PUBLIC STATEMENTS

        5.1. Confidential and Proprietary Information. (a) In addition to the confidential and proprietary information that the Employee heretofore developed, conceived, learned or became aware of as an employee, proprietor, owner, director, officer or stockholder of LogiMetrics (the "Prior Trade Secrets"), the Company and its affiliates may, pursuant to the Employee's employment hereunder, provide to him and confide in him additional confidential and proprietary information (collectively, the "Additional Trade Secrets"), including without limitation: (i) business methods and systems, techniques and methods of operation developed by the Company or its affiliates and which the Employee recognizes to be unique assets of the business of the Company and its affiliates; (ii) any sales prospects, customer lists, products, research or data of any kind; (iii) any information relating to strategic plans, sales costs, profits or the financial condition of the Company, its affiliates or any of their customers or prospective customers, which is not generally known to the public; or (iv) computer programs and software, including without limitation source code, object code and data. All the Prior Trade Secrets and all the Additional Trade Secrets are herein sometimes referred to collectively as "Trade Secrets". The Employee shall not, either during or at any time after the termination of his employment with the Company, directly or indirectly, in any manner utilize or disclose any Trade Secrets to any individual, firm, corporation, company, association or other entity without the prior consent of the Company (unless legally compelled to do so, but subject to the provisions of Section 5.1(b)). The term "Trade Secrets", however, does not include information, knowledge or factual data that: (A) becomes part of the public knowledge or literature other than by reason of any inaction or action of the Employee; or (B) was disclosed to the Employee without restriction by a third party having the right to disclose the same. The Employee further covenants and agrees that he will promptly deliver to the Company all tangible evidence of Trade Secrets, prior to or at the termination of the Employee's employment.

        (b) If the Employee becomes legally compelled (by deposition, interrogatory, request for documents, order, subpoena, civil investigative demand or similar process issued by a court of competent jurisdiction or by a governmental body) to disclose any Intellectual Property (as defined below) of the Company or any of its affiliates, then the Employee will give prompt prior written notice of such requirement to the Company so that the Company or any of its affiliates may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. If such protective order or other remedy is not obtained, and irrespective of whether or not compliance with the provisions hereof is waived, then it is agreed that only that portion of the Intellectual Property of the Company or any of its affiliates, which the Employee is advised in writing by the Employee's counsel is legally required to be disclosed, will be disclosed by the Employee, and reasonable efforts will be made by him to obtain assurance that confidential treatment will be accorded such portion of such Intellectual Property.

        5.2. Trade Secrets

        (a) The Employee agrees that any Trade Secret, invention, improvement, patent, patent application or writing, and any program, method, process, system or novel technique (whether or not capable of being trademarked, copyrighted or patented) (collectively, "Intellectual Property"), conceived, devised, developed, owned or otherwise obtained by him, whether solely or jointly with others, either (i) as an employee, proprietor, owner, officer, director or stockholder of LogiMetrics prior to the date hereof, or (ii) during the Employment Term relating to the business of the Company or any of its Subsidiaries, shall in each and every case be and become the property of the Company. The Employee agrees to give the Company prompt notice of his conception, invention, authorship, development or acquisition of any Intellectual Property and, without additional consideration, to execute such instruments of transfer, assignment, conveyance or confirmation and such other documents, and to do all appropriate lawful acts, as may be requested by the Company to transfer, assign, confirm, and perfect in the Company or its affiliates all legally protectable rights in any Intellectual Property throughout the world.

        (b) The Employee hereby assigns and conveys to and confirms in the Company the entire right, title and interest in and to the Intellectual Property, conceived, devised, developed, owned or otherwise obtained by him, whether solely or jointly with others, as an employee, proprietor, owner, officer, director or stockholder of LogiMetrics or any of its subsidiaries (or any predecessor company) prior to the date hereof (the "Prior Intellectual Property"), or on or after the date hereof and through the end of the Employment Term relating to the business of the Company or any of its Subsidiaries (the "Future Intellectual Property") and every priority right that is or may be predicated upon or arises from any of the Prior Intellectual Property or any of the Future Intellectual Property.

        (c) The Employee, upon the Company's reasonable request and at its expense, but without additional consideration to the Employee, shall execute such instruments of transfer, assignment, conveyance or confirmation and such other documents, and shall do all appropriate lawful acts, as may be requested by the Company to transfer, assign, confirm and perfect in the Company or its affiliates all legally protectable rights in any Intellectual Property, whether Prior Intellectual Property or Future Intellectual Property, throughout the world.

        (d) The Employee represents and warrants that no entity in which the Employee has an equity interest has any right, title or interest in and to the Company's Intellectual Property. Without limiting the rights or remedies of the Company in the event of a breach of the foregoing representation and warranty, the Employee will cause any such entity in which the Employee has an equity interest to execute such instruments of transfer, assignment, conveyance or confirmation and such other documents, and shall do all appropriate lawful acts, as may be requested by the Company to transfer, assign, confirm and perfect in the Company or its affiliates all legally protectable rights in any Intellectual Property, whether Prior Intellectual Property or Future Intellectual Property, throughout the world.

        5.3. Prohibited Public Statements. During the Employment Term, the Employee shall not make any public statement reflecting adversely on the Company, its affiliates or their business prospects, except for such statements which the Employee is required to make by law.

        SECTION 6. NON-COMPETE. In further consideration of the Company's covenants and agreements contained in this Agreement, the Employee agrees to abide by the terms and conditions contained in this Section 6. The Employee further acknowledges the sufficiency and receipt of the consideration given in this Agreement for purposes of enforcing the non-compete provisions contained in this Section 6.

        During the Non-Competition Period (as defined below), Employee will not, and will cause his affiliates not to, directly or indirectly, design, manufacture, market or sell products or provide services which are competitive to those products manufactured and sold by LogiMetrics during the Employment Term or at the end of the Employment Term or those services provided by LogiMetrics to its customers (including improvements or extensions of such products or services) ("Competitive Products and Services").

        During the Non-Competition Period, the Employee will not, and will cause his affiliates not to, directly or indirectly, induce or solicit, or aid or assist any person or entity to induce or solicit, any employees, salespersons, agents, consultants, distributors, representatives, advisors, customers or suppliers of Buyer or the Business to terminate, curtail or otherwise limit their employment by or business relationship with Buyer or the Business.

        As used herein, "Non-Competition Period" shall mean the period beginning on the date hereof and ending on the 180th day following the last day of the Employment Term.

        The parties hereto agree that the provisions of this Section 6 are reasonable. If a court determines, however, that any provision of this Section 6 is unreasonable, either in period of time, geographical area or otherwise, then the parties hereto agree that the provisions of this Section 6 should be interpreted and enforced to the maximum extent which such court deems reasonable.

        SECTION 7. ENTIRE AGREEMENT. This Agreement constitutes the full and complete understanding and agreement of the Employee and the Company respecting the subject matter hereof, and supersedes all prior understandings and agreements, oral or written, express or implied, respecting the Employee's employment with the Company.

        SECTION 8. HEADINGS. The headings of this Agreement are for convenience of reference only and are not to be considered in the interpretation of the terms and conditions of this Agreement.

        SECTION 9. NOTICES. Any notice, consent, approval or other communication required or permitted to be given under this Agreement (each a "Notice") shall be in writing and shall be given by personal delivery, by nationally recognized overnight courier or by registered or certified mail, postage prepaid, addressed as follows:

        If to the Company:

        LogiMetrics, Inc.
        611 Industrial Way West
        Eatontown, New Jersey 07724
        Attention: Chairman of the Board of Directors

  With a copy to:

        L-3 Communications Corporation
        Narda Microwave East Division
        435 Moreland Road
        Hauppauge, NY 11788
        Attention: President

        If to the Employee, at his personal residence, as reflected in the personnel records of the Company.

        Any party may change the persons and addresses to which notices are to be sent by giving a Notice of such change to the other party in the manner provided herein for giving Notices.

        A Notice given hereunder shall be deemed given upon actual receipt or refusal of receipt.

        SECTION 10. WAIVER OF BREACH. No waiver by either party of any condition or of the breach by the other party of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or of the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof.

        SECTION 11. BINDING; NONALIENATION. This Agreement shall inure to the benefit of and be binding on (a) the Company and its successors and assigns, and
(b) the Employee. The Employee shall not pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement. This Agreement and the benefits payable hereunder shall not be assignable by the Employee; provided, however, that nothing in this

Section shall preclude the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or the executors, administrators or other legal representatives of the Employee or his estate from assigning any rights hereunder to which they become entitled, to the person or persons entitled thereto under applicable law.

        SECTION 12. GOVERNING LAW. This Agreement shall be governed in all respects, including as to validity, interpretation and effect by the internal laws of the State of New York without giving effect to the conflict of laws rules thereof.

        SECTION 13. CONTINUATION OF COVENANTS. Those covenants and agreements of the Employee contained in this Agreement that by the terms thereof are intended to continue to operate after termination of the Employee's employment, including without limitation the covenants and agreements in Sections 5 and 6, shall survive termination of the Employee's employment with the Company.

        SECTION 14. INVALIDITY OR UNENFORCEABILITY. If any term or provision of this Agreement is held to be invalid or unenforceable, for any reason, then such invalidity or unenforceability shall not affect any other term or provision hereof and this Agreement shall continue in full force and effect as if such invalid or unenforceable term or provision (to the extent of the invalidity or unenforceability) had not been contained herein.

        SECTION 15. COUNTERPARTS. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        SECTION 16. AMENDMENTS. No provision of this Agreement may be amended, waived or discharged unless such waiver, amendment or discharge is agreed to in writing and signed by the parties.

        SECTION 17. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                                LOGIMETRICS, INC.


                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:


                                                -------------------------------
                                                NORMAN M. PHIPPS

                              EMPLOYMENT AGREEMENT

        This Employment Agreement dated as of July 10, 2000 (this "Agreement"), between LOGIMETRICS, INC., a Delaware corporation (the "Company"), and CHARLES
S. BRAND (the "Employee").

                                    RECITALS

        WHEREAS, that in connection with the purchase by L-3 Communications Corporation ("L-3") of an equity interest in the Company, the Company and the Employee desire to terminate the employment agreement, dated April 25, 1997 (the "Existing Agreement"), by and between the Company and the Employee, and enter into a new agreement for the Employee's services providing for all terms and conditions of the Employee's continued employment;

        WHEREAS, the covenant not to compete set forth in Section 6 is necessary to protect the Company's legitimate business interests; and

        WHEREAS, the Company desires to continue the employment of the Employee with the Company on the terms and conditions hereof, and the obligations of the Company and L-3 to effect the closing under the Purchase Agreement, dated July 10, 2000 (the "Purchase Agreement"), between the Company and the Employee, were conditioned upon the Employee's agreement to be employed by the Company pursuant to the terms and conditions of this Agreement (including Section 6), and the Employee desires to be so employed by the Company;

        NOW THEREFORE, the Company and the Employee, in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound, hereby agree as follows:

     SECTION 1. EMPLOYMENT GENERALLY

        1.1. Employment. The Company hereby offers the Employee employment, and the Employee hereby accepts such offer of employment and agrees to perform his duties and responsibilities hereunder, in accordance with the terms and conditions hereinafter set forth.

        1.2. Position and Duties. During the Employment Term (as defined in
Section 2),
the Employee shall serve on a full-time basis and devote his entire working time, attention and energy exclusively to the Company as Senior Vice President--Technology. The Employee shall report to the individual acting as or appointed as the President of the Company. The Employee will perform such executive, managerial and administrative duties as determined by the President of the Company, will use his best efforts to promote the interests of the Company, and will comply with all lawful directives, policies, procedures and directions as may from time to time be given or determined by the Company.

        1.3. Outside Activities. The Employee shall not engage in any activity or investment if such activity or investment interferes with the performance of his duties hereunder. Notwithstanding the foregoing, the Employee may engage in charitable, educational, civic and similar activities and continue to be a member of boards of directors of other businesses and charitable organizations, and become a member of boards of directors of other businesses and charitable organizations, subject to approval by the Board of Directors of the Company, to the extent that such activities do not adversely affect the performance of his duties hereunder.

        1.4. Other Agreements Superseded. This Employment Agreement supersedes and replaces all prior agreements and understandings (including the Existing Agreement) between the Company and the Employee, whether written or oral, relating to the subject matter hereof, and all such prior agreements and understandings shall be null and void and without further effect as of the date hereof.

     SECTION 2. EMPLOYMENT TERM. Subject to the provisions of Section 4, the term of this Agreement shall be for a period commencing on the date hereof and ending on the earlier of (a) the second anniversary of the date hereof and (b) termination of the Employee's employment pursuant to this Agreement (the "Employment Term").

     SECTION 3. COMPENSATION.

        3.1. Base Salary. The Company agrees to pay, and the Employee agrees to accept, as base compensation for all services to be rendered by the Employee hereunder (including any services as an officer, director, employee or member of any committee of the Company or any of its affiliates), the sum of $210,000 per year (less appropriate deductions) (the "Base Salary"). The Base Salary shall be payable in accordance with the ordinary payroll practices of the Company. During the Employment Term, the Company shall, in good faith, review the Base Salary in accordance with the Company's customary procedures and practices regarding the salaries of similarly situated employees and may, if determined by the Company to be appropriate, increase the Base Salary following such review (it being understood and agreed by the Employee that the Company shall not be obligated to increase the Base Salary), and "Base Salary" for all purposes herein shall be deemed to be a reference to such higher amount.

        3.2. Additional Employee Benefits. Initially, the Employee shall receive such employee benefits that are provided generally to the Company's employees as of the date of the Purchase Agreement (collectively, the "LogiMetrics Benefits"). After the date hereof, any of the LogiMetrics Benefits may be amended, supplemented, terminated or modified from time to time by the Company, so long as the Company provides the Employee with employee benefits similar to those provided to other comparably situated Company employees.

        3.3. Withholding. All payments due to the Employee hereunder shall be subject to all applicable taxes required to be withheld by the Company pursuant to federal, state or local law. The Employee shall be solely responsible for income and earnings taxes imposed on the Employee by reason of any cash or non-cash compensation and benefits provided hereunder.

        3.4 Annual Bonus. The Employee shall be entitled to participate in any cash bonus plan or arrangement in which key employees of the Company are entitled to participate now or during the Employment Term. Any amount payable to the Employee pursuant to any such cash bonus plan or arrangement shall be determined by the Board of Directors of the Company or the Compensation Committee thereof, in its sole discretion.

        3.5 Deferred Payments. Not later than the date hereof, the Company shall pay to the Employee the sum of $217,000 in full payment of (a) unpaid salary previously deferred by the Employee, and (b) certain expense reimbursements previously deferred by the Employee.

        3.6 Term Life Insurance. The Company shall reimburse the Employee up to $2,000 in any calendar year for premiums paid by the Employee to maintain a term insurance policy insuring the life of the Employee in the face amount of $1,000,000.

        3.7 Vacation. The Employee shall be entitled to four weeks of vacation in each calendar year during the Employment Term and shall be entitled to carry over all, part or none of such vacation in accordance with any vacation policy maintained by the Company for senior executives.

        3.8 Expense Reimbursement. The Company shall pay or reimburse the Employee for all reasonable travel or other expenses incurred by the Employee in connection with the performance of his duties and obligations under this Agreement, subject to the Employee's presentation of appropriate vouchers and/or receipts in accordance with such procedures as the Company may from time to time establish for senior officers and to preserve any deductions for Federal income taxation purposes to which the Company may be entitled.

     SECTION 4. TERMINATION.

        4.1. Termination Events. The Employee's employment with the Company and the Employment Term shall terminate upon the earliest occurrence of any of the following events:

        (a) The death or resignation of the Employee.

        (b) The termination of the Employee's employment by the Company for Cause (as defined in Section 4.3(a)).

        (c) The termination of the Employee's employment by the Company for Employee Disability.

        (d) The termination of the Employee's employment by the Employee for Good Reason.

        (e) The termination of the Employee's employment other than pursuant to clauses (a), (b), (c) or (d) above.

        4.2. Effect of Termination.

        (a) If the Employee's employment with the Company is terminated pursuant to Section 4.1(a), 4.1(b) or 4.1(c), then the Company shall pay the Employee (or his estate in the event of his death) any portion of the Base Salary accrued hereunder on or prior to the date of termination but not paid. The Employee shall not be entitled to any other payments hereunder.

        (b) If the Employee's employment with the Company is terminated pursuant to Section 4.1(d) or 4.1(e), the Employee shall continue to be paid his Base Salary in accordance with the Company's usual payroll practices until the later to occur of (i) the second anniversary of the date hereof and (ii) 12 months after the end of the Employment Term (the "Severance Period").

        4.3. Definitions.

        (a) As used herein, the term "Cause" shall mean: (i) gross neglect of or willful and continuing refusal by the Employee to substantially perform his duties hereunder (other than due to death or Disability); (ii) any breach of the provisions of Section 5 or Section 6 by the Employee; (iii) willfully engaging in conduct that is demonstrably injurious to the Company or the Company's subsidiaries or affiliates by the Employee; and/or (iv) conviction of, or plea of nolo contendere, by Employee to (A) any felony, or (B) a misdemeanor involving moral turpitude.

        Termination of the Employee pursuant to Section 4.1(b) shall be made by delivery to the Employee of written notice, given at least five days prior to such termination, from the Board of Directors of the Company (the "Board") specifying the particulars of the conduct by the Employee set forth in any of clauses (i) through (iv) above. Termination shall be effected by a majority vote of the Board at a meeting at which the Employee shall have had the opportunity (along with counsel) to be heard, unless, within five days after receiving such notice, the Employee shall have cured Cause to the reasonable satisfaction of the Board; provided, however, that no cure shall be possible if termination for Cause is made pursuant to clause (ii) or (iv) above. As long as the Employee is on the Board, he shall reasonably cooperate to cause a valid Board meeting to occur.

        (b) As used herein, the term "Disability" shall mean the Employee's absence from the full-time performance of the Employee's duties pursuant to a reasonable determination made in accordance with the Company's then existing disability plan that the Employee is disabled as a result of incapacity due to physical or mental illness that lasts, or is reasonably expected to last, for at least six months.

        (c) As used herein, the term "Good Reason" means (i) any reduction by the Company in Employee's Base Salary, (ii) any material adverse change in the reporting lines described in Section 1.2, (iii) any material diminution or material adverse change in the

Employee's titles, duties or responsibilities, unless due to a promotion or increased responsibility of the Employee, or (iv) the relocation of the Company's executive offices more than 50 miles outside Eatontown, New Jersey or Bohemia, New York without the Employee's prior written consent.

        4.4. Other Consequences of Termination.

        (a) In the event of the termination of the Employment Term, for whatever reason, the Employee agrees to cooperate with the Company and to be reasonably available to the Company with respect to continuing and/or future matters arising out of the Employee's employment or any other relationship with the Company or its affiliates, whether such matters are business-related, legal or otherwise. The Company agrees to reimburse the Employee for the Employee's reasonable out-of-pocket expenses incurred in complying with the terms of this
Section 4.4(a) upon delivery by the Employee to the Company of valid receipts for such expenses.

        (b) Subject to the other provisions of this Agreement and the terms of any benefit plan or arrangement in which the Employee participates, the payments upon termination pursuant to this Section 4 shall constitute the exclusive payments due the Employee upon termination under this Agreement. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise.

        (c) Upon the termination of the Employment Term for any reason, the Employee or his estate shall surrender to the Company all correspondence, letters, files, contracts, mailing lists, customer lists, advertising materials, ledgers, supplies, equipment, checks, and all other materials and records of any kind that are the property of the Company or any of its subsidiaries or affiliates, that may be in the Employee's possession or under his control, including all copies of any of the foregoing.

        (d) The provisions of this Section 4 and of Sections 5 and 6 shall survive the expiration or earlier termination of the Employment Term and this Agreement.

     SECTION 5. CONFIDENTIALITY; PUBLIC STATEMENTS

        5.1. Confidential and Proprietary Information. (a) In addition to the confidential and proprietary information that the Employee heretofore developed, conceived, learned or became aware of as an employee, proprietor, owner, director, officer or stockholder of LogiMetrics (the "Prior Trade Secrets"), the Company and its affiliates may, pursuant to the Employee's employment hereunder, provide to him and confide in him additional confidential and proprietary information (collectively, the "Additional Trade Secrets"), including without limitation:
(i) business methods and systems, techniques and methods of operation developed by the Company or its affiliates and which the Employee recognizes to be unique assets of the business of the Company and its affiliates; (ii) any sales prospects, customer lists, products, research or data of any kind; (iii) any information relating to strategic plans, sales costs, profits or the financial condition of the Company, its affiliates or any of their customers or prospective customers, which is not generally known to the public; or (iv) computer programs and software, including without limitation source code, object code and data. All the Prior Trade Secrets and all the Additional Trade Secrets are herein sometimes referred to collectively as "Trade Secrets". The Employee shall not, either during or at any time after the termination of his employment with the Company, directly or indirectly, in any manner utilize or disclose any Trade Secrets to any individual, firm, corporation, company, association or other entity without the prior consent of the Company (unless legally compelled to do so, but subject to the provisions of Section 5.1(b)). The term "Trade Secrets", however, does not include information, knowledge or factual data that:
(A) becomes part of the public knowledge or literature other than by reason of any inaction or action of the Employee; or (B) was disclosed to the Employee without restriction by a third party having the right to disclose the same. The Employee further covenants and agrees that he will promptly deliver to the Company all tangible evidence of Trade Secrets, prior to or at the termination of the Employee's employment.

        (b) If the Employee becomes legally compelled (by deposition, interrogatory, request for documents, order, subpoena, civil investigative demand or similar process issued by a court of competent jurisdiction or by a governmental body) to disclose any Intellectual Property (as defined below) of the Company or any of its affiliates, then the Employee will give prompt prior written notice of such requirement to the Company so that the Company or any of its affiliates may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. If such protective order or other remedy is not obtained, and irrespective of whether or not compliance with the provisions hereof is waived, then it is agreed that only that portion of the Intellectual Property of the Company or any of its affiliates, which the Employee is advised in writing by the Employee's counsel is legally required to be disclosed, will be disclosed by the Employee, and reasonable efforts will be made by him to obtain assurance that confidential treatment will be accorded such portion of such Intellectual Property.

        5.2. Trade Secrets

        (a) The Employee agrees that any Trade Secret, invention, improvement, patent, patent application or writing, and any program, method, process, system or novel technique (whether or not capable of being trademarked, copyrighted or patented) (collectively, "Intellectual Property"), conceived, devised, developed, owned or otherwise obtained by him, whether solely or jointly with others, either (i) as an employee, proprietor, owner, officer, director or stockholder of LogiMetrics prior to the date hereof, or (ii) during the Employment Term relating to the business of the Company or any of its Subsidiaries, shall in each and every case be and become the property of the Company. The Employee agrees to give the Company prompt notice of his conception, invention, authorship, development or acquisition of any Intellectual Property and, without additional consideration, to execute such instruments of transfer, assignment, conveyance or confirmation and such other documents, and to do all appropriate lawful acts, as may be requested by the Company to transfer, assign, confirm, and perfect in the Company or its affiliates all legally protectable rights in any Intellectual Property throughout the world.

        (b) The Employee hereby assigns and conveys to and confirms in the Company the entire right, title and interest in and to the Intellectual Property, conceived, devised, developed, owned or otherwise obtained by him, whether solely or jointly with others, as an employee, proprietor, owner, officer, director or stockholder of LogiMetrics or any of its subsidiaries (or any predecessor company) prior to the date hereof (the "Prior Intellectual Property"), or on or after the date hereof and through the end of the Employment Term relating to the business of the Company or any of its Subsidiaries (the "Future Intellectual Property"), and every priority right that is or may be predicated upon or arises from any of the Prior Intellectual Property or any of the Future Intellectual Property.

        (c) The Employee, upon the Company's reasonable request and at its expense, but without additional consideration to the Employee, shall execute such instruments of transfer, assignment, conveyance or confirmation and such other documents, and shall do all appropriate lawful acts, as may be requested by the Company to transfer, assign, confirm and perfect in the Company or its affiliates all legally protectable rights in any Intellectual Property, whether Prior Intellectual Property or Future Intellectual Property, throughout the world.

        (d) The Employee represents and warrants that no entity in which the Employee has an equity interest has any right, title or interest in and to the Company's Intellectual Property. Without limiting the rights or remedies of the Company in the event of a breach of the foregoing representation and warranty, the Employee will cause any such entity in which the Employee has an equity interest to execute such instruments of transfer, assignment, conveyance or confirmation and such other documents, and shall do all appropriate lawful acts, as may be requested by the Company to transfer, assign, confirm and perfect in the Company or its affiliates all legally protectable rights in any Intellectual Property, whether Prior Intellectual Property or Future Intellectual Property, throughout the world.

        5.3. Prohibited Public Statements. During the Employment Term, the Employee shall not make any public statement reflecting adversely on the Company, its affiliates or their business prospects, except for such statements which the Employee is required to make by law.

     SECTION 6. NON-COMPETE. In further consideration of the Company's covenants and agreements contained in this Agreement, the Employee agrees to abide by the terms and conditions contained in this Section 6. The Employee further acknowledges the sufficiency and receipt of the consideration given in this Agreement for purposes of enforcing the non-compete provisions contained in this Section 6.

        During the Non-Competition Period (as defined below), Employee will not, and will cause his affiliates not to, directly or indirectly, design, manufacture, market or sell products or provide services which are competitive to those products manufactured and sold by LogiMetrics during the Employment Term or at the end of the Employment Term or those services provided by LogiMetrics to its customers (including improvements or extensions of such products or services) ("Competitive Products and Services").

        During the Non-Competition Period, the Employee will not, and will cause his affiliates not to, directly or indirectly, induce or solicit, or aid or assist any person or entity to induce or solicit, any employees, salespersons, agents, consultants, distributors, representatives, advisors, customers or suppliers of Buyer or the Business to terminate, curtail or otherwise limit their employment by or business relationship with Buyer or the Business.

        As used herein, "Non-Competition Period" shall mean the period beginning on the date hereof and ending on the first anniversary of the last day of the Employment Term.

        The parties hereto agree that the provisions of this Section 6 are reasonable. If a court determines, however, that any provision of this Section 6 is unreasonable, either in period of time, geographical area or otherwise, then the parties hereto agree that the provisions of this Section 6 should be interpreted and enforced to the maximum extent which such court deems reasonable.

     SECTION 7. ENTIRE AGREEMENT. This Agreement constitutes the full and complete understanding and agreement of the Employee and the Company respecting the subject matter hereof, and supersedes all prior understandings and agreements, oral or written, express or implied, respecting the Employee's employment with the Company.

     SECTION 8. HEADINGS. The headings of this Agreement are for convenience of reference only and are not to be considered in the interpretation of the terms and conditions of this Agreement.

     SECTION 9. NOTICES. Any notice, consent, approval or other communication required or permitted to be given under this Agreement (each a "Notice") shall be in writing and shall be given by personal delivery, by nationally recognized overnight courier or by registered or certified mail, postage prepaid, addressed as follows:

        If to the Company:

               LogiMetrics, Inc.
               611 Industrial Way West
               Eatontown, New Jersey 07724
               Attention: Chairman of the Board of Directors

With a copy to:
               L-3 Communications Corporation
               Narda Microwave East Division
               435 Moreland Road

               Hauppauge, NY 11788

              Attention: President

        If to the Employee, at his personal residence, as reflected in the personnel records of the Company.

        Any party may change the persons and addresses to which notices are to be sent by giving a Notice of such change to the other party in the manner provided herein for giving Notices.

        A Notice given hereunder shall be deemed given upon actual receipt or refusal of receipt.

     SECTION 10. WAIVER OF BREACH. No waiver by either party of any condition or of the breach by the other party of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or of the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof.

     SECTION 11. BINDING; NONALIENATION. This Agreement shall inure to the benefit of and be binding on (a) the Company and its successors and assigns, and
(b) the Employee. The Employee shall not pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement. This Agreement and the benefits payable hereunder shall not be assignable by the Employee; provided, however, that nothing in this Section shall preclude the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or the executors, administrators or other legal representatives of the Employee or his estate from assigning any rights hereunder to which they become entitled, to the person or persons entitled thereto under applicable law.

     SECTION 12. GOVERNING LAW. This Agreement shall be governed in all respects, including as to validity, interpretation and effect by the internal laws of the State of New York without giving effect to the conflict of laws rules thereof.

     SECTION 13. CONTINUATION OF COVENANTS. Those covenants and agreements of the Employee contained in this Agreement that by the terms thereof are intended to continue to operate after termination of the Employee's employment, including without limitation the covenants and agreements in Sections 5 and 6, shall survive termination of the Employee's employment with the Company.

     SECTION 14. INVALIDITY OR UNENFORCEABILITY. If any term or provision of this Agreement is held to be invalid or unenforceable, for any reason, then such invalidity or unenforceability shall not affect any other term or provision hereof and this Agreement shall continue in full force and effect as if such invalid or unenforceable term or provision (to the extent of the invalidity or unenforceability) had not been contained herein.

     SECTION 15. COUNTERPARTS. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     SECTION 16. AMENDMENTS. No provision of this Agreement may be amended, waived or discharged unless such waiver, amendment or discharge is agreed to in writing and signed by the parties.

     SECTION 17. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                     LOGIMETRICS, INC.


                                     By:
                                        ----------------------------
                                        Name:
                                        Title:


                                     -------------------------------
                                     CHARLES S. BRAND

                                SCHEDULE 1.2(a)

                           EXISTING HOLDER SECURITIES

LogiMetrics, Inc.
Schedule 1.2(a)
As of 7/10/00

Existing Holders (1)

                                                 Common  Series A P/S     Class A     Class B     Class C  Warrants   Warrants
Name                                         Stock Held    Conversion  Debentures  Debentures  Debentures  Series B   Series C
                                             ----------  ------------  ----------  ----------  ----------  --------   --------
Charles S. Brand                              4,367,800             0           0           0   2,639,010         0          0
LFH LLC (2)                                  10,000,000
Norman M. Phipps                                940,251        23,585           0           0           0         0          0
Mark B. Fisher                                  180,000             0     413,780           0           0   520,000          0
Phineas Broadband Systems, L.P. (3)
MBF Broadband Systems, Inc. (3)                                           827,572
MBF Capital Corp. (1)
Cerberus Partners, L.P.                               0             0           0   4,095,437           0         0  2,542,380
Gregory Manocherian                             182,170        47,170           0           0           0         0          0
Kabuki Partners ADP, GP (4)                     135,000                   165,515                 234,901
Whitehall Properties, L.L.C. (4)                466,500                   801,467                 811,713
Pamela Equities Corp. (4)                       763,500                 1,602,938               1,328,494
Gerald B. Cramer                                590,372             0   1,602,938                 960,472         0          0
A.C. Israel Enterprises, Inc.                   590,372             0   1,602,938                 960,472         0          0
CRM Partners, L.P.                              317,471             0   1,276,894                       0         0          0
CRM 1997 Enterprise Fund, LLC                   342,000             0   1,480,310                       0         0
CRM 1998 Enterprise Fund, LLC                   593,972             0           0               2,612,486         0          0
CRM Retirement Partners, LP                     211,941             0     709,385                       0         0          0
CRM Madison Partners, LP                        188,471             0     709,385                       0         0          0
L.A.D. Equity Partners, LP                            0             0     496,116                       0         0          0
Steve Dinetz                                     65,508                         0                 288,132
CRM-EFO Partners, LP                            167,710             0     400,733                 240,118         0          0
CRM U.S. Value Fund, Ltd.                        57,000             0     240,437                       0         0          0
Eurycleia Partners, L.P.                                                  164,642                       0
Richard S. Fuld, Jr.                             32,756             0     240,437                 144,074                    0
Cramer Rosenthal McGlynn, LLC  and as agent           0             0   1,414,424                       0         0          0
CRM, Inc., as agent                                                     1,250,000
McGlynn Family Partnership L.P.                  57,836             0     160,296                  96,044         0          0
Edward J. Rosenthal Keogh                        57,836             0     160,296                  96,044         0          0
Fred M. Filoon                                   57,836             0     160,296                  96,044         0          0
Eugene A. Trainor III                            28,920             0      80,148                  48,030         0          0

                                               Warrants  Warrants   Warrants   Warrants  Warrants    ISO's    Non-
Name                                           Series E  Series F   Series G   Series H  Series I   Vested   Quals     Totals
                                               --------  --------   --------   --------  --------   ------   -----     ------
Charles S. Brand                                      0         0          0          0         0   20,000        0   7,026,810
LFH LLC (2)                                                                                                          10,000,000
Norman M. Phipps                                296,042   134,906          0          0         0  415,000  410,000   2,219,784
Mark B. Fisher                                        0         0                                   20,000  170,000   1,303,780
Phineas Broadband Systems, L.P. (3)                                  500,000  1,000,000   500,000                     2,000,000
MBF Broadband Systems, Inc. (3)                                      483,872     25,886    12,943                     1,350,273
MBF Capital Corp. (1)                                                381,350                                            381,350
Cerberus Partners, L.P.                               0         0          0          0         0        0        0   6,637,817
Gregory Manocherian                                   0         0                     0         0        0        0     229,340
Kabuki Partners ADP, GP (4)                                           96,775      5,177     2,589                       639,957
Whitehall Properties, L.L.C. (4)                                     500,493     25,886    12,943                     2,619,002
Pamela Equities Corp. (4)                                          1,000,988     51,772    25,886                     4,773,578
Gerald B. Cramer                                      0         0    967,742     51,772    25,886        0        0   4,199,183
A.C. Israel Enterprises, Inc.                         0         0    967,742     51,772    25,886        0        0   4,199,183
CRM Partners, L.P.                                    0         0    758,245     40,565    20,282        0        0   2,413,457
CRM 1997 Enterprise Fund, LLC                         0         0    923,930     49,428    24,713        0        0   2,820,381
CRM 1998 Enterprise Fund, LLC                         0         0          0          0         0        0        0   3,206,458
CRM Retirement Partners, LP                           0         0    421,248     22,536    11,268        0        0   1,376,378
CRM Madison Partners, LP                              0         0    421,248     22,536    11,268        0        0   1,352,908
L.A.D. Equity Partners, LP                            0         0    299,231     16,008     8,004        0        0     819,359
Steve Dinetz                                                                                                            353,640
CRM-EFO Partners, LP                                  0         0    241,936     12,943     6,471        0        0   1,069,911
CRM U.S. Value Fund, Ltd.                             0         0    145,161      7,766     3,883        0        0     454,247
Eurycleia Partners, L.P.                                              96,264      5,150     2,575                       268,631
Richard S. Fuld, Jr.                                  0         0    145,161      7,766     3,883                       574,077
Cramer Rosenthal McGlynn, LLC  and as agent           0         0    659,905     18,249     9,126                 0   2,101,704
CRM, Inc., as agent                                                                                                   1,250,000
McGlynn Family Partnership L.P.                       0         0     96,774      5,177     2,589        0        0     418,716
Edward J. Rosenthal Keogh                             0         0     96,774      5,177     2,589        0        0     418,716
Fred M. Filoon                                        0         0     96,774      5,177     2,589        0        0     418,716
Eugene A. Trainor III                                 0         0     48,387      2,589     1,294        0        0     209,368

Notes:

(1) PIK calculated up to and including July 10, 2000.

(2) Mr. Brand is the sole officer and director of LFH LLC. Accordingly, Mr. Brand is deemed to be the beneficial owner of all shares of Common Stock beneficially owned by the above named entity.

(3) Mr. Fisher is the sole officer, director and shareholder of MBF Capital Corporation and MBF Broadband Systems, Inc., the general partner of both MBF Broadband Systems, Inc., and Phineas Broadband Systems, L.P. Accordingly, Mr. Fisher is deemed to be the beneficial owner of all shares of Common Stock beneficially owned by the above named entities.

(4) Mr. Manocherian is the controlling general partner of Kabuki Partners ADP, GP, a member of Whitehall Properties LLC, and an officer of Pamela Equities Corp. Accordingly, Mr. Manocherian may be deemed to be the beneficial owner of all shares of Common Stock beneficially owned by the above named entities.

See footnotes on Attachment 2.5(b) also.

                                  Schedule 5.1

                               CRM Related Persons

Cramer Rosenthal McGlynn, LLC

Edward J. Rosenthal, Keogh

CRM 1997 Enterprise Fund, LLC

CRM 1998 Enterprise Fund, LLC

CRM Partners, L.P.

CRM Retirement Partners, L.P.

CRM Madison Partners, L.P.

CRM U.S. Value Fund, LTD.

CRM-EFO Partners, L.P.

McGlynn Family Partnership L.P.

Gerald B. Cramer

Fred M. Filoon

                                                                      EXHIBIT G

                [Letterhead of WHITMAN BREED ABOTT & MORGAN LLP]

                                 212-351-3000

                                                              July 10, 2000

LogiMetrics, Inc.
50 Orville Drive
Bohemia, NY  11716

         Re: LogiMetrics, Inc.

Ladies and Gentlemen:

         We have acted as special counsel to L-3 Communications Corporation, a Delaware corporation ("L-3"). This opinion is being delivered pursuant to
Section 6.2(h) of the Purchase Agreement, dated July 10, 2000 (the "Agreement"), between L-3 and LogiMetrics, Inc., a Delaware corporation ("LogiMetrics"). All capitalized terms used herein and not defined herein shall have the respective meanings ascribed to them in the Agreement.

         The Agreement provides, among other things, for the issuance and sale by LogiMetrics to L-3 of the Purchaser Shares at the Closing, as well as the issuance and sale of additional shares of the Common Stock of LogiMetrics after the Closing, as described more particularly in the Agreement.

         We have examined (i) the Agreement, (ii) the Secured Promissory Note, dated the date hereof (the "Secured Promissory Note"), (iii) the Stock Pledge Agreement, dated the date hereof (the "Stock Pledge Agreement"), and (iv) the originals or certified, photostatic or facsimile copies of such records and other documents as we have deemed relevant and necessary as the basis of the opinions set forth below. The Agreement, the Secured Promissory Note and the Stock Pledge Agreement are herein sometimes referred to collectively as the "Transaction Documents".

         In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

         As to various questions of fact material to the opinions rendered herein, we have relied upon the representations and warranties in the documents examined by us and upon certificates and oral statements and other information of public officers and officers of L-3. We have assumed the due execution and delivery, pursuant to due authorization, of the documents that we have examined by each party thereto (including L-3), that each such party (including L-3) has the full power, authority and legal right to enter into and perform its obligations under each such document to which it is a party, that each such document constitutes the valid and legally binding obligation of each party (other than, in the case of the Transaction Documents, L-3), enforceable against such party in accordance with its terms, and that all necessary consents, approvals, authorizations, registrations, declarations and filings (governmental or otherwise) and all other conditions precedent with respect to the legal and valid execution and delivery of, and performance under, the documents that we have examined by each party thereto (including L-3, except to the extent set forth below in Paragraph No. 1) have been made or satisfied or have occurred and are in full force and effect.

         The phrase "to our knowledge" (or words of similar import) is limited to the actual knowledge, without independent inquiry, of the lawyers presently at our firm who have performed substantive legal services in connection with the issuance of this opinion. No other inference as to our knowledge should be drawn from our representation of L-3.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         1. To our knowledge, neither the execution and delivery by L-3 of any of the Transaction Documents nor the performance by L-3 of its obligations thereunder requires any consent, approval or authorization of, or any registration, declaration or filing with, (a) the Secretary of State of the State of Delaware under the General Corporation Law of the State of Delaware (the "DGCL"), or (b) the State of New York or the United States of America or any of their respective agencies, other than (i) as have been obtained or made, and (ii) those required under or pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1977, as amended, or applicable Federal or state securities laws, in each case as to which no opinion is expressed.

         2. The Transaction Documents constitute legal, valid and binding obligations of L-3, enforceable in accordance with their respective terms.

         The opinions set forth above are subject to the qualification that we express no opinion as to the validity, binding effect or enforceability of any provision of any of the Transaction Documents related to (1) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (2) choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a Federal district court sitting in the State of New York in each case, applying the choice of law principles of the State of New York.

         Without limitation, we express no opinion as to the availability of specific performance, injunctive relief or other equitable relief as a remedy for noncompliance with any of the terms of the Transaction Documents.

         Our opinions are subject to the qualification that indemnification provisions in any of the Transaction Documents may be unenforceable to the extent that such indemnification may be held to be in violation of or against public policy, including, without limitation, limitations under certain circumstances on enforceability of provisions indemnifying a party against loss attributable to or liability for its own negligent acts.

         In rendering this opinion, we have not performed any investigation or review of or examined any records of any court, regulatory body, administrative agency or other governmental body with regard to the existence of any actions, suits, proceedings, inquiries or investigations.

         Our opinions set forth in paragraph 1 above are based upon and limited to a review of those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.

         We express no opinion as to (x) any provision of the Transaction Documents requiring written amendments or waivers of such document insofar as it suggests that oral or other modifications, amendments or waivers could not effectively be agreed upon by the parties, (y) the perfection or priority of any lien, security interest or other Encumbrance, or (z) any provision of the Transaction Documents providing for (or purporting to provide for) liquidated damages, including Sections 1.1 and 1.4 of the Agreement.

         Our opinions are subject to the effect of bankruptcy, insolvency, reorganization, fraudulent or preferential transfer, fraudulent conveyance, moratorium or similar laws from time to time in effect affecting creditors' rights generally and subject to the effect of general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing, reasonableness, equitable defenses and limits as to the availability of equitable defenses), whether applied by a court of law or equity.

         The foregoing opinions are based upon and are limited to the Federal laws of the United States, the laws of the State of New York and the DGCL. We are members of the Bar of the State of New York. We are not admitted to practice in the State of Delaware. We render no opinion with respect to the laws of any other jurisdiction. We render no opinion with respect to (i) laws, rules or regulations relating to export licensing, (ii) the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (iii) any provision contained in the Transaction Documents purporting to waive or having the effect of waiving the right to trial by jury or any other rights under the constitution or laws of the United States of America or any state. The opinions expressed herein are subject to the effect of judicial decisions that may permit the introduction of parol evidence to modify the terms of the interpretation of agreements. Our opinions are based upon, and limited to, laws and regulations as in effect on the date hereof and our knowledge of the facts relevant to such opinion as of the date of this letter. We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof. Our opinions are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

         The opinions expressed herein are solely for the benefit of LogiMetrics in connection with the Transaction Documents and may not be relied on in any manner or for any purpose by any other Person and may not be quoted in whole or in part without our prior written consent.


                                      Very truly yours,

                                                                      EXHIBIT H


                         L-3 COMMUNICATIONS CORPORATION
                                600 Third Avenue
                               New York, NY 10016

                                                  July 10, 2000
LogiMetrics, Inc.
50 Orville Drive
Bohemia, New York 11716

                    Re:  LogiMetrics, Inc.


Ladies and Gentlemen:

         I am the General Counsel of L-3 Communications Corporation ("L-3"), a Delaware corporation. This opinion is being delivered pursuant to Section 6.2(h) of the Purchase Agreement dated as of July 10, 2000 (the "Agreement"), between LogiMetrics, Inc., a Delaware corporation ("LogiMetrics"), L-3 and the other parties thereto. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Agreement.

         I have examined (a) the Agreement, (b) the Secured Promissory Note dated the date hereof (the "Promissory Note"), (c) the Stock Pledge Agreement dated the date hereof (the "Stock Pledge Agreement"), and (d) the originals or certified, photostatic or facsimile copies of such records and other documents as we have deemed relevant and necessary as the basis of the opinion set forth below. The Agreement, the Promissory Note and the Stock Pledge Agreement are herein sometimes referred to as the "Transaction Documents".

         In rendering my opinions set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signature and the conformity to authentic originals of all documents submitted to me as copies. I also have assumed, with respect to all parties to agreements or instruments relevant hereto other than L-3, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), and have been executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

         In all such examinations, I have assumed the legal capacity of all natural persons executing documents (other than the capacity of officers of L-3 executing documents in such capacity), the genuineness of all signatures on original or certified copies (other than those of such officers of L-3) and the conformity to original or certified documents of all copies submitted to me as conformed or reproduction copies.

         As to various questions of fact relevant to the opinion expressed herein, I have relied upon, and assumed the accuracy of, the representations and warranties contained in the

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Agreement and certificates and oral or written statements and other information of or from public officials, officers or other representatives of L-3 and other persons and assume compliance on the part of all parties to the Agreement their covenants and agreements contained therein.

         To the extent it may be relevant to the opinions expressed herein, I have assumed the due execution and delivery, pursuant to due authorization, of the documents that I have examined, by each party thereto other than L-3, that each such other party has the full power, authority and legal right to enter into and perform its obligations under each such document to which it is a party, that each such document constitutes the legal, valid and binding obligation of each such other party, enforceable against such party in accordance with its terms, and that all necessary consents, approvals, authorizations, registrations, declarations and filings (governmental or otherwise) have been made by each party thereto other than L-3 and are in full force and effect.

         Whenever my opinion is stated to be "to my knowledge", or "known to me" (or words of similar import), that phrase shall mean that I have no actual knowledge of the inaccuracy of such statement; however, except as expressly indicated, I have not undertaken any independent investigation to determine the accuracy of such statement and no inference should be drawn that I have any such knowledge solely from my position with L-3.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that:

         1. L-3 is duly incorporated, validly existing and in good standing under the General Corporation Law of the State of Delaware (the "DGCL") and has all requisite corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as now being conducted.

         2. L-3 has the requisite corporate power and authority to enter into the Transaction Documents and to carry out its obligations thereunder. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate action of L-3.

         3. The Transaction Documents have been duly executed and delivered by L-3.

         4. The execution, delivery and performance of the Transaction Documents by L-3 will not: (a) contravene any provision of the certificate of incorporation or by-laws of L-3; (b) to my knowledge, violate any statute, ordinance, rule, regulation, order, judgment or decree of any court or of any governmental or regulatory body, agency or authority specifically binding on L-3 or by which any of its properties or assets is bound; or (c) to my knowledge, result in a violation or breach by L-3 of, or constitute a default by L-3 under, any of the provisions of any agreement or other instrument to which L3 is a party, or by which it or any of its properties or assets specifically is bound, except, in the case of clauses (b) and (c), for such violations, breaches or defaults that would not have a material adverse effect on L-3.

         The foregoing opinions are based upon and are limited to the laws of the State of New York and the DGCL. I am admitted to practice law in the State of New York. I am not admitted to practice law in the State of Delaware. I render no opinion with respect to the laws of any other jurisdiction. My opinions are based upon, and limited to, laws and regulations as in effect

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on the date hereof and my knowledge of the facts relevant to such opinions as of the date of this letter. I assume no obligation to supplement this letter if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof. My opinions are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

         The opinions expressed herein are solely for the benefit of LogiMetrics in connection with the Transaction Documents and may not be relied on in any manner or for any purpose by any other Person and may not be quoted in whole or in part without my prior written consent.


                                             Very truly yours,


                                             Christopher C. Cambria



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